EXHIBIT 10.1

Deed of Trust

Section	Subject	Page
Deed of Trust
1	Introduction, Definitions and Interpretation	3
2	Issuance of Bonds; Terms of Issue; Equal Rank	11
3	Purchase of Bonds by the Company and/or an Affiliate and Performing Distributions	12
4	Issue of Additional Bonds	14
5	Company’s Undertakings	17
6	Securing the Bonds	37
7	Early Redemption	76
8	Right to Call for Immediate Repayment	80
9	Claims and Proceedings by the Trustee	93
10	Trust of Proceeds	94
11	Authority to Demand Payment to Holders through Trustee	95
12	Powers to Delay the Distribution of Funds	97
13	Notice of Distribution	97
14	Refraining from Payment for a Reason Which is not Dependent on the Company	98
15	Receipt by Bondholders and Trustee	100
16	Presentation of Bonds to the Trustee; Registration in Connection with Partial Payment	100
17	Investment of Funds	101
18	Company’s Undertakings vis-a-vis Trustee	101
19	Additional Liabilities	109
20	Counsel	110
21	Other Agreements	110
22	Reports on Matters Relating to Trusteeship	110
23	Wages and Coverage of Trustee’s Expenses	112
24	Special Powers	112
25	Trustee’s Power to Engage Agents	114

26	Indemnification of the Trustee	114
27	Notices	121
28	Waivers, Compromises, and Changes to the Deed of Trust	122
29	Register of Bondholders	123
30	Release	124
31	Appointment of the Trustee, Roles of the Trustee, Powers of the Trustee and Termination of Trustee’s Office	124
32	Bondholders’ Meetings	127
33	Applicable Law	127
34	Exclusive Jurisdiction	127
35	General	131
36	Trustee’s Liability	132
37	Addresses	132
38	Authorization to MAGNA	132
First Addendum to the Deed of Trust - Bond Certificate (Series B)		134
The Terms Listed on the Overleaf		137
1	General	137
2	The Bonds	138
3	Terms of Bonds (Series B)	138
4	Payments of Principal and Interest of the Bonds (Series B)	140
5	Postponement of Dates	141
6	Securing the Bonds	141
7	Refraining from Payment for a Reason Which is not Dependent on the Company	141
8	Register of Bondholders	141
9	Splitting Bond Certificates	141
10	Transfer of Bonds	142
11	Early Redemption	143
12	Purchase of Bonds by the Company and/or an Affiliate	143
13	Waivers; Compromises, and Changes to the Deed of Trust	143
14	Bondholders’ Meetings	143
15	Receipt from Bondholders	143
16	Right to Call for Immediate Repayment	143
17	Notices	143
18	Governing Law and Jurisdiction	143
19	Order of Priorities	143
Second Addendum of the Deed of Trust - Bondholders’ Meetings		144
Third Addendum to the Deed of Trust - Urgent Representation for Bondholders		154
Appendix 23 - Trustee’s Fee		159

Deed of Trust

Entered into and executed in Tel Aviv on April 23, 2018

Between:

Strawberry Fields REIT Ltd. (Company Number: 1863501)

A foreign company in the British Virgin Islands whose registered office in the British Virgin Islands is:

Blenheim Trust (BV) Limited

P.O. Box 3483

Road Town, Tortola

British Virgin Islands

Whose address in Israel for the purpose of this Deed and the service of legal process (subject to Section 5.7 of this Deed) is:

c/o Fischer Behar Chen Well Orion & Co.

3 Daniel Frisch Street, Tel Aviv 6473104

Tel: 03-6944249

Fax: 03-6944157

(the “Company”)

Of the first part;

and between:

Mishmeret Trust Services Company Ltd.

48 Menachem Begin Ave., Tel Aviv

Telephone: 03-6374351

Fax: 03-6374344

(the “Trustee”)

Of the second part;

Whereas:	The Company’s board of directors resolved to approve the issuance of Bonds (Series B) under the Shelf Prospectus and Shelf Offer Report, as defined below; and

Whereas:	On March 7, 2018, Standard & Poor’s Maalot Ltd. announced the determination of a preliminary rating of ilA+ for the issuance of the Bonds (Series B) of the Company, in a total scope of NIS 340 million par value; and

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Whereas:	The Company declares that as of the signature of this Deed, the Company meets all of the conditions of the rating agency (as the term is defined below) for rating the series of Bonds with the rating set forth above; and

Whereas:	The Trustee is a private company limited by shares that is incorporated in Israel under the Companies Law, 5759-1999, whose main purpose is to engage in trusteeship; and

Whereas:	The Trustee has declared that there is no impediment under the Securities Law, 5728-1968 or any other law for its engagement with the Company under this Deed of Trust and that it meets the requirements and conditions of eligibility set forth under the Securities Law for the Trustee to serve as a trustee for holders of bonds (Series B) offered under the Shelf Prospectus and Shelf Offer Report; and

Whereas:	The Trustee has no personal interest in the Company and the Company has no material interest in the Trustee; and

Whereas:	The Company declares that there is no impediment under any law (whether in Israel or abroad) and/or agreement for the performance of an issue of the Bonds and/or its engagement with the Trustee under this Deed of Trust and has received all of the approvals under any law (in Israel or outside of Israel) and/or an agreement for the execution of the issuance under this Deed; and

Whereas:	In the framework of the Shelf Prospectus and Shelf Offer Report, the Company intends to issue Bonds (Series B) as set forth in Section 2

Whereas:	The Bonds (Series B) will be listed for trade in the stock exchange, as defined below; and

Whereas:	The Company is a reporting corporation as defined below; and

Whereas:	The Company has requested that the Trustee to serve as a trustee for the Holders of the Bonds (Series B) and the Trustee has agreed to sign this Deed of Trust and act as a trustee for the bondholders, all subject to and in accordance with the terms of this Deed of Trust; and

Therefore it is agreed, declared and stipulated between the Parties as follows:

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1.	Introduction, Definitions and Interpretation

1.1	The preamble to this Deed of Trust and the appendices attached hereto constitute integral and substantial parts hereof.

1.2	The division of this Deed of Trust into sections and the titles of the sections are provided for the sake of convenience and orientation alone, and should not be used for the purpose of interpretation.

1.3	All of the provisions of this Deed in the plural form shall imply the singular and vice-versa, and all of the provisions in the masculine form shall imply the feminine form and vice-versa, and all of the provisions relating to an individual shall imply a corporation as well, all provided that there is no explicit provisions of this Deed to the contrary.

1.4	In the event of any matter connected to the terms of the Bonds (Series B) that is omitted from this Deed and in any event of a conflict between the provisions of the law which cannot be conditioned upon and this Deed of Trust, the parties will act in accordance with the provisions of Israeli law that cannot be conditioned upon. In any event of a conflict between the provisions set forth in the Shelf Prospectus and/or the Shelf Offer Report in connection with this Deed and/or the bonds, the provisions of this Deed will prevail. It should be clarified that to the best of the Company’s knowledge, as at the date of the Shelf Offer Report, there is no conflict between the provisions of Israeli law and the provisions of the Deed of Trust and there is no conflict between the provisions in connection with the Bonds described in the Shelf Offer Report and the provisions of the Deed of Trust and the accompanying documents.

1.5	In this Deed of Trust and in the bonds, the following expressions shall have the meanings set forth beside them:

1.5.1	“Bonds (Series B)” or the “Bonds” – the Bonds (Series B) that are issued by the Company in accordance with the Shelf Prospectus and Shelf Offer Report, as well as additional bonds (Series B) issued by the Company, if any;

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1.5.2	The “Stock Exchange” – the Tel Aviv Stock Exchange Ltd.;

1.5.3	“Controlling Stockholders ” : Moshe Gubin and Michael Blisko;

1.5.4	“Financial Statements” – annual or quarterly financial statements, audited or reviewed, that the Company is required to publish in accordance with the Securities Law and the regulations thereunder;

1.5.5	“Shelf Offer Report” - the shelf offer report dated ____, published by the Shelf Prospectus as defined below, based on which the Bonds (Series B) are offered;

1.5.6	“2017 Periodic Report” - the periodic and annual report for 2017, published by the Company on March 1, 2018 (reference no.: 2018-01-016911);

1.5.7	“Dollars” - US Dollars (USD);

1.5.8	“Rating” – Rating by the rating company, as defined below;

1.5.9	“Special Resolution” – a resolution passed in a general meeting of Bondholders (Series B), who are present themselves or by their agent whose Bonds represent at least 50% of the balance of the par value of the Bonds (Series B), or in an adjourned meeting attended by the Bondholders (Series B), themselves or by their agent, who hold at least 20% of the balance of the par value as stated, and which is passed (whether in the original meeting or adjourned meeting) with a majority of at least two thirds (2/3) of the balance of the par value of the Bonds (Series B) represented in the vote, excluding abstentions;

1.5.10	“Ordinary Resolution” – a resolution passed in a meeting of Bondholders convened under Section 35l13 and 35l14(a) of the Securities Law, passed (whether in the original or adjourned meeting) with a majority of at least fifty percent (50%) of all of the votes of the participants in the vote, excluding abstentions;

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1.5.11	The “Pledged Assets” or the “Liened Assets” – (1) the same assets from those listed in Section 6.2.1 below that the Company shall pledge pursuant to this Deed of Trust, and (2) those of the assets that can be pledged as collateral (as defined below), if actually pledged to secure the rights of the holders of the Bonds (Series B) under this Deed of Trust, all as long as the same assets are actually pledged by the Company and will be pledged to secure the rights of the Bondholders as stated;

1.5.12	“Assets that can be Pledged as Collateral” - assets that can be pledged in accordance with the provisions of this Deed of Trust to secure the rights of the Bondholders (Series B), which can be any of the following:

1.5.12.1	“Pledged Real Estate Asset” and “Pledged Real Estate Assets” - ownership rights and/or lease rights and/or contractual rights of the Company and/or a subsidiary under the Company’s control (directly or indirectly) in connection with real estate assets that are income-generating real estate assets in the United States used as medical institutions, as this term is defined in the 2017 Periodic Report (excluding land and assets under construction that are not income-generating), which will be pledged, from time to time, if pledged, under this Deed and the pledge agreements hereunder;

1.5.12.2	“Financial Securities” - cash, cash deposits, government securities which are due for repayment prior to the final payment date of the Bonds, short-term loans which are payable before the final payment date of the Bonds, and bank guarantees deposited in the Trust Account, as defined below;

1.5.12.3	“Bank Guarantees” - autonomous, unconditional, irrevocable, and independent guarantees of Bank of Israel or an insurance company in Israel, included in the five largest banks/insurance companies (as applicable) in Israel, rated by a rating agency with a rating that is no less than a rating of Aa2 by Midroog or a parallel rating thereto, which will be provided from time to time (if at all) in favor of the Trustee by the Company under the terms of this Deed. Bank guarantees, if provided, will be in force up to 30 days after the final payment date of the Bonds;

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1.5.13	“Rating Company” or the “Rating Agency”– Standard and Poor’s Maalot Ltd. (“Maalot”) and/or Midroog Ltd. (“Midroog”) or another rating company that is registered under the Regulation of the Activities of Credit Rating Companies, 5714-2014;

1.5.14	“Associated Company” and “Joint Control” – as defined in the Securities Regulations (Annual Financial Statements), 5770-2010 and in the acceptable accounting rules;

1.5.15	The “Nominee Company” – the Nominee Company of Mizrahi Tfahot of Israel Ltd. or any other nominee company that shall replace it, provided that all the Company’s securities will be registered under its name;

1.5.16	The “Law” or the “Securities Law” – the Securities Law, 5728-1968 and the regulations thereunder, as they may be from time to time;

1.5.17	The “Companies Law” – the Companies Law, 5759-1999 and the regulations thereunder, as they may be from time to time;

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1.5.18	“Trust Account” - an account opened by the Trustee and managed in the Trustee’s name, in trust for the Bondholders (Series B), in one of the five largest banks in Israel, in which the issuance consideration will be deposited until its release to the Company, as well as the Financial Securities, if provided, until their release in accordance with the provisions of this Deed, and the Trustee will have the exclusive signing rights in the Trust Account. The Company’s rights in the Trust Account will be pledged for the benefit of the Trustee. The fund management policy in this account and its execution will be determined at the exclusive discretion of the Company, provided that the investment will be in accordance with the provisions of Section 17 below (the “Investment”).

The Trustee may not object to the investment policy and will not be liable vis-a-vis the Bondholders (Series B) and/or the Company for any damage and/or loss sustained due to this policy;

1.5.19	“Trading Day” – a day on which transactions are performed in the stock exchange;

1.5.20	“Business Day” or “Bank Business Day” – any day on which the clearing house of the stock exchange and most of the banks in Israel are open for the performance of transactions;

1.5.21	“Loan to Collateral Ratio” – the total equal to the unpaid balance of the principal of the Bonds (Series B) only in addition to interest accrued until the date of the inspection, as it appears in the Company’s audited or reviewed financial statements, published before the relevant inspection date, divided by the amount equal to the collateral value of the Pledged Assets, as set forth in Section 6.3 below.

1.5.22	“Holder” and/or “Bondholder” - as this term is defined in the Securities Law;

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1.5.23	“The Tender”: The auction on the fixed annual interest rate to be borne by the Bonds (Series B) that will be issued by the Company in accordance with the Shelf Prospectus and Shelf Offer Report;

1.5.24	“Register of Bondholders” and/or the “Register” – a register of bondholders, as set forth in Section 29 of this Deed;

1.5.25	“Trustee”: Mishmeret - Trust Services Company Ltd. and/or anyone who will serve from time to time as trustee of the bondholders under this Deed;

1.5.26	“Principal Amount” – the par value amount of the Bonds that are not yet paid;

1.5.27	“Opposing Interest” – shall mean as defined in Section 9.3 of the Second Addendum of this Deed;

1.5.28	“The Group” – the Company and its subsidiaries;

1.5.29	“This Deed” or “Deed of Trust” – this Deed of Trust, including the appendices attached hereto and constituting an integral part hereof;

1.5.30	“Known Rate” - The exchange rate of the US dollar as of a certain date determined by Bank of Israel before the same date, provided that during a period in which Bank of Israel does not set a representative exchange rate, the Known Rate will be the rate last determined by the Minister of Finance together with the Governor of the Bank of Israel for government bonds linked to the US dollar rate;

1.5.31	“Payment Rate” - The rate known on the payment date. However, if the Payment Rate is lower than the Base Rate, the Payment Rate will be the Base Rate;

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1.5.32	“Reporting Corporation” – As defined in the Securities Law;

1.5.33	“Bond Certificate” - a certificate of the Bonds in the form attached as the First Addendum to this Deed;

1.5.34	“Reporting Regulations” – the Securities Regulations (Periodic and Immediate Reports), 5730-1970;

1.5.35	The “Prospectus” and/or the “Shelf Prospectus” – a shelf prospectus of the Company dated July 6, 2016;

1.5.36	In this Deed of Trust and the Bonds, the Rating of the Bonds will have the meanings set forth in the table below:

“A plus”	ilA+ rated by Maalot or A1 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series B).

“A”	ilA rated by Maalot or A2 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series B).

“A minus”	ilA- rated by Maalot or A3 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series B).

“BBB Plus”	ilBBB+ rated by Maalot or Baa1 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series B).

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“BBB”	ilBBB rated by Maalot or Baa2 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series B).

“BBB Minus”	ilBBB- rated by Maalot or Baa3 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series B).

“BB Plus”	ilBB+ rated by Maalot or Ba1 when rated by Midroog or a rating parallel to the aforesaid ratings that will be determined by another rating company that rates or will rate the Bonds (Series B).

1.6	As long as the Bonds are listed for trade on the Stock Exchange, in any event in which the rules and guidelines of the Stock Exchange apply or will apply to any operation under this Deed of Trust, the operation dates as stated and the manner of performance will be determined in accordance with the rules and guidelines of the Stock Exchange. It is clarified that the performance of actions as stated (including if bylaws and guidelines of the Stock Exchange are modified) will not derogate from the agreements of the parties under this Deed.

1.7	In any event of a conflict between the Deed of Trust and the accompanying documents, the provisions of the Deed of Trust will govern.

1.8	In the event of termination of the issuance of the Bonds for any reason, the validity of this Deed of Trust will be concluded.

1.9	Any reference in this Deed of Trust to a number of sections in the Law will be adjusted, mutatis mutandis, to changes occurring in the Law, if any.

1.10	The Trustee’s actions are valid even if a defect is discovered in his appointment or eligibility.

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1.11	In any case in which this Deed of Trust or its appendices explicitly states that the Company will announce something in an immediate report, the report will take place on the date and based on the details required in the Reporting Regulations (whether the Company is subject to a reporting obligation under the Reporting Regulations or otherwise). The above will not derogate from the other reporting obligations of the Company under any law.

1.12	The Trustee’s signature on the Trust Deed does not constitute an opinion by the Trustee as to the nature of the offered securities or the advisability of investment in these securities.

2.	Issuance of Bonds; Terms of Issue; Equal Rank

2.1	The Company will issue the Bonds (Series B) as described in the preamble of this Deed. The Bonds (Series B) that will be issued under the Shelf Prospectus and the Shelf Offer Report (if any are issued) will be listed for trade on the Stock Exchange and the Company will act to the best of its ability so that the Bonds (Series B) will be traded on the Stock Exchange until they are fully repaid.

2.2	The terms of the Bonds (Series B) that are issued under the Shelf Prospectus and Shelf Offer Report will be as follows:

The Bonds (Series B), offered to the public in consideration for their par value, are registered, repayable (principal) in three payments – on March 31 of each of the years 2020, 2021, and 2022, such that each of the first two payments on account of the principal will be 10% of the principal total par value of the Bonds (Series B) and the third and last payment on account of the principal will constitute 80% of the total principal par value of the Bonds (Series B)). The Bonds (Series B), bearing annual interest in a fixed rate as set forth in the Tender, which will not exceed the maximum interest rate as set forth below, linked (principal and interest) to the increase of the US dollar rate (as set forth in Section 2.5 below), and that is payable on March 31 and September 30 of each of the years 20181 to 2022 (inclusive) (the first interest payment will be made on March 31, 2018 and the last interest payment will be made on March 31, 2023, together with the payment of the principal of the Bonds) for the period of the six months ending on the date before the payment date (the “Interest Period”). The interest rate which will be paid for a particular interest period (other than the first interest period as defined below) (meaning, the period which begins on the payment day of the prior interest period and ending on the last day before the payment date immediately after the commencement date) will be calculated as the yearly interest rate divided by two. The first interest payment will be made on September 30, 2018, for the period beginning on the first trading day after the date of the Tender of the Bonds (Series B) and ending on September 29, 2018 (the “First Interest Period”), calculated on the basis of 365 days per year, based on the number of days in this period, and the last interest payment will be made on March 31, 2022. The payments on account of the principal and/or the interest in respect of the Bonds will be paid to those whose names will be registered in the Register of the Bondholders on the effective date as set out in section ___ of the Shelf Offer Report. Notwithstanding the foregoing, the final payment of the principal and the interest shall be made against delivery of the bond certificates to the Company at the Company’s registered office or at any other place that it announces, provided that such notice shall be given by the Company no later than five business days prior to the date set for making the last payment.

Subject to adjustments in the event of a change in the Rating of the Bonds (Series B) and/or deviation from the financial covenants as set forth in Sections 5.2 and 5.3 below and/or eligibility for arrears interest (as defined in Section 4(a) of the overleaf conditions that are in the First Addendum of this Deed), the interest rate that the Bonds (Series B) will bear will not exceed __% per year (the “Maximum Interest Rate”).

1 It is clarified that on March 31, 2018, no interest payment will be made.

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2.3	The Company reserves the right to perform early repayment of the Bonds upon the fulfillment of the terms set forth in Section 5 of this Deed.

2.4	The Bonds (Series B) will all have equal rank pari-passu, among themselves, in connection with the Company’s obligations under the Bonds (Series B), and without priority or preference of one over the other.

2.5	The principal amount of the Bonds (Series B) and the interest on the principal will be linked to the increase in the rate of the US dollar in the following manner:

If it is discovered on the payment date of any payment on account of the principal and/or interest that the Payment Rate as of the same date has increased compared to the Base Rate, the Company will make the same payment of principal and/or interest, when increased relative to the increase rate of the Payment Rate compared to the Base Rate. However, if it is discovered that the aforesaid Payment Rate is identical to the Base Rate or lower therefrom, the Payment Rate will be the Base Rate. In any event in which a payment date on account of a principal and/or interest amount payment applies on a day that is not a business day, the payment date will be postponed to the first business day thereafter, without any additional payment including interest or linkage. The linkage method will not be changed during the term of the Bonds (Series B).

3.	Purchase of Bonds by the Company and/or an Affiliate and Performing Distributions

3.1	The Company reserves the right, subject to any law that may not be conditional, to acquire the Bonds (Series B) at any time and from time to time, without derogating from the obligation to repay the Bonds (Series B) in circulation. In the event of a purchase as stated, the Company will issue an immediate report or inform the Trustee thereof in writing. In the event in which the Company acquires Bonds (Series B) during trading in the Stock Exchange, the Company will file a request to the clearing house of the Stock Exchange for the withdrawal of the Bonds Certificates acquired as stated.

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In the event of a purchase by the Company as stated above, the acquired Bonds (Series B) will expire automatically, will be voided and will be delisted from trade, and the Company may not reissue them. The provisions above will not harm the Company’s right to redeem the Bonds (Series B) in advance as stated in Section 7 below.

3.2	The Controlling Stockholder of the Company (directly or indirectly) and/or its relative (as the term is defined in the Securities Law) and/or a subsidiary of the Company and/or affiliated company and/or associated company of the Company and/or a corporation under the control of any of the above (directly or indirectly) (excluding the Company itself, regarding which the provisions of 3.1 above shall apply) (an “Affiliated Party”) may acquire and/or sell Bonds (Series B) at their discretion (and subject to any law), at any time and from time to time, including by way of the Company’s issuance of Bonds. In the event of an acquisition and/or sale as stated by a subsidiary of the Company and/or a corporation under its control, the Company will issue an immediate report with respect thereto. The Bonds (Series B) that are held as stated by an Affiliated Party will be considered to be an asset belonging to the Affiliated Party, and if they are listed for trade, they will not be delisted from trade in the Stock Exchange and will be transferrable as are the other Bonds (Series B). The Bonds (Series B) that are owned by an Affiliated Party will not grant to the Affiliated Party voting rights in a meeting of the Bondholders (Series B) and will not be counted for the purpose of determining a legal quorum required to commence such meetings. A meeting of Holders will take place based on the provisions of the Second Addendum of the Deed of Trust. An Affiliated Party will report to the Company, if required under law to do so, regarding an acquisition of Bonds (Series B) and the Company will provide the Trustee, at its request, with a list of Affiliated Parties and the quantities held thereby on the date requested by the Trustee, based on the reports received as stated from Affiliated Parties and that are reported in the MAGNA system by the Company. It is clarified that a report on the MAGNA system will be considered to be a report to the Trustee for the purposes of this Section.

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3.3	The provisions of this Section above alone will not obligate the Company, an Affiliated Party or the Bondholders (Series B) to purchase Bonds (Series B) and/or sell the Bonds (Series B) in their possession.

4.	Additional Issuances

4.1	Extending the series of Bonds (Series B)

The Company may, from time to time, at any time, without requiring the consent of the Trustee and/or the Holders existing at the time, issue additional Bonds (Series B) (whether in a private placement or in the framework of a prospectus and/or by an amendment to a prospectus whether by a shelf offering or by any other means), including to an Affiliated Party (as defined in Section 3.2 above), under the terms that it sees fit (the terms of the additional bonds that are issued will be identical to the terms of the Bonds (Series B) in circulation) provided that the total par value of the Bonds (Series B), after the expansion, will not exceed NIS 500 million. The Company will refer to the Stock Exchange with a request to list for trade the additional Bonds (Series B) as stated, when they are offered.

Notwithstanding the above, an additional issuance of Bonds (Series B) will be performed subject to receipt of confirmation of the Stock Exchange and subject to all of the terms set forth below being fulfilled: (a) the additional issuance of the Bonds (Series B) as stated will not be harmed by the Rating of the Bonds (Series B), as the Rating may be at the time (i.e. the Rating before the expansion of the series will not change immediately after its expansion following the aforesaid expansion). For the purpose of this section, it is clarified that in the event in which the Bonds (Series B) are rated by more than one Rating Company, the ratings test for the purpose of this section will take place, at any time, based on the higher of the ratings; (b) On the date of the additional issue, in accordance with the most recent financial statements published before the date of the additional issue, and after retroactively taking into account the performance of the additional issue, the Company will meet the financial obligations set forth in Section 6.4 below; (c) Upon the expansion of the series, immediately after the execution of the expansion of the series, the Loan to Collateral Ratio (which for the purpose of the calculation will also include assets that the Company has pledged within the expansion of the series) will not exceed 65%; and (d) on the date of the additional issue there are no grounds for calling for the immediate payment of the bonds as set forth in Section 8.1.

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The Company will provide the Trustee, before actually performing the issue of the additional issue, written confirmation that is signed by the CEO or a senior officer in the financial department of the Company regarding (in this subsection: “Confirmation”): (1) the fulfillment of the aforesaid conditions on the date of the Confirmation (excluding the condition in subsection (a) above, for which the Company shall provide the consent of the Rating Company as described below); (2) that on the date of the Confirmation the Company is not in breach of any of its material obligations to the Bondholders (Series B); and (3) the expansion of the series will not harm the solvency of the Company as to the Bonds (Series B).

In any case of an additional issue as stated, the increase of the series in practice will occur subject to receipt of prior consent from the Rating Company whereby the rating before the expansion of the series will not change immediately after its expansion following the aforesaid expansion. Confirmation from the Rating Company will be published in an immediate report before the expansion of the series. The Company will publish in an immediate report, even before the performance of the additional issue, whether the additional issue meets all of the aforesaid terms, and that the Company’s board of directors has examined the impact of the expansion of the series as stated, on the Company’s ability to meet its obligations to the Bondholders (Series B) before the performance of the issuance as stated.

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This right of the Company will not exempt the Trustee from examining the additional issue as stated, if such an obligation applies to the Trustee under law, and will not derogate from the rights of the Trustee and the Bondholders under this Deed, including their right to call for immediate repayment of the Bonds as stated in Section 8 below.

For the avoidance of doubt, it is clarified that in the case of a series expansion performed for the purpose of the use of a sale mechanism during trading on the Stock Exchange (ATM), the Company shall deliver a confirmation as described above at the time of the expansion, i.e. on the date of the issue of the additional bonds to the Company and/or to the Company’s subsidiary, as relevant (creation of the “Cartridge”), and not at the time of publication of the offer of the additional bonds or at the time of the execution of the sales in practice during trading.

Subject to the provisions of the Deed of Trust, the Trustee shall act as trustee for the Bonds (Series B) as they will be in circulation from time to time, and this also in the event of a series expansion, and the consent of the Trustee for such service for the expanded series will not be required. The Bonds (Series B) that will be in circulation before the expansion of the series and the additional Bonds (Series B) which will be issued (if at all) as described in this section above, shall constitute (from the date of their issue) one series for all purposes, and the Deed of Trust shall also apply to all of the abovementioned additional Bonds (Series B) that the Company will issue. The additional Bonds (Series B) shall not grant the right for the payment and/or interest with regard to Bonds (Series B) for which the effective date for their payment was prior to the date of their issue. In the case of such expansion of the series, there will be tax consequences including with regard to calculation of the rate of deduction, if required, as described in Section __ of the Shelf Offer Report and in accordance with the provisions of any law as they are on the date of issue of the additional bonds.

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Without derogating from the generality of the above, the Company reserves the right, subject to any law, to issue an additional series of bonds at any time and from time to time (whether in a private placement or in the framework of a prospectus and/or by an amendment to a prospectus whether by a shelf offering or by any other means) and without being required to receive the consent of the Bondholders (Series B) and/or the consent of the Trustee, as applicable, and including an Affiliated Party (as defined in Section 3.2 above), and/or other securities as the Company sees fit and this without harming the Company’s repayment obligation under this Deed of Trust. Notwithstanding the abovementioned, the Company undertakes that so long that the Bonds (Series B) have not been fully repaid, it will not itself issue bonds outside of Israel and it will not assume directly other financial debt outside of Israel. Notwithstanding the above, the Company will be permitted to assume credit frameworks and obligations (including outside of Israel) for the purpose of currency hedging and to provide guarantees to lenders outside of Israel of companies under its control.

Without derogating from the above, the aforesaid rights of the Company, will not prevent the Trustee from examining the implications of the additional issue as stated, and will not derogate from the rights of the Trustee and the Bondholders under this Deed, including their right to call for immediate repayment of the Bonds (Series B) as stated in Section 8 below.

Subject to the provisions of any law, the Company will inform the Trustee regarding the additional issue before its performance.

5.	Undertakings of the Company

5.1	The Company hereby undertakes to pay, on the dates prescribed, all of the amounts of principal and interest (including interest on arrears, insofar as such interest is borne) that will be paid under the terms of the Bond (Series B), and comply with all of the other terms and obligations imposed thereon under the terms of the Bonds (Series B) and under this Deed. Additionally, the Company undertakes to list the Bonds for trade in the Stock Exchange and ensure that the Bonds continue to be listed for trade in the Stock Exchange until the date of final payment.

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5.2	Adjustment of the interest rate due to a change in the rating of the Bonds (Series B):

For the purpose of this section, it shall be clarified that in the event in which the Bonds (Series B) are rated by more than one rating company, an examination of the rating for the adjustment of the interest rate to the change in the rating (if any such change occurs) will take place based on the lower of the ratings.

The interest rate that the Bonds (Series B) will bear will be adjusted for a change in the rating of the Bonds (Series B), as set forth below in this section:

It is clarified that if adjustment of interest is required in accordance with the mechanism described in this Section 5.2 above and below, and based on the mechanism described in Section 5.3 below, in any event, the maximum additional interest rate will not exceed 1.5% above the interest rate determined in the tender (the “Limitation of the Maximum Additional Interest Rate”).

In this regard:

A rating of A, A-, BBB+, BBB, BBB- and BB+ and BB – are as defined in the table in Section 1.5.34 above.

“Base Rating” – a rating of ilA+ or equivalent.

“Additional Interest Rate” – additional interest provided to the bondholders at a rate of 0.25% per year for each decrease of a notch in the rating of Bonds below the Base Rating until a maximum interest addition of 1.25% per year at most (the “Limitation on the Additional Interest Rate”).

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A.	If the rating of the Bonds (Series B) by the rating company (in the case of replacing a rating company, the Company shall transfer to the Trustee a comparison of the scale rating of the outgoing rating agency and the scale rating of the incoming rating agency) are updated during the any interest period, so that the rating to be determined to the Bonds (Series B) is lower by one or more notches (the “Reduced Rating”) below the Base Rating, the annual interest rate on the outstanding principal of the Bonds (Series B) will increase by the additional interest rate or in part thereof (as set out below), according to the steps set forth, and this is for the period that commences on the date of publication of the Reduced Rating by the rating agency until the earlier of (a) repayment in full of the outstanding principal balance of the Bonds (Series B) or (b) the date of the rating increase pursuant to Section 5.2 (e) below. If the interest rate was raised earlier in respect of deviations from financial covenants as stated in paragraph 5.3 below, then the rise in the interest rate due to a decline in rating as aforesaid will be limited according to the limit of the maximum interest rate increase.

B.	No later than the end of one business day from the receipt of a notice from the rating company regarding the lowering of the rating of the Bonds (Series B) to the Lowered Rating as defined in subsection (a) above, the Company will publish an immediate report, in which the Company states: (1) that the rating was lowered, the Lowered Rating, the rating report and the date on which the Lowered Rating of the Bonds (Series B) comes into effect (the “Date of Lowering the Rating”); (2) deviation / non-deviation from the financial covenants described in Section 5.3 below based on the most recent reviewed or audited consolidated financial statements of the Company published before the date of the immediate report, as well as whether a change has occurred to the interest for the deviation / non-deviation from the financial covenants as stated; (3) the precise interest rate that the balance of the Bonds (Series B) will bear for the period beginning on the current interest period and until the Date of Lowering the Rating (the interest rate will be calculated based on 365 days per year) (the “Original Interest” and the “Original Interest Period,” respectively); (4) the interest rate that the balance of the principal of the Bonds (Series B) will bear as of the Date of Lowering the Rating and until the actual next interest payment date, i.e.: the Original Interest in addition to the additional interest rate per year (the interest rate is calculated based on 365 days per year) (the “Updated Interest”), and this subject to the limitation on the maximum interest increase and the Limitation on the Additional Interest Rate (5) the weighted interest rate paid by the Company to the holders of Bonds (Series B) on the upcoming interest payment date, arising from the provisions of subsections (3) and (4) above; (6) the annual interest rate reflected from the weighted interest rate; (7) the annual interest rate and the semiannual interest rate (the semiannual interest will be calculated as the annual interest divided by the number of interest payments per year, i.e. divided by two) for the coming periods.

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C.	If the date of the commencement of the rating of the Bonds (Series B) with the Lowered Rating occurs during the days beginning four days before the date set forth for payment of any interest and ending on the interest payment date that is closest to the date set forth above (the “Deferral Period”), the Company will pay to the holders of the Bonds (Series B), on the upcoming interest payment date, the Original Interest, before the change, alone, while if the interest rate is not increased prior thereto due to a deviation from the financial covenants as stated in Section 5.3 below, the interest rate arising from the additional interest in the rate equal to the rate of the additional annual interest during the Deferral Period (calculated based on 365 per year),will be paid on the following interest payment date and all subject to the maximum interest increase and the Limitation on the Additional Interest Rate. The Company will announce, in an immediate report, the precise interest rate for payment on the upcoming interest payment date.

D.	In the event of updating the rating of the Bonds (Series B) by the rating company, in a manner impacting the interest rate that the Bonds (Series B) will bear as stated in Section 5.2(a) or 5.2(f) below, the Company will inform the trustee thereof in writing within one business day from the publication of the immediate report as stated.

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E.	In the event that after the reduction of the rating in a manner that will impact the interest rate that the Bonds (Series B) will bear as stated in Section 5.2(a) above, the rating company will update the rating for the Bonds (Series B) upwards, the annual interest that the uncleared principal that the Bonds (Series B) will bear on the relevant date of payment of the interest will decrease at the additional interest rate or part thereof, in accordance with the abovementioned established levels, for the period in which the Bonds (Series B) were rated with the High Rating alone, such that the interest rate that the unpaid balance of the principal of the Bonds (Series B) will bear after the update of the rating upwards to a rating equal or higher to the Base Rating will be the interest rate determined in the tender, as published by the Company in an immediate report regarding the results of the issuance, without any addition for the reduction of the rating as stated in this Section 5.2 (and in any event, the interest rate that the Bonds will bear will not be less that the interest rate determined in the tender). In such a case, the Company will act in accordance with the provisions of subsections (b) through (e) above, mutatis mutandis, arising from the High Rating instead of the Lowered Rating.

F.	If the Bonds (Series B) cease to be rated for a reason dependent on the Company (for example, but not only, due to non-fulfillment of the Company’s obligations vis-à-vis the rating company, including due to failure to provide payments and/or reports that the Company has undertaken to provide towards the rating company) for a period exceeding 21 trading days, before the final payment, the cessation of the rating will be considered a Lowered Rating below the Base Rating, such that the additional interest rate will amount to 1.25% (even if the interest rate increased in accordance with subsection (A) above prior to such date), even if the interest rate was increased prior thereto due to a deviation from the financial covenants as stated in Section 5.3 below (but subject to the limitation on the maximum interest increase), and the provisions of subsection (b) through (e) above will apply accordingly, without derogating from the provisions of Section 8.1.22 below. For the avoidance of doubt, it shall be clarified that if the Bonds (Series B) cease to be rated, before the final payment, for a reason independent of the Company, the above will not impact the interest rate as stated in Subsection (a) above and the provisions of this Section 5.2 (f) will not apply.

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G.	In the case in which the rating company is replaced or the Bonds (Series B) cease to be rated by the rating company (even if the Bonds (Series B) are rated by several rating companies), the Company will publish an immediate report, within one trading day from the date of the change, in which the Company will announce the circumstances of the replacement of the rating company or the cessation of the rating, as applicable.

H.	For the avoidance of doubt, it is clarified that: (a) a change in the outlook for the rating of the Bonds (Series B) will not lead to a change in the interest rate that the Bonds (Series B) will bear as stated in this section above; (2) if the Bonds (Series B) are rated by more than one rating company and as long as they are rated by more than one rating company as stated, subsection (f) above will not apply, other than in a case in which all of the rating companies together cease to rate the Bonds (Series B), and the determination of the rating for the purpose of corresponding the interest rate to the change in the rating (if such a change occurs) shall be done, at any time according to the lowest rating among them.

I.	In the case of a reduction of the rating, the Company will act in accordance with Subsection (b) above. If before the Date of Lowering the Rating, an increase occurs to the interest rate due to a deviation from one or more of the financial covenants based on the mechanism set forth in Section 5.4 below, the change that occurs to the interest for the adjustment mechanism set forth in this Section 5.2 above will be limited, according to the limitation on the maximum interest increase.

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J.	The Company undertakes to act such that, to the extent that it is in its control, the Bonds (Series B) are Rated by at least one Rating Company during the entire duration of the Bonds (Series B), and for the same purpose, the Company undertakes, inter alia, to pay the Rating Company the payments that it has undertaken to pay to the Rating Company, and to provide the Rating Company with the reports and information required thereby in the framework of the engagement between the Company and the Rating Company. In this regard, the non-performance of payments that the Company has undertaken to pay to the Rating Company and the failure to provide the reports and information required by the Rating Company in the framework of the engagement between the Company and the Rating Company will be deemed to be reasons and circumstances that are under the Company’s control. In the event in which the Rating of the Bonds (Series B) ceases or the Rating Company is replaced, the Company will publish an immediate report thereof, and will state the reasons for the cessation of the rating or replacement of the Rating Company, as applicable. The Company does not undertake to refrain from replacing the Rating Company or to refrain from terminating the engagement therewith during the duration of the Bonds (Series B). In the event in which the Company replaces the Rating Company even if at the time of replacement it is not the only rating company that rates the Bonds (Series B) at the time of the replacement and/or terminates the work of a Rating Company (in the event in which it is not the only Rating Company), the Company undertakes to report the same in an immediate report and to inform the Trustee and the Bondholders thereof, and state the reasons for the change of the Rating Company in its notice, no later than one Trading Day from the date of the replacement as stated and/or the date of the decision to terminate the work of the Rating Company, whichever is earlier. It shall be clarified that the provisions above will not derogate from the right of the Company to replace the Rating Company or terminate the work of the Rating Company at any time (in the event in which it is not the only Rating Company), at its exclusive discretion and for any reason that it sees fit.

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5.3	Adjustment of the interest rate as a result of deviation from financial covenants:

The interest rate that the Bonds (Series B) will bear will be adjusted due to a deviation from the financial covenants set forth below:

(1)	In the event that the consolidated equity of the Company (excluding minority rights) is less than USD 150 million (this amount will not be linked to the index) (in this section 5.3: the “Equity Condition).

(2)	In the event that the adjusted net financial debt to adjusted EBITDA ratio (as defined below) will exceed 12 (the “Covenant of the Adjusted Net Financial Debt to Adjusted EBITDA Ratio”).

For the purpose of this subsection (1) alone:

“Adjusted Net Financial Debt” – the total financial debt as it appears in the Company’s financial statements, less cash, cash equivalents and short-term investments (not pledges, unless they are pledged to secure financial obligations that are taken into account in the beginning of this section), all on the Basis of the Company’s consolidated statements, in addition to relative consolidation of the adjusted net financial debt in the associated companies and companies under joint control. The data regarding the adjusted net financial debt will be provided in the notes of the Company’s financial statements.

“Adjusted EBITDA” –the consolidated operating profit in addition to depreciation and reductions with neutralizing revaluation gains/losses, in addition to relative consolidation of the adjusted EBITDA in associated companies and companies under joint control; the Adjusted EBITDA will be calculated based on the data of the last four quarters in the aggregate, and will be listed in the notes of the Company’s financial statements.

It shall be clarified that after the purchase or one or more income-generating assets is expressed in the balance sheet of the Company, the calculation of the financial covenants as stated will take place while adding to the numerator of the Adjusted EBITDA the Adjusted EBITDA that is attributed to the same asset, while amending the Adjusted EBITDA of the asset to the terms of a full year.

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(3)	If the consolidated equity of the Company (including minority rights) to the total consolidated balance sheet will be less than 20% (in this Section 5.3: the “Equity to Balance Sheet Covenant” or the “Minimum Equity to Balance Sheet Ratio”).

(4)	In the event that the Loan to Collateral Ratio exceeds 75% (in this section 5.3: the “Loan to Collateral Ratio Condition”).

The Equity Covenant, covenant of the Adjusted Net Financial Debt to Adjusted EBITDA, the capital to balance sheet ratio condition, and the Loan to Collateral Ratio Condition will each be referred to as: a “Financial Criterion” and together: the “Financial Covenants.”

It is clarified that if adjustment of interest is required in accordance with the mechanism described in this Section 5.3 above and below, and based on the mechanism described in Section 5.2 above, and pursuant to any other section in this Deed (if any), then in any event, the maximum aggregate rate of the additional interest rate will not exceed the maximum interest increase limitation (as defined in Section 5.2 above). Arrears interest, if applicable in accordance with Section 4(a) of the terms of the overleaf, will be added to the said rate and will not constitute part thereof.

In this regard:

The “Additional Interest Rate” - additional interest at a rate of 0.5% for a deviation from each of the financial covenants.

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The increase of the interest rate will take place only once for each deviation from any of the Financial Covenants, if such a deviation occurs, and the interest rate will not be increased again in the event that the deviation from any of the Financial Covenants continues (in this regard, it shall be clarified that if the deviation from any of the Financial Covenants is remedied and thereafter there is an additional deviation, the aforesaid addition will apply). It shall be emphasized that in the event in which due to a decrease in the rating of the Bonds, the annual interest rate is increased in accordance with the provisions of Section 5.2 above, in any event, the additional interest rate under the same section, together with the additional interest rate under this Section 5.3, for the deviation from the Financial Covenants, will not exceed the limitation on the maximum interest increase.

The “Deviation Date” – the publication date of the financial statements that indicate the deviation.

A.	If the Company deviates from any of the financial covenants under the Company’s reviewed or audited consolidated Financial Statements (the “Deviation”), the annual interest rate that the unpaid balance of the Bonds (Series B) will bear will be increased by the additional interest rate for the Deviation, above the interest rate as it was at the time, before the change, for the period that begins from the Deviation Date and until the earlier of the full repayment of the unpaid principal balance of the Bonds (Series B) or the date of the publication of the Company’s Financial Statements whereby the Company does not have a deviation from any of the financial covenants, all subject to the limitation on the maximum interest increase.

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B.	In the event in which a Deviation from any of the Financial Covenants occurs as stated, no later than the end of one business day from the publication of the Company’s audited or reviewed Financial Statements (as applicable) indicating a deviation, the Company will publish an immediate report in which the Company will state: (a) the aforesaid deviation, while specifying the financial covenants on the date of the publication of the financial report and whether there is a change to the interest rate following a change in the rating, if there is such a change as stated; (b) the updated rating of the Bonds (Series B) based on the most recent rating report published before the date of the immediate report; (c) the precise interest rate that the principal of the Bonds (Series B) will bear for the period beginning from the current Interest Period and until the Deviation Date (the interest rate will be calculated based on 365 days per year) ( the “Original Interest” and the “Original Interest Period”, respectively); (d) the interest rate that the balance of the principal of the Bonds (Series B) will bear as of the Deviation Date and until the upcoming actual interest payment date, i.e.: the Original Interest with the addition of the additional annual interest rate (the interest rate will be calculated based on 365 days per year) (the “Updated Interest”), and this subject to the limitation on the maximum interest increase.; (e) the Weighted Interest Rate that is paid by the Company to the Bondholders (Series B) on the upcoming interest payment date, arising from the provisions of Subsection (c) and (d) above; (f) and the annual interest rate reflected from the Weighted Interest Rate; (g) the annual interest rate and the semiannual interest rate (the semiannual interest will be calculated as the annual interest divided by the number of interest payments per year, i.e. divided by two) for the subsequent periods.

Should the deviation linger after the first quarter of its occurrence, no later than one business day from the date of the Company’s publishing its financial statements, audited or reviewed (as the case may be), which indicate the deviation is continued, the Company shall publish an immediate report in which the details of this section above shall be displayed, according to the revised interest rate, and in reference to the continued deviation as aforesaid in the definition of the term the “Additional Interest Rate”.

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C.	In the event in which the Deferral Date occurs during the days beginning four days before the effective date for the payment of any interest and ending on the subsequent interest payment date (the “Deferral Period”), the Company will pay the Bondholders (Series B) on the subsequent interest date, the Original Interest of prior to the change only, while the interest rate arising from the addition of the interest in a rate equal to the additional annual interest rate during the Deferral Period will be paid on the following interest payment date. The Company will provide notice in an immediate report of the precise interest rate for payment on the following interest payment date.

D.	In the event of a deviation from any of the Financial Covenants in a manner that impacts the interest rate that the Bonds (Series B) will bear (as stated in Paragraph A or Paragraph E), the Company will inform the Trustee thereof in writing within one business day from the date of the publication of the Financial Statements as stated.

E.	It is clarified for the avoidance of doubt that in the event that after the Deviation the Company publishes its audited or reviewed Financial Statements (as applicable), based on which the Company has not deviated from any of the aforesaid Financial Covenants, the increase in the annual interest rate will be cancelled for the deviation (and due to the deviation being continued, to the extent of its continuing and as applicable) from any of the aforesaid Financial Covenants in a manner that annual interest rate that the bonds will bear will be reduced at the rate of the interest increase as aforesaid and this for the period in which the Company has not deviated from any of the Financial Covenants, which shall begin on the date of the publication of the Financial Statements that indicate non-deviation from the Financial Covenants, so that the interest rate that will be borne by the outstanding balance of the principal of the Bonds (Series B) shall be – if the interest rate has not previously been raised in respect of a decrease in the rating of the Bonds (Series B) as stated in Section 5.2 above and if there is no deviation from the other financial covenants – the interest rate that was determined in the Tender, (and in any event, the interest rate that the Bonds will bear will not be less than the interest rate determined in the Tender) or any other interest rate determined as a result of a decrease in the rating of the Bonds (Series B) as stated in section 5.2 above. In such a case, the Company will act in accordance with the provisions of Subsection (b) through (d) above, mutatis mutandis, as applicable and with respect to the Company’s non-deviation from the same Financial Covenants. It is clarified that in any case, the interest rate that the bonds will bear will not be lower than the interest rate established in the Tender.

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F.	The examination regarding the Company’s non-deviation from the financial covenants will be performed on the date of the publication of the Financial Statements by the Company and as long as the Bonds (Series B) exist in circulation with respect to the annual/quarterly Financial Statements that the Company is required to publish until the same date.

The Company will specify within the notes of the financial statements in each financial report published, as applicable, the existence of a deviation or lack of deviation from the financial covenants.

For the avoidance of doubt, it shall be clarified that subject to the above and the limitation on the maximum interest increase, the additional interest payments as a result of the Lowered Rating as stated in Section 5.2 above and/or as a result of the Company’s non-compliance with any of the financial covenants as stated in this Section 5.3 above are aggregated. Therefore, in the event that a Lowered Rating occurs, while in addition the Company deviates from any of the financial criterion, one or more, the Bondholders (Series B) will be entitled to an increase in the interest rate as stated above, provided that the additional annual interest does not exceed 1.5%.

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5.4	Interested party transactions

The Company undertakes that excluding the Exempt Transactions as defined below, Extraordinary Transactions (as defined in the Israeli Companies Law) of the Company with its controlling stockholders , or Extraordinary Transactions of the Company with another person in which the Controlling Stockholders have a personal interest, or the engagements of the Company with the Controlling Stockholders or their relatives, directly or indirectly, including through a company under their control, including as well as if he is also an officer in the Company ,inter alia – regarding the terms of his service and employment, and if he is an employee of the Company and is not an officer thereof, inter alia – regarding his employment in the Company (in this Section 5.4 “Extraordinary Transactions”), shall be subject to the approval of the Bondholders of the Bonds (Series B) by a Resolution with an ordinary majority.

The transactions set forth below (including the renewal and extension of their validity) will be considered “Exempt Transactions” regarding which no approval of holders will be required as stated in this Section 5.4 above:

(1)	The transfer of assets with positive fair value to the Company (including to companies held by the Company) for no consideration. In this regard, an allocation of shares alone will not be considered consideration;

(2)	The provision of funds to the Company in exchange for Company shares or in consideration for any other capital instrument that is deferred and inferior to the Company’s debt towards the Bondholders;

(3)	Release of the controlling stockholders and/or interested parties from guarantees given in favor of third parties regarding assets owned by the Company and/or corporations that the Company owns directly or indirectly, provided that as a result of the release of guarantees as stated, no additional financial obligations are added to the Company, as well as an extension of the validity of the guarantees, securities and undertakings as stated without a material change to the terms thereof;

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(4)	The array of lease and transaction agreements set forth in Chapter 9 of the Shelf Prospectus and within Article 22 of Part D of the 2017 Periodic Report, as well as the lease agreements as aforesaid in Section 1.10 of the 2017 Periodic Report and Section 9.2 of the Shelf Prospectus, including its update or renewal in the commercial terms that are identical in nature to those described in the Prospectus and Periodic Report;

(5)	(a) The lease agreements set forth within Article 22 of Part D of the 2017 Periodic Report and Section 9.2 of the Shelf Prospectus, including their updating or renewal, in commercial terms that are essentially identical or preferential from the Company’s perspective to those described above (“Existing Lease Agreements”), as well as (b) new lease agreements regarding new assets (including new tenants) in a format similar or preferential from the Company’s perspective to the terms of the existing lease agreements; and (c) a change of the lease fees in the existing lease agreements in the following manner:

In the case in which during the term of the relevant lease, one or more of the assets included in the existing lease agreement that is a framework agreement is sold, the following terms shall apply: (a) the asset that is sold will be removed from the framework agreement; (b) a reduction of the lease fees paid under the framework agreement will be performed, in the amount equal to the EBITDAR attributed to the asset in the 12 months before the sale, attributed to the asset sold, according to the last appraisal. In the event that the lessor decides to add an additional asset or assets to the framework agreement, the owner of the asset will be added as a lessor (and if necessary, the relevant lessee will be added as well) and the lease fees will increase in the amount of not less than 9.5% of the purchase price of the additional asset. For details regarding the terms of the aforesaid agreements in subsections (4) and (5) above, see Section 9.2 of the Shelf Prospectus.

(6)	Provide guarantees by the controlling stockholders (directly or indirectly) in favor of financial entities for the Company and/or corporations that the Company holds

(7)	Special transactions that meet the terms set forth in the Companies Regulations (Leniencies in Transactions with Interested Parties), 5760-2000;

(8)

Engagement in policies to insure assets of the Company and/or subsidiaries and affiliated companies against the customary risks, within the policies that cover the asset portfolio of the Company jointly with the assets of the controlling stockholders, if any whose beneficiaries may be, inter alia, the Company, subsidiaries or associated companies or controlling stockholders, as applicable (while the amounts of the premium are allocated by the insurance company for the various assets in a manner in which the Company does not bear a premium in excess of its relative share of the assets);

(9)	Granting Officer exemption from liability insurance and liability insurance in the Company, as they serve from time to time, including officers from among the controlling stockholders;

(10)	Granting letters of indemnity to the controlling stockholders and/or their relatives, as they may be from time to time, as set forth within Article 29a of Part D and Section 16 of the 2017 Periodic Report, as well as new letters of indemnify in the form as updated, if at all, in accordance with the Companies Law and Regulations thereunder, as they may be from time to time and entering into directors and officers insurance as accepted in Companies such as this.

The Company will confirm within its period report or alternatively, provide the Trustee, in the end of March every year, with a description from the Company’s CEO or the most senior financial officer in the Company of special transactions, if such were performed for which consent was required from the Bondholders as stated in this Section 5.4 above (which are not Exempt Transactions as stated in this Section 5.4), without providing the consent of the Bondholders (Series B) in advance as stated above.

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5.5	Interest Cushion

A.	Of the proceeds of the net issue deposited in the trust account as stated in section 6.2.4 below, the Trustee will transfer to the bank account which will be opened by the Trustee in his name and under his ownership in a bank incorporated in Israel, in favor of the Bondholders of the Bonds (Series B) an amount that is equal to the amount of the next interest payment (as of that date) in respect of the Bonds (respectively: “the Interest Cushion Amount” and “the Interest Cushion Account”), where the amount of the interest cushion will serve as collateral for the holders of the Bonds (Series B) until the full redemption of the Bonds (Series B).

B.	The signature rights in the Interest Cushion Account will be the Trustee’s only. The funds deposited in the Interest Cushion Account will be transferred to the property of the Bondholders and will be managed by the Trustee in accordance with the provisions of Section 17 below.

C.	If on the morning of the fifth (5th) day of every calendar month after the end of each calendar quarter and if it is not a business day, then the following business day (“Cushion Completion Date”), the amount deposited in the Interest Cushion Account will be lower than the amount required for payment of the nearest interest payment of that date, including due to the Trustee’s use of the amount for proceedings under this Deed, the Company will transfer to the Interest Cushion Account on the date of completing the cushion (and if it is not a business day, then on the following business day) an amount that is equal to the amount required for the completion of the amount deposited in the Interest Cushion Account, on the date of completion of the cushion, to the amount of the near interest payment (together with The amount deposited at the time in the Interest Cushion Account: “the Current Cushion Amount”).

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To the extent that on the date of payment of the principal and/or interest in respect of the Company, the deposited amount in the Interest Cushion Account exceeds the Current Cushion Amount (“the Excess Amount”), the Company shall be entitled to instruct the Trustee to make use of the Excess Amount for making payments of principal and interest amounts that the Company is liable to pay to the Bondholders of Bonds (Series B). Under this Deed and pursuant to the Company’s request, the Trustee will transfer to the Nominee Company for payment on the date on which the payment is to be paid, up to the amount of the payment that was offset by the Company’s notice or up to the amount of the Excess Amount, whichever is lower. At the final and last redemption date of the Bonds (Series B), the Company may instruct the Trustee to make use of the Current Cushion Amount and the Excess Amount as it will be deposited in the Interest Cushion Account for the purpose of any payment in respect of the Bonds or transfer it to the Company (after full repayment of all the Bonds).

D.	It is hereby clarified that if the series of bonds is increased or an additional interest rate applies as stated in sections 5.2 and 5.3 above, the Company will deposit in the Interest Cushion Account the funds that will constitute the Interest Cushion Amount in respect of the increase or the updated interest rate within ten business days from the date of publication of the immediate report regarding the increase or the change in the interest rate as aforesaid, as the case may be.

E.	It is hereby clarified that the non-deposit of funds in the Interest Cushion Account within 10 business days from the date of completion of any interest, whether as part of the issue under this Shelf Prospectus and the Shelf Offer Report or following the occurrence of events as specified in this section, shall constitute grounds for calling for immediate repayment of the balance of the Bonds (Series B) in circulation, as stated in subsection 8.1.31 below.

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F.	For the avoidance of doubt, it is clarified that the Company’s undertaking to transfer the funds to the Interest Cushion Account is not guaranteed by a mechanism that will ensure the performance of this undertaking. In the event that the Company fails to meet its obligation to transfer the funds to the interest-rate account, the trustee will not be able to prevent the breach of this undertaking, but rather to take the measures at his disposal according to law and the deed of trust, to enforce on the Company to retroactively execute its undertaking.

G.	It is hereby clarified that the Interest Cushion Amount and the Current Cushion Amount will be held by the Bondholders and will be held by the Trustee for the Bondholders of the Bonds (Series B). The Company shall not have any rights or claims with respect to these sums, save for (A) the right to issue an instruction in respect of the Excess Amount and/or providing an instruction for the current cushion amount on the final and last repayment date of the Bonds (Series B), as stated in subsection D above, and (B) Determination of the money management policy in the Interest Cushion Account and its implementation, which shall be at the sole discretion of the Company, provided that the investment will be in investments as detailed in section 17 below. The Trustee may not object to the investment policy and will not be responsible vis-à-vis the Bondholders (Series B) and/or the Company for any damage and/or loss caused due to this policy.

H.	The Company undertakes that it will sign any document that will be required for executing such a decision to distribute to the Bondholders the funds in the Interest Cushion Account according to the provisions of this Deed.

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5.6	Expenses Cushion

Without derogating from the provisions of Section 26 below, from the net issuance consideration a total in the amount of USD 200 thousand (based on the exchange rate of the dollar, known on the day before the tender date) will be deposited in a special bank account opened by the trustee and in its name in trust for the Bondholders, which will be used for payment of the ongoing expenses and management expenses of the trustee (including for proceedings to reevaluate assets, if performed by the trustee), in the case in which the Bonds (Series B) are called for immediate repayment and/or in the case in which the Company breaches a provision that is not neglect of the Deed of Trust (respectively: the “Expenses Cushion Amount” and the “Expenses Cushion Account”). As long as it is possible given by the law which applies on the Company, a collateral or lien will be registered in favor of the Trustee, as applicable, on the bank account as aforesaid. The Expenses Cushion Amount will be held until the date of the full and final payment of the Bonds (Series B). After receipt of approval from the senior officer in the financial department at the Company or from the Chief Executive Officer of the Company, in the form to the Trustee’s satisfaction, regarding full payment of the Bonds (Series B), any remaining amount, if any, in the Expenses Cushion Account (in addition to all of the profits accrued) will be transferred to the Company in accordance with the details provided by the Company. In the case in which the Expenses Cushion Amount is not sufficient to cover the expenses of the Trustee in connection with call for immediate repayment of the Bonds (Series B) and/or a breach of the provisions of the Trust Deed by the Company, if any such event occurs, the Trustee will act in accordance with the provisions of Section 26 below. For the purpose of this Section 5.6, “Proceedings for the Revaluation of Assets” shall mean the appointment of an external and independent assessor selected by the Trustee to examine the fair values of the Company’s real estate assets.

It is noted that the signature rights in the Expenses Cushion Account will be granted to the Trustee exclusively; all of the costs of opening in the Expenses Cushion Account, its management and closing will be borne by the Company. The policy of managing the funds in the Expenses Cushion Account and its performance will be determined at the sole discretion of the Company, provided that the investment is in investments as set forth in Section 17 below. The Trustee will not be liable vis-à-vis the Bondholders (Series B) and/or vis-à-vis the Company for any loss caused due to the investments as stated.

The above will not derogate from the obligations of the Company, the controlling stockholders and officers therein as set forth in Section 34 below, which, for the avoidance of doubt, will also apply in connection with the Expenses Cushion Account.

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5.7	Appointment of a Company Representatives in Israel

5.7.1	By the full, final and precise payment date of the Bonds (Series B) under the terms of the Deed of Trust vis-à-vis the Bondholders, the Company undertakes that it will have a representative on its behalf in Israel, to which legal process can be served to the Company and/or officers thereof and/or the property companies instead of their service to the Company’s address overseas, set forth in the preamble to this Deed and/or the addresses of the property companies.

5.7.2	As of the date of signing the deed, the Company’s representative in Israel is the law office of Fischer Behar Hen Well Orion & Co (whose address is as set forth in the preamble to this Deed) (the “Company’s Representative in Israel”).

5.7.3	Service to the Company’s Israel Representative will be considered valid and binding service in connection with any claim and/or demand of the Trustee and/or the Bondholders (Series B) under this Trust Deed.

5.7.4	The Company will be permitted to replace the Company’s Israel Representative from time to time but only if at the time of the replacement the Company shall report the details of the new Company representative in an immediate report and will deliver a notice to the Trustee.

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5.7.5	In the case of the appointment of a new representative, the immediate report and notice to the Trustee will also include the date on which the appointment of the new representative enters into force. As long as the appointment of the new representative does not enter into force, the address of the replaced representative will be the address for the aforesaid service.

5.7.6	A breach of this section will constitute a material breach of the provisions of the Deed of Trust.

6.	Securing the Bonds and Transfer of the Issuance Consideration to the Company

6.1	The Bonds (Series B) are secured by collateral as described in this section below. For details regarding the Company’s undertakings regarding the undertaking to avoid the creation of a general pledge of the Company’s assets and regarding the non-creation of additional pledges in the asset companies, see Section 6.9 of the Deed of Trust.

For the avoidance of doubt, it is clarified that the Trustee is not subject to and will not be subject to an obligation to examine, and in practice the Trustee has not examined and will not examine, the need to provide securities to secure the payments to the Bondholders (Series B). The Trustee was not asked to conduct, and the Trustee did not conduct in practice and will not conduct, a financial, accounting or legal due diligence as to the state of the Company’s business or the business of any of the property companies. In its engagement in this Deed of Trust and the Trustee’s consent to serve as a trustee for the Bondholders (Series B), the Trustee does not express an opinion, explicitly or implicitly, as to the ability of the Company to meet its obligations vis-à-vis the Bondholders (Series B) under this Deed. The provisions above will not derogate from the Trustee’s obligations under any law and/or the Deed of Trust, and will not derogate from the Trustee’s obligation (if such an obligation applies to the Trustee under any law) to examine the impact of changes in the Company from the date of the Shelf Offer Report and thereafter, if they may detrimentally impact the Company’s ability to meet its obligations under this Deed of Trust vis-à-vis the Bondholders (Series B).

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6.2	Pledging the Pledged Assets

6.2.1.	To secure the Company’s undertakings to repay the Bonds (Series B) in full and on the dates set forth in this Deed of Trust, including principal, interest and arrears, should such apply (the “Secured Amounts”), the Company undertakes to create and record and/or cause the creation and recording in favor of the Trustee for the Bondholders, fixed, first ranking and single mortgages on all (100%) of the rights of the property companies in the following real estate assets, in whole or in part (subject to the terms of this section below):

(1) 253 Bradington Drive, LLC; (2) 911 South 3rd St Realty LLC; (3) 516 West Frech St, LLC; (4) 3090 Five Points Hartford Realty, LLC; (5) 3121 Glanzman Rd Realty, LLC; (6) 620 West Strub Rd Realty, LLC; (7) 4250 Sodom Hutchings Road Realty, LLC; (8) 146 Buck Creek Road, LLC; (9) 704 5th Avenue East, LLC; (10) 2501 River Road, LLC; (11) 140 Technology Lane, LLC; (12) 308 West Maple Avenue, LLC; (13) 1900 North Park Ave, LLC; (14) 430 South Front St, LLC; (15) 1621 Coit Road Realty, LLC; (16) 8200 National Ave Realty, LLC; (17) 2301 North Oregon Realty, LLC; (18) 601 Plum Creek Drive Realty, LLC; (19) 1155 Eastern Parkway, LLC; (20) 1585 Perry Worth Rd, LLC (collectively: the “Asset Companies” and the “Mortgages” respectively).2 The Company warrants that as of the signing date of this Deed of Trust, registered on the Mortgaged Assets as defined above mortgages as described in Section 16.4 of the 2017 Periodic Report. For additional details regarding the Pledged Assets, see Appendix E of the Shelf Offer Report.

2 In the case of the sale of the Pledged Assets as stated in Section 6.6 below, or refinancing of any of the assets from the Pledged Assets as stated in Section 6.7 below, the assets from which the mortgage was removed in accordance with the same sections will not be included in the definition of the “Mortgaged Assets,” and the Asset Companies holding only the same assets will not be included in the definition of “Asset Companies.” In the case of the pledge of additional assets in accordance with the provisions of this Deed, the assets pledged in the definition of “Mortgaged Assets” will be included and the Asset Companies holding the same assets will be included in the definition of “Asset Companies.”

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For the sake of creating the mortgages under this section, the loans that are secured by the Existing Mortgages (as defined below) will be repaid, by using the issuance proceeds, the registered mortgages will be removed on the Mortgaged Assets in a manner that after the mortgages will be registered to the benefit of the Trustee all of the rights of the Property Companies in the Mortgaged Assets will be pledged to the benefit of the Trustee to secure the Secured Amounts. According to the provisions of the pledge agreements signed in connection with the creation of the aforesaid mortgages, all of the rights of the Property Companies that are owed for or under the Pledged Assets, priority rights or other rights and/or any right to receive a cash flow arising from the pledged asset and/or right to receive insurance payments, if any, will also be pledged for the benefit of the Trustee.

In addition, the lien agreements will include provisions to ensure the existence and/or rehabilitation and proper operation of the assets pledged by the lessees that operate them (the “Operation Companies”), while complying, inter alia, with the provisions of the various laws relating to the operation of the assets and provisions that ensure the continued operation of the pledged assets and the transfer of the cash flow deriving from the aforesaid operation to the Trustee, in the event of an exercise event as defined below, by the operating companies.

It is clarified that, as long as no event has transpired affording the Trustee and/or the Bondholders the right to immediate repayment of the Bonds (Series B) and/or to the exercise of the securities, and as long as no resolution has been reached by the Trustee or the holders with regards to the immediate repayment of the Bonds (Series B) and/or to the exercise of the sureties under the terms of this Deed, according to the earlier of the two (an “Exercise Event”), subject to the mortgages and the undertakings in this Deed of Trust, the balance of the rights of the Company and the Property Companies (directly and indirectly) in the Mortgaged Assets by law, agreement or the articles of association shall not be impinged, and shall remain fully and exclusively in its possession and/or the possession of the Property Companies.

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It is clarified that the Company does not undertake to pledge all of the assets set forth in this section above, but rather undertakes to pledge a number of assets whose loan to Collateral Ratio does not exceed 65%. The assets that will be pledged from among those listed in this section above as stated will be at the sole discretion of the Company (without a particular order), until compliance with the loan to Collateral Ratio required, as stated. Notwithstanding the above, the initial assets pledged will be based on the following order – (a) assets (8) to (11) above (located in Tennessee); (b) asset (19) above (located in Kentucky); (c) asset (1) above (located in Illinois).

6.2.2.	Creating the Mortgages

The registration or creation, as applicable, of the mortgages, detailed in Section 6.2.1 hereto shall be performed by a closing proceeding that was formulated in accordance with the memorandum of an attorney representing the Company and familiar with the relevant laws in the United States that apply to the Property Companies and the Mortgaged Assets (an “American Attorney”), as detailed in Section 6.2.3 hereunder and in accordance with the following documents, upon completion of the closing process and producing all the documents to the Trustee3, in wording it finds satisfactory, the Mortgaged shall be seen as “registered” and/or “created,” as applicable:

A.	An opinion of the American Attorney or confirmation from an US title insurance company that will serve as the closing agent (the “Insurance Company”)[4], addressed to the Trustee, to the effect that the Company and the Property Companies, as applicable, have adopted all of the resolutions required for the creation of the Mortgages, and that the parties competent to sign in the Company’s name have signed on all of the required documents for the purposes the Mortgages and/or their registration.

3 It is noted that for the purpose of the closing process, the Trustee will be represented by an American attorney.

4 The insurance company in the first issue of the Bonds will be Chicago Title Insurance Company.

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B.	Confirmation from a senior officer in the Company and/or in the Property Companies, as applicable (Officer Certificate) confirming the resolutions required for the purpose of registering the Mortgages have been adopted, as well as the absence of conflicting and/or contradictory undertakings on the part of the Company and the Property Companies in connection with the creation and/or registration of the Mortgages, and that the Mortgages are in the sole ownership and possession of the mortgaging company, as applicable. Furthermore, it should state that the laws of the United States are those applicable to the Mortgages. The identity of the signer and the fact that it is a senior officer in the Company and/or Property Companies, as applicable, shall be verified and confirmed by an American Attorney.

C.	An opinion from the American Attorney as described in subsection 6.2.3(f) below.

The draft of the mortgage agreements was published by the Company in a report of March 18, 2018. Mortgage agreements concerning the execution of the Mortgages in favor of the Trustee shall be worded in a manner that pleases the Trustee, and such that the Trustee is authorized to agree to any changes in the wording of the Mortgage agreements under the same terms by which the Trustee may agree to changes in the body of the Deed of Trust, as detailed in Section 28 of the Deed of Trust, mutatis mutandis. It is clarified that the confirmations of the American Attorney (including the opinion and memorandum) may include factual assumptions and accepted qualifications and the American Attorney may rely on the Company’s declarations and/or the declarations of the Property Companies and/or another person in connection with the factual assumptions (without independent examination) if accepted in the relevant law for the execution of an examination as stated in the state in which the pledge is created.

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6.2.3.	Removal of the Existing Mortgages and Registration of the New Mortgages

A.	The Company warrants that, as of the signing date of this Deed of Trust, Mortgages are registered on the Mortgaged Assets (as defined above), as described in Section 16.4 of the 2017 Periodic Report and them alone (the “Existing Mortgages”).

B.	After issuance of the Bonds (Series B), the net proceeds of the issue will be held in a trust account in Israel owned by the Trustee in favor of the Bondholders, to which the exclusive signature rights will be held by the Trustee. In order to release the existing mortgages and to register the mortgages to secure the secured amounts, the Company will be required to repay the balance of the existing loans in the pledged assets (and associated closing costs) out of the proceeds of the issue. The release of the existing mortgages and the registration of the new mortgage as aforesaid will be made by a trust arrangement as is customary and is practiced in the United States and will be administered by the Insurance Company, which will serve as the holder of the Trust as described below (the “Closing”).

It is hereby clarified that the amounts to be transferred by the trustee to the rights insurance company will be in accordance with the Payoff Letters (the “Payoff Letters “) on behalf of the financing entities which provided the outstanding balance of the existing loans in the pledged assets plus the direct related costs that the Company and property companies have in connection with the repayment of the existing loans in accordance with the calculation that will be transferred to the trustee by the Company5, along with reference documents from those lending entities that their loans are repaid. It is emphasized that the amounts listed in the Payoff Letters are final.

5 (Such as the insurance premium for the issue of the rights of the rights, attorney fees, Closing Agent fees, pledge registration fees, etc.).

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The Payoff Letters will be delivered to the trustee (or according to the rights insurance company’s request, which will receive the Payoff Letters), specifying the amounts of repayment required to be transferred to the relevant financing entity for the purpose of full repayment of the existing loans to the property companies, and for the removal of existing mortgages. The Payoff Letters will note that in exchange for the transfer of the said amounts which will constitute the final payment of the existing loans in relation to the pledged assets, the financing entities will release the existing mortgages in their favor on the pledged assets and remove any registration in respect of these mortgages.

C.	For the purpose of closing, a closing agreement will be executed between the Insurance Company (which will issue rights insurance as specified in paragraph E) and the Trustee (the “Closing Agreement”). The Closing Agreement will include arrangements and actions relating to: (1) the transfer of the net issuance consideration required for the payment of the loans secured with existing mortgages, the removal of the existing mortgages and payment of the Closing Costs. It is hereby clarified that the insurance policy will secure the proceeds of the issue, but it is possible that for efficiency reasons the proceeds of the issue to the insurance company will not be transferred, but rather directly to the beneficiaries provided that the same takes place with the knowledge of the title insurance company; (2) securing the mortgage registration to secure the Bonds (Series B); (3) the undertaking of the insurance company to issue a rights insurance policy as described in paragraph E below;

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D.	As the closing process progresses, the American Attorney will notify the Trustee that the closing is close to conclusion and has reached a stage in which mortgage lenders in the US transfer the funds to the Trusteeship; after receiving the said notice, and subject to signing the closing agreement and receipt of the letters of intent as stated above, the Trustee will deliver the required net issuance proceeds of the Bonds to the rights insurance company in accordance with the closing agreement. It is clarified that the net issuance consideration as aforesaid will be transferred to the Insurance Company in US dollar, after the Trustee converts, under the Company’s instructions, the net issuance consideration. The Trustee will be entitled to receive the net issuance proceeds of the Bonds that was transferred back to him at his request as long as long as the proceeds were not used in accordance with the Closing Agreement. Amounts payable in shekels (such as issuance expenses), if any, will not be converted and will remain in the hands of the Trustee (and will not be transferred to the Company) for payment directly to the entitled parties on the closing date.

“Closing Completion Date” – the date on which the existing loans are repaid and the mortgages assigned and/or created for the Trustee (but before the registration of the same transfers);

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E.	The rights insurance company: (1) shall transfer the net issuance consideration required for the purpose of full repayment of the existing loans and the removal of the existing mortgages and for the purpose of paying the closing costs; (2) register the mortgages to secure the Bonds (Series B) in favor of the Trustee; (3) issue insurance policies to the Trustee in the full amount (100%) of the issuance consideration for the losses that may be incurred as a result of the registration of the mortgages on the properties that is not a first lien and preferable to any other lien subject to the exceptions that are acceptable in such policies. The amount of the insurance cover shall be a nominal amount in dollars equal to the full Issuance Consideration (including the amount of the early commitment to institutional investors) according to the rate at which the proceeds of the issue were converted into dollars. It is clarified that in the event of a change in the exchange rate, the consideration received in dollars for the realization of the policy may be lower than the shekel value of the issue proceeds. The amount of the policy will not bear interest (“Rights Insurance Policy”)[6]; and (4) transfer the balance of the proceeds (if any) of the issue to the Company as described in subsection 6.2.4 below (“Finalizing”).

It is noted that the insurance company will register the mortgages to secure the Bonds (Series B) immediately after the transfer of the Bonds proceeds for repayment of the existing loans and for removing the existing mortgages concurrently with the issuance of a rights insurance policy to the Trustee. The insurance Company will bear the fill risk deriving from the time gap, to the extent that there is a gap as aforesaid between the transfer of the proceeds of the net issuance consideration for the purpose of redeeming the existing mortgages and the registration of the mortgages under this Deed.

6 For an accepted wording of an insurance policy refer to Loan Policy from 6.6.2017, available at the address: https://www.alta.org/policy-forms/. The Company expects the insurance policy which will be signed to be significantly similar to the said accepted wording.

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F.	Finalizing the closing is subject to obtaining the opinion of the American lawyer. In this opinion, it will be determined, among other things, that subject to the assumptions and qualifications mentioned in the opinion: (1) The property companies were established lawfully, exist legally and are legally owned, directly or indirectly, by the Company; (2) the mortgages on the assets that will be pledged to secure the Bonds (Series B), were approved, duly signed and delivered; (3) the mortgages are legal, valid, enforceable and exercisable vis-à-vis the Property Companies and any other creditor of the property company; and (4) the exceptions included in the insurance policies of the Trustee are of the type that are issued to US commercial mortgage lenders.

It is clarified that the opinion of the American Attorney will not include an opinion regarding property owned by any person or entity or regarding the priority of any lien, and in these matters, the trustee will rely on the Trustee’s insurance policies.

Within 45 days from the closing date, the Company will provide the Trustee with confirmation from the American Attorney (in supplementation to the opinion above) based on which all of the approvals required have been received in order to finalize the securities for the Trustee. It is clarified that in this regard, the American Attorney can rely on the confirmation from the Insurance Company.

G.	It is hereby clarified that on the maturity date of the last payment in respect of the principal and interest of the Bonds (Series B) and subject to full repayment, or settlement of the unpaid balance of the Secured Amounts in any manner (including by way of self-purchase and/or early redemption), the mortgages detailed in this section will be deemed void, without the need to take further action, and the Trustee shall sign any document required for the purpose of canceling the mortgage.

The Company undertakes to sign any document required for the creation and registration of the mortgage in accordance with the Deed of Trust.

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6.2.4.	Transfer of the Issuance Consideration to the Company

(A)	As stated in Section 6.2.3 above, the net consideration from the issuance that is received by the issuance coordinator on account of the issuance of the Bonds (Series B), (following the withholding of prior undertaking fees to classified investors) (above and hereinafter: the “Net Issuance Consideration”) shall be transferred by the issuance coordinator, along with its proceeds, to the Trust Account, until the transfer of the sum to the Trust account of the Rights Insurance Company as described in Section 6.2.3 above.

It is clarified in this regarding that in reality, an amount equal to the amount of the issuance expenses in accordance with the calculation provided by the Company to the Trustee may remain in the Trust Account and/or with the issuance coordinator in trust for the Trustee and the Bondholders, and will be paid by the Company on account of the issuance expenses only on the completion of the closing date.

Without derogating from the provisions of 35H(1) of the Law, the Company sees the receipt of the consideration from the issuance by the issuance coordinator as the receipt of the consideration by the Company, and, in light of this, shall request the listing of the Bonds (Series B) for trade on the Stock Exchange.

(B)	At the end of the closing proceeding, the remaining consideration from the issuance (as stated in paragraph C below) shall be transferred to the Company, upon the Company’s written demand, which shall also specify the account details for the transfer.

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(C)	The Trustee will rely on the opinion of the Company’s attorneys’ in the United States, as detailed in Sections 6.2.2 and 6.2.3 above (the “Confirmation of the U.S. Legal Counsels”) and shall not be required to investigate their validity and/or accuracy. Furthermore, within two (2) business days following the removal of the Existing Mortgages, as stated above, and following the creation and registration of the New Mortgages and the service of all documents specified in Sections 6.2.2 and 6.2.3 above to the Trustee, including the Certificates of the Attorneys in the United States, the Trustee shall transfer the Company the balance of funds remaining in the Trust Account, along with their proceeds, less the account opening, management and closing expenses and additional fees paid to third parties, if and to the extent that there are such, and less the Interest Cushion Amount and the Expenses Amount.

(D)	It is agreed that as long as the terms of release of the balance of the consideration from the issuance to the Company have not been fulfilled, according to the closing agreement described in Section 6.2.3 above, the Company shall not be entitled to any sum from the consideration for the issuance whose terms of release have not been fulfilled.

(E)	The Company undertakes to do all under its control that the closing proceeding as described in Section 6.2.3 above will be fulfilled within a period of ninety (90) days of the date of the issuance of the Bonds (Series B). The Trustee will be permitted to extend such period in his sole discretion by an additional 30-day period. The general meeting of the Bondholders may approve an extension of said period by a special resolution adopted in the meeting of the Bondholders (Series B) (said 90-day period, or 120 days in the case where the Trustee provides an extension - combined with any extension approved, as stated, to the extent that such are approved, shall hereinafter be termed: the “Interim Period”).

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To the extent that the closing proceeding has not been completed as described in Section 6.2.3 above by the conclusion of the Interim Period, regarding the assets whose Loan to Collateral Ratio does not exceed 65%, the Company shall work to perform a full early repayment and erase the Bonds from being listed for trade in accordance with the directives of the Israel Securities Authority, the provisions of the bylaws and guidelines of the Stock Exchange, and the bylaws of the Clearing House of the Stock Exchange as they will be at the relevant date, (the “Forced Early Repayment”). One business day following the conclusion of the Interim Period, the Company shall publish an immediate report, with a copy dispatched to the Trustee, giving notice of the execution of the Forced Early Repayment and its date. The date of the Forced Early Repayment shall not be less than seventeen (17) days, and not more than forty-five (45) days, following the Company’s report concerning the Forced Early Repayment to the Bondholders. In said immediate report, the Company shall publicize the sum of the principal to be repaid in the Forced Early Repayment, as well as the accumulated interest on account of the principal sum up until the date of the Forced Early Repayment and the provisions of the rules and guidelines of the TASE shall apply.

In the case of Forced Early Repayment, the amount paid to the Bondholders (Series B) will amount to the principal of the Bonds (Series B) combined with annual interest according to the interest rate for the Bonds (Series B) accrued from the date of the tender and until the actual date of the Forced Early Repayment, with taxes lawfully withheld. For the purposes of executing the Forced Early Repayment under this Section 6.2.4.(E), will be made, inter alia, of the funds remaining in the Trust Account that are provided by the Trustee directly from the Trust Account to the nominee company, less the costs of opening, managing and closing the Trust Account and additional fees paid to third parties, should any such exist. The Company shall supplement any sum required for the purposes of executing said Forced Early Repayment.

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6.3.	The Collateral Value of the Pledged Assets

6.3.1.	In the same cases in which it is necessary under the provisions of this Deed to examine the Collateral Value of the Pledged Assets (i.e., on the release of the issuance consideration from the Trust Account as set forth in Section 6.2 above, upon publication of any financial statement, upon the expansion of the series of the Bonds (Series B) as stated in Section 6.8 below, upon the sale of pledged assets as stated in Section 6.6 below, upon the refinancing for asset/s from the pledged assets, as stated in Section 6.7 below, the following rules shall apply:

a.	The Collateral Value of the pledged assets will be equal to the value of the aforesaid assets based on a valuation (or the purchase price of the purchased asset as set forth below) in accordance with the terms set forth in Section 6.3.2 below;

b.	The Collateral Value of the Financial Securities (if any) will be equal to the amount of the financial deposits to the value of the relevant Exchange and if the security is not marketable, then the undertaking price of the securities or lenders, as applicable, including profits accrued thereon, if any;

c.	The Collateral Value of the bank guarantees (if any) will be equal to the amount of the bank guarantees under their terms;

6.3.2.	The value of any pledged real estate asset will be determined based on a valuation of the aforesaid real estate asset (excluding in cases in which no valuation is performed as set forth in Section 6.3.2 below), which will meet all of the following conditions:

a.	The valuation will be performed by an independent assessor that is selected by the Company, provided that he has experience in the performance of real estate assessments for public companies in accordance with the requirements of the Securities Law and its regulations, and his identity will be agreed upon by the Trustee in advance and in writing. Without derogating from the generality of the above, it is agreed that the assessor: Cushman & Wakefield and CBRE are accepted and agreed upon by the Trustee. It is clarified that by consenting to the identity of the Assessor, the Trustee completely relies on the representations of the Company and its confirmations regarding the experience of the assessor and the assessor being independent, and the Trustee will not be subject to a requirement to examine additional matters beyond the same.

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b.	The date of signing the valuation will be at most 12 months before the date of examining the value of a shorter period if an update is required to the valuation under the provisions of any law (including accepted accounting standards that are adopted by the Company on the basis of which its financial statements are prepared). It is clarified that in any case, the valuation will be performed for pledged assets at least once per year.

c.	The valuation of income-generating real estate assets that are provided as a security under this Deed will be performed on the basis of the method based on which the valuation is performed by the Company of the pledged assets. The valuation of other real estate assets that are provided as a security under the Trust Deed will be performed based on an accepted appraisal method, as determined by the assessor at its professional discretion. In the valuation as stated, reductions of value will not be taken into account, including but not limited to reductions of value for the need for a rapid exercise and for tax matters. The type of method based on which the valuation will be performed will be listed in the valuation.

For the avoidance of doubt, it is clarified that a valuation that was used for the audited or reviewed relevant financial statements of the Company will also be used for the purpose of this Deed, provided that it has met all of the conditions set forth in this Section 6.3.2 above.

Notwithstanding the provisions of this Section 6.3.2 above, in the event that no valuation is performed for an asset purchased by the Company during the period of up to eight months before the examination date (the “Purchased Asset”), the value of the Purchased Asset for the examination of the value based on this Section 6.3.2 will be the purchase amount paid by the Company for the Purchased Asset, and the Company will not be required to perform a valuation for the Purchased Asset in order to examine its asset under this section.

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6.3.3.	On each date on which the Company is required to examine its collateral value (as stated in Section 6.3.1 above), the Company will provide the Trustee with confirmation by the senior officer in the Company’s financial department or the CEO of the Company, to which a calculation will be attached, all in the form to the satisfaction of the Trustee, regarding the Collateral Value of all of the Pledged Assets. It is clarified that for the purpose of the calculation of the Collateral Value as stated in this Section 6.3 above, the valuation will be taken into account that was used for the audited or reviewed relevant financial statements of the Company, provided that it has met all of the conditions set forth in this Section 6.3 above. The Trustee may rely on the approval transferred thereto and will not examine the accuracy of the above or its attachments.

6.4.	Additional terms in connection with the Pledged Assets

It is agreed that regarding the Pledged Assets, the following conditions will be fulfilled, as follows:

6.4.1.	Subject to the pledge documents of the Pledged Assets, the Company and/or any of the Asset Companies may perform any action (legal or otherwise) in the Pledged Assets as stated, without requiring any consent from the Trustee or Bondholders (the “Permitted Actions”), including the following:

a.	Betterment actions, planning, construction (including use of the rights existing as of the date of the Deed of Trust or use of rights which do not exist as of the date of the Deed of Trust), and all that is entailed in the performance of such actions, including the issuance of construction permits, performance of payments, providing undertakings to the authorities and any action required and accepted in the performance of the actions set forth above (it is clarified that actions as stated in this subsection A may temporarily impair income from the Pledged Assets);

b.	Lease (which does not prevent and/or limit the recording of the pledge on the Pledged Asset and/or its exercise and/or require receipt of any consent and/or approval from the same lessees in connection with the creation of the pledge and/or its exercise, including the transfer of the rights therein to a purchaser in an exercise proceeding) for a period and/or periods at the sole discretion of the Company and/or authority to use and/or right to hold for defined periods;

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c.	The replacement of a pledged real estate asset under the provisions of the Deed of Trust (against providing another security in accordance with the provisions of Section 6.5 below);

d.	Any action for registration and arrangement regarding the pledged real estate assets.

Upon the completion of the performance of the aforesaid actions, the pledge agreements and/or mortgage deeds will be adjusted in a manner reflecting the aforesaid changes.

e.	Entering into cooperation agreements with holders of rights in adjacent real estate (the “Cooperation Agreement”) provided that the same Cooperation Agreement (1) does not reduce from the economic value of the Pledged Rights in accordance with the valuation provided to the Trustee; (2) the Cooperation Agreement does not delay the exercise of the real estate rights compared to the state prior to the Cooperation Agreement; (3) no consent is required from the other party of the Cooperation Agreement to the pledge or its realization, and the other party is not granted initial rights in the land vis-a-vis the Trustee.

f.	Signing any document and/or deed and/or agreement and/or undertaking in connection with the actions set forth above and the performance of any registration involved in the same actions.

All - from time to time, during the ordinary business of the Company and/or Asset Company, as applicable, regarding the Pledged Assets, in whole or in part, in a manner that does not harm the pledge recorded for the benefit of the Trustee and the Bondholders (Series B) for the same Pledged Assets as stated and/or the ability to exercise the same.

It is clarified that taking an action that is not expressly stated above as a Permitted Action will be possible provided that the Company provides the Trustee, before the action is taken, with an opinion by an external attorney whereby the aforesaid action does not harm the pledge recorded for the benefit of the Trustee for the Bondholders, for the Pledged Assets as stated.

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Without derogating from the above, the Trustee hereby undertakes that in any case in which the Company so requests, and subject to the provision of the approvals and references required thereby (including an attorney opinion), it will provide (within five business days from the date of the request) a letter directed to the Company that includes the Trustee’s consent to the execution of any of the Permitted Actions as stated above, and will sign and provide the required document to any authority in the form accepted by the same authority for the execution of any of the Permitted Actions as stated above.

6.4.2.	The pledge for the benefit of the Trustee for the Bondholders on the Pledged Assets will not apply regarding property and/or any equipment and/or facility existing in the pledged asset which is not connected permanently - whether owned by the Company and/or any third party, including a lessee of a unit or area of a Pledged Asset and/or supplier of the Company and/or connected permanently in accordance with the relevant lease agreement, the lessee may dismantle them at the end of the term of the lease (all of the above will be hereinafter: “Movable Property”). The Company undertakes that if there is Movable Property in any of the Pledged Assets that is owned by the Company, the Movable Property will not be taken into account in the determination of the value of the Pledged Asset. If the Trustee is so requested by the Company, it will sign a letter vis-a-vis the Company whereby the pledge and lien for its benefit does not apply regarding the Movable Property.

6.4.3.	The Trustee is aware that the recipient of the rights upon exercise of the pledge and/or mortgage by the Trustee will replace the Company with regard to its rights and obligations vis-a-vis renters of areas in the Pledged Assets, and for the same purpose, the recipient of the rights undertakes to sign any approval required.

6.4.4.	With regard to profits of a Pledged Asset, the Company and/or a property company may receive them, transfer them to any third party at their discretion, make changes in conditions for their receipt, and perform any action with the same, without requiring any approval of the Trustee, until the exercise date of the Pledged Asset, if exercised, subject to subsection (b) below.

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Without derogating from the generality of the above, it is clarified that until the exercise date of the Pledged Asset: (a) the pledge will apply, as of the date of its creation, both to the Pledged Asset and the profits, but not to Movable Property; (b) the Company and/or a pledged subsidiary will not be subject to any limitation in connection with the profits and they may use them as they wish. However, it is agreed that the Company and/or the Asset Company may not pledge or lien or assign their rights in properties to any third party and not to provide any third party, regarding the same, with any right – directly or indirectly; (c) the Company and/or Asset Company will not be subject to any limitation regarding engaging with third parties based on which there is a right for profits, including to change the agreements therewith, terminate them, the engagement in other agreements with the same third parties or with other third parties, subject to Section 6.4.1c above, provided that the aforesaid agreements do not harm the rights of the holders based on the pledge documents of the pledged assets; (d) the Company and/or Asset Company will not have any obligation to notify the lessees or any third party of a pledge of an asset under the Deed of Trust; (e) as of the exercise date of the Pledged Asset, the aforesaid waivers in subsections (b) to (d) in this paragraph above shall not apply such that, inter alia, the profits will be used for payment of the secured amounts.

For the purpose of this section, “exercise the pledged asset” - will be considered to be the date on which a decision is made, in accordance with the provisions of the Deed of Trust, by the Trustee and/or Bondholders to call the Bonds (Series B) for immediate repayment and/or to exercise securities and on the date on which there are grounds to call for immediate repayment as set forth in section 8.1.14 below (non-compliance with financial obligations for two consecutive quarters).

6.4.5.	This Deed does not create, and will not be interpreted as creating, any limitation on making changes in the holdings of the Company in any subsidiary and/or other asset company that provides securities under this Deed (including the sale of all or part of its shares in any other asset company), provided that the aforesaid change does not harm the security provided for the Bondholder (Series B) and the rights of the Bondholders (Series B) in connection with the aforesaid security.

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6.4.6.	On the payment date of the last payment for the principal and interest for the Bonds (Series B) and subject to the full payment or clearance of the unpaid balance of the Bonds (Series B) in any manner (including by way of a buyback and/or early repayment), the pledges set forth in this Section 6 will expire and be considered to be void, without requiring additional actions, and the Trustee will sign any document required for the termination of the various pledges and the Trustee will provide, on the same day, the Company with the funds deposited in the Trust Account and the profits thereon (if there are such funds), less the fees required for managing the account and less the fees of the Trustee and its expenses, including in connection with the Trust Account. The Trustee will sign documents as stated only after being provided with signed confirmation by the CEO of the Company or the senior officer in the financial department regarding payment of the entire unpaid balance of the Bonds.

6.4.7.	Excluding in a case of the expansion of Series B of the Bonds, the Company will not be required to provide additional securities and may release securities (other than within the replacement of securities in accordance with and subject to Section 6.5 below and/or the sale of Pledged Assets in accordance with and subject to Section 6.6 below and/or refinancing for the Pledged Assets, as stated in Section 6.7 below) as a result of a change in the value of any Pledged Asset (including in the case in which based on new and/or updated valuations of a pledged real estate asset there is an increase or decrease in value). For the avoidance of doubt, it is clarified that the terms of this Section 6.4.8 will not derogate from the provisions of this Deed regarding the examination of the Collateral Value of the Pledged Assets in cases in which such an examination is necessary under the Deed.

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6.4.8.	In any case in which this Deed of Trust refers to a security by way of financial deposit, the Company may provide, instead of the financial deposit or part thereof, a bank guarantee and/or government securities of the State of Israel and/or short term loans of Bank of Israel and the provisions of this Deed shall also apply to the Bank Guarantees, securities, or lenders as stated, mutatis mutandis.

6.4.9.	The Company and the Asset Company may pledge its property that is not pledged at the time to the Trustee for the Bondholders or for which there is no undertaking to pledge it for the Trustee for the Bondholders, in whole or in part, with any pledge and in any manner, for the benefit of any third party, without any consent from the Trustee or the Bondholders (Series B). However, it shall be clarified that the Company and/or Asset Company may not pledge to a third party assets that are actually pledged at the time for the Trustee, for the Bondholders (Series B).

6.4.10.	In its engagement in this Deed of Trust, and with the consent of the Trustee to serve as a trustee for the Bondholders, the Trustee does not express an option, explicitly or implicitly, as to the Company’s ability to meet its obligations vis-a-vis the Bondholders (Series B) under this Deed of Trust.

6.4.11.	The Trustee will have the authority to agree to any change in the terms of the pledge agreements, under the same terms with which the Trustee may agree to changes in the Deed of Trust, as set forth in Section 28 below, mutatis mutandis.

6.4.12.	The Trustee may rely on any approval and/or document provided thereto that appears to be duly signed by the Company, and is not required to examine, and in reality has not actually examined the accuracy and precision of its content, and will not verify the said signatures. In the event that the Trustee relied on any such approval and/or document and acted or failed to act following the same, no claim will be made against him regarding reliability of the approval and/or any document.

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6.4.13.	Until the date on which grounds are established to call the Bonds for immediate repayment and/or exercise securities, the Company may, at any time, at its sole discretion, make use of the funds deposited in the Trust Account, including their profits, for payment of principal and/or interest of the Bonds (Series B) only, including by way of early repayment (full or partial, at the Company’s discretion) provided that after payment of the principal and/or interest as stated, the Loan to Collateral Ratio does not exceed 65% after the payment as stated, and the Trustee will be required to sign any document and/or approval required or beneficial for execution of the payment.

6.5.	Replacement of the Pledged Assets

The Company may, in cases as stated in Sections 6.6 and 6.7 below only, replace the Pledged Assets or any of them, as they may be from time to time (the “Replaced Asset”) with a pledge, mortgage or lien, first-ranking and single (excluding with respect to assets that are financial securities, for which the terms of Section 6.5.2 below will apply),of any of the assets permitted to be pledged as collateral, of one kind or a number of kinds, and any combination of the same, all - at the Company’s discretion (the “Replacing Asset”), provided that the Company has confirmed to the Trustee on the replacement date that there are no grounds to call for immediate repayment and/or exercise securities and that all of the conditions set forth in section 6.5.1 or 6.5.2 below, as applicable:

6.5.1.	In the event that the replaced asset is a “pledged real estate asset,” (as defined in the definition of the “assets permitted to be pledged as a security”):

a.	Resolution of Meetings of the Bondholders -

(1) The consent of the Bondholders (Series B) is received in advance in a meeting of the Bondholders (Series B), in a special resolution as defined above. For the avoidance of doubt, upon the replacement of the Replaced Asset in accordance with this subsection (1), the terms of subsection (b) below will apply.

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(2) Alternatively, and notwithstanding the terms of subsection (1) above and the conditions listed therein, the Company may, at its sole discretion, replace the replaced asset with a pledged real estate asset (as set forth above), without being required to receive approval of a meeting of the Bondholders (Series B), and provided that the Loan to Collateral Ratio of all of the pledged assets at the time (less the replaced asset and after the addition of the replacing asset) does not exceed 65% and that the characteristics of the replacing asset are similar to or better than the replaced asset, in accordance with approval of the Company’s board of directors,[7] after examining the replacing asset and determining that the same is met (in this case, it is clarified that the board of directors may examine the level of risk and characteristics of the asset when combined and determine that in light of the weighted result, this is replacement that is not detrimental to the Bondholders), and that the Company will provide information about the replacing asset similar to data provided about the replaced and replacing asset as set forth in subsection (4) below. According to the Company, the mechanism set forth in this section above has been determined to be the mechanism under Section 35g1 of the Securities Law. For the avoidance of doubt, it is clarified that upon the replacement of the Replaced Asset in accordance with this subsection (2), the terms of subsection (b) below will apply.

7 Provided that in the resolution of the board of directors of approval as stated, at least two of the three independent directors voted for the resolution.

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For the avoidance of doubt, it is clarified that a pledge of the assets in accordance with subsections (1) to (2) above will be on all of the rights of the Asset Company in the replacing asset, including its rights to profits from the same asset and the insurance receipts for the same asset in accordance with the provisions of this Deed. A pledge as stated will be made in accordance with the terms set forth in Section 6.2 above, mutatis mutandis.

(3) In cases as stated in sections (1)-(2) above, the replacement will be approved by the Company’s board of directors, and the Company will provide information regarding the Replacing Asset that is similar to the data provided regarding the pledged Replaced Asset, within an immediate report published by the Company at least 14 days before the actual execution of the replacement, including, inter alia, the nature of the legal rights of the Company that holds the rights in the Replacing Asset and the value of the Replacing Asset, as required with respect to a material asset, and will attach updated valuations in accordance with Section 6.3.1a above. It is clarified that assets pledged in cases as stated above will be fully held by the Company (directly or indirectly).

b.	The collateral value of the replacing asset- In the case of a pledge of the replacing asset for the Bondholders (Series B), the Collateral Value of the replacing asset will be determined in accordance with the rules and as set forth in Section 6.3 above.

The Company will provide the Trustee with confirmation regarding its compliance with the undertakings in this Section B in accordance with the provisions of Section 6.3.3 above.

6.5.2.	In the event that the Replacing Asset is any of the assets permitted to be pledged as a security, that is not a “pledged real estate asset” (meaning, financial securities, bank guarantees) - notwithstanding the provisions of this Section 6.5 above, the Company may replace the Replaced Asset without requiring approval of the Trustee and/or Bondholders and without being required to meet the terms of Section a above, provided that: (1) the Company published an immediate report regarding its intent to perform replacement as stated at least 14 days before the actual performance of the replacement, (2) the Loan to Collateral Ratio of all of the Pledged Assets at the time (less the replaced asset and after the addition of the replacing asset) as set forth in Section 6.3 above will not exceed 65%; and (3) the Replacing Asset will be deposited in the Trust Account, and with regard to this Bank Guarantee, will be entrusted with the Trustee, together with release of the Pledged Asset.

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6.5.3.	Regarding the replacement of a pledged real estate asset with a financial security as stated, it is clarified that the Company will announce in advance - before the actual performance of the replacement, if the financial security meets is provided by the final payment date of the Bonds. If not, it will provide the period of time expected in which the financial security will be provided as collateral for the Bondholders, which is reasonable under the circumstances, following which an alternative asset will be provided as security, which will be of the same kind as the pledged real estate asset, and will specify the pledged real estate asset that the Company intends to pledge (instead of the financial security). Disclosure will also be provided regarding the same asset in accordance with the provisions of the law and the guidelines of the Securities Authority, as they may be on the relevant date. In the event that the Company announces that a financial security will be provided by the final payment date of the Bonds, the Company may not replace the financial security with a pledged real estate asset.

6.5.4.	The Replacing Asset will be considered to be the Replaced Asset, as if the Replaced Asset was included at the outset in the provisions of the Deed of Trust (including in the definition of the “Mortgaged Assets”), including the Company’s right to replace it against from time to time in accordance with the above.

6.5.5.	The Trustee will be required to sign, within a reasonable time, any document or confirmation that is required or beneficial for the execution of the replacement, provided that all of the conditions set forth in this Section 6.5 above are met, including for the purpose of the removal of the pledge on the Replaced Asset, and after the Company has completed the pledge proceedings of the Replacing Asset, to the satisfaction of the Trustee, and presented the Trustee with all of the documents set forth in Section 6.5 of the Deed in connection with the pledge of the Replacing Asset, and any other reasonable document required at the reasonable discretion of the Trustee for the creation and/or registration of the Replacing Asset.

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6.6.	Sale of Pledged Assets

As long as one or more of the grounds for immediate repayment set forth in Sections 8.1.1 to 8.1.33 below is met, the Company or any Asset Company (subject to receipt of approval of its competent organs) may sell to third parties the Pledged Assets (as they may be from time to time), in whole or in part, without the consent of the Trustee and/or a meeting of the Bondholders (Series B), provided that it acts as follows:

6.6.1.	Upon signing the sale agreement, the Company will provide the Trustee with confirmation of an officer whereby one or more of the grounds for immediate repayment set forth in Sections 8.1.1 to 8.1.33 below are not met.

6.6.2.	The net proceeds from the sale of the pledged property, namely, after deducting the tax, up to the total equal to the balance of the secured amounts as they will be 7 business days prior to the date of the transfer of the pledged property to the purchaser under the Sale Agreement (“Pre-Transfer Date”) less the Collateral Value of the additional pledged assets provided for the Bondholders (Series B) as they are on the Pre-Transfer Date (the “Sale Consideration”) will be deposited in the trust account, all provided that after the deposit of the Sale Consideration as stated, the Loan to Collateral Ratio of the Pledged Assets together with the Sale Consideration will not exceed 65%. The Company undertakes to ensure that the sale agreement includes an irrevocable order according to which the consideration for the sale as defined above will be deposited directly in the Trust account and that it will enforce the implementation of this provision.

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6.6.3.	Prior to transferring the sale proceeds to the trust account, the Company shall provide the Trustee with a calculation signed by a senior officer in the Company’s finance or by the CEO of the Company in connection with the consideration expected to be received in the sale transaction, the tax amount, the expenses involved in the transaction, the Collateral Value of all of the Pledged Assets remaining after the sale, the balance of the secured amounts as well as reference documents (including a copy true to the original of the sale contract) and any other related certificate or document demanded reasonably by the Trustee. It is hereby clarified that the Company will be entitled to use the proceeds of the sale to be deposited in the trust account as aforesaid, in accordance with the provisions of Section 6.4.15 above.

6.6.4.	Subject to the Company’s compliance with the terms and undertakings as stated in Section 6.6.1 above, for the performance of the sale as stated, and after receipt of all of the above in Section 6.6.3 to the satisfaction of the Trustee, the Trustee will be required to sign any document and / or confirmation that will be necessary or useful for the sale of the pledged asset as aforesaid, including a letter of undertaking according to which he will agree to remove the pledge registered in his favor in respect of that pledged asset that was sold against it and on the date of transferring the sale proceeds to the trust account as set forth in Section 6.6.12 above.

6.6.5.	For the avoidance of doubt, it is clarified that the Company may, at any time, at its sole discretion, replace the Sale Consideration with an alternative asset in accordance with the provisions of Section 6.5 above.

6.6.6.	It is clarified that the provisions of this Section 6.6 above will apply only in the case in which the Pledged Assets or any of them are sold, and the Company did not, at the time, provide one security in their place as stated in Section 6.5 above.

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6.7.	Refinancing of Mortgaged Assets

As long as one or more of the grounds for immediate repayment set forth in Sections 8.1.1 to 8.1.33 below is met, the Company or any Asset Company (subject to receipt of approval of its competent organs) may refinance any of the Pledged Asset/s (as they may be from time to time), in whole or in part, without the consent of the Trustee and/or a meeting of the Bondholders (Series B), provided that it acts as follows:

6.7.1.	The consideration for the refinancing of the net pledged asset is less (performed before the transfer to the Trustee) tax, if applicable, up to the total equal to the balance of the secured amounts as they are seven business days before the receipt of the consideration under the refinancing agreement (the “Date Before Receipt of the Consideration” and the “Financing Agreement”), less the Collateral Value of the additional Pledged Assets provided for the benefit of the Bondholders (Series B) as they are on the date before receipt of the consideration (the “Consideration of the Financing Agreement”), will be deposited in a Trust Account - all provided that after the deposit of the consideration of the Financing Agreement as stated, the Loan to Collateral Ratio of the Pledged Assets together with the consideration of the Financing Agreement will not exceed 65%. The Company undertakes to ensure that the Financing Agreement will include an irrevocable provision whereby the consideration of the Financing Agreement as defined above will be deposited directly in the Trust Account and it will enforce the execution of this provision.

6.7.2.	Before the transfer of the Consideration of the Financing Agreement to the Trust Account, the Company will provide the Trustee with a calculation signed by a senior officer in the Company’s financial department or the CEO in connection with the consideration expected to be received from the Financing Transaction, the tax amount, the expenses involved in the transaction, the Collateral Value of all of the Pledged Assets that remain after the refinancing, the balance of the secured amounts and references (including a true copy of the Financing Agreement) and any other relevant approval or document required reasonably by the Trustee. It is clarified that the Company may use the Consideration of the Financing Agreement deposited in the Trust Account as stated in accordance with the provisions of Section 6.4.12 above.

6.7.3.	Subject to the Company’s compliance with the terms and obligations as stated in Section 6.7.1 above, for the performance of refinancing as stated, and after receipt of all of the above in Section 6.7.2 above to the satisfaction of the Trustee, the Trustee will be required to sign any document and/or approval required or beneficial for the execution of the Company’s undertakings in accordance with the Financing Agreement as stated, including any undertaking whereby it agrees to clear the pledge registered for its benefit for the same Pledged Asset at the subject of the Financing Agreement against and upon the performance of a transfer of the Consideration in the Financing Agreement to the Trust Account as stated in Section 6.7.1 above.

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6.7.4.	For the avoidance of doubt, it is clarified that the Company may, at any time and at its sole discretion, replace the Consideration of the Financing Account with an alternative asset in accordance with the provisions of Section 6.5 above.

6.7.5.	It is clarified that the provisions of this Section 6.7 above will apply only in the case in which refinancing is performed for the Pledged Assets or any of them, and the Company did not, at the time, provide one security in their place as stated in Section 6.5 above.

6.7.6.	It is further clarified that the actual performance of the refinancing may take place in accordance with the mechanism described in Section 6.2 above, and the Trustee undertakes to sign any documents required in order to enable the performance of the refinancing under this mechanism.

6.8.	Expansion of the Series

The Company may, at its discretion, expand the series of Bonds under Section 4.1 above. For the purpose of meeting the Loan to Collateral Ratio after the expansion of the series, the Company may, if required, without requiring receipt of approval of the Trustee and/or Bondholders (Series B) existing at the time, pledge any of the assets permitted to be pledged as collateral or any combination thereof, provided that the Loan to Collateral Ratio of all of the Pledged Assets on the date of the expansion of the series does not exceed 65% (including the additional bonds issued).

It is clarified that in the event that on the expansion date of the series, the Company added other securities, it will be required to provide the documents listed in Sections 6.2.2 and 6.2.3 above, to the Trustee, mutatis mutandis. For the purpose of the transfer of the consideration to the Company, the provisions of Section 6.2.4 above shall apply, mutatis mutandis (for the avoidance of doubt, if on the expansion date the Company is not required to add additional securities as stated, the issuance consideration received by the issuance coordinator for the issue of the Bonds in full, and its profits, will be transferred to the account at the instruction of the Company).

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6.9.	Removing the Mortgages

After the full and final repayment of the Bonds (Series B) (principal, interest and arrears, should any apply), the mortgages will be removed and released automatically, and the Trustee will sign and provide the Company with any document that is required to remove the Mortgages that should be in effect as of that date, within seven (7) days of the Trustee’s receipt of a signed certificate from the Company’s CEO or CFO in respect of the repayment, as stated above, all in the form to the satisfaction of the Trustee. In addition, the mortgages will be removed and released pursuant to the provisions of Sections 6.5 to 6.8 above. All the actions required for the actual removal of the Mortgages shall be performed by the Company. The Trustee will sign any document required for the termination of the mortgages.

6.10.	Warranties and Undertakings in connection with the Mortgaged Assets

The Company and the Property Companies declare and undertake as follows:

6.10.1.	To make use of the power stemming from their holdings to cause the Property Companies to sign on any document required under the Deed of Trust.

6.10.2.	The operating agreement of the Property Companies or any other agreement that the Property Companies are party to do not conflict with the provisions of this Deed.

6.10.3.	To make use of the power stemming from their holdings to ensure that the Property Companies do not change their operating agreements or any other agreement they are engaged in any manner that applies limitations of any kind on the rights in the mortgaged assets, their transferability or exercise.

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6.10.4.	Subject to the provisions of this Deed of Trust, to refrain from dispossessing the mortgaged asset, including not to pledge or lien the Mortgaged Assets and not affording any other person any right in respect of the Mortgaged Assets, as long as the secured sums have yet to be repaid, without first obtaining approval signed by the Trustee in advance after a Special Resolution has been adopted in the general meeting of the Bondholders on the subject. The foregoing does not derogate from the Company’s right to perform any action with the pledged assets in accordance with the provisions of Sections 6.5 to 6.8 above.

6.10.5.	Not to pledge or lien the Mortgaged Assets (including profits arising therefrom) or any part thereof for the benefit of any third party in any manner.

6.10.6.	Subject to the provisions of the Deed of Trust, as long as the Mortgaged Assets are Mortgaged to insure the insured amounts, not to sell, transfer or assign and/or grant to any entity, the pledged assets or any part thereof.

6.10.7.	To do, and to instruct the Bond Portfolio Corporation, at the Company’s expense or at their expense, as applicable, all that is required under the circumstances to ensure that the power of the Mortgage over the mortgaged assets for securing the Secured Amounts shall be effective against third parties, including other creditors present or future of the Company, and the Bond Portfolio Corporation, and supersede the rights of these in all matters concerning the Mortgages.

6.10.8.	Subject to the removal of the existing mortgages, the Property Companies may mortgage the Mortgaged Assets to the holders of the Bonds (Series B) and no approval of any kind is required for the creation of the mortgages.

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6.10.9.	Subject to the removal of the exciting mortgages, on the date of the engagement in this Deed, there is no impediment of law, agreement or undertaking, including in the incorporating documents of the Company and the Property Companies, to the Company’s signing on this Deed of Trust and to any of the undertakings of the Company and the Property Companies thereunder, and that there is no limitation or stipulation on the creation of the mortgages specified in this Deed and on the undertakings of the Company and the Property Companies herein, and that Company’s and the Property Companies’ engagement in and signing on this Deed does not constitute a breach of any other undertaking of the Company or the Property Companies, and that the authorized organs of the Company and the Property Companies adopted lawful resolution in respect of the creation of the Mortgages, and that no consent is required from any other party for the creation of the Mortgages.

The Company hereby undertakes to notify the Trustee immediately and in writing in the event that a change occurs as described in this subsection.

6.10.10.	Subject to the removal of the existing Mortgages, the Property Companies. rights in the Mortgaged Assets are free and clear of any debt, attachment, pledge or third party right of any kind, excluding rights, restrictions and current debts during the normal course of business, in immaterial amounts (such as invoices for service providers and taxes) applicable generally to properties of the type of properties of the Company in the United States (“Ongoing Restrictions”), there is no limitation or stipulation applicable by law or agreement on the transfer of ownership therein, or on their pledging and/or exercise and/or transfer of ownership therein at the time of their exercise.

6.10.11.	On the signing date of this Deed, the Company and/or the Property Companies are not involved in liquidation and/or receivership proceedings (interim or permanent) and/or in a stay of proceedings (or any similar proceeding under the law applicable to the Company and/or to the Property Companies, nor threat of such a motion being filed or such proceedings undertaken, and to the best of their knowledge the Company and/or the Property Companies have not adopted a resolution to liquidate.

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6.10.12.	Immediately upon the Company and/or the Property Companies becoming informed of such, the Company shall notify the Trustee in writing in the event of the imposition of an attachment, undertaking of any execution actions or filing of a motion to appoint a receiver and/or other court officer over any of the Mortgaged Assets and/or any part thereof (or any other similar proceeding under the law applicable to the Company and/or the Property Companies) (in this section: the “Proceedings”). Furthermore, once the Company and/or the Property Companies become aware of such, they shall immediately give notice of the existing Mortgages in favor of the Trustee to the authority that issued the attachment or undertook the execution action or that was petitioned to appoint such a receiver or other such court officer (or any similar proceeding under the law applicable to the Company and/or the Property Companies), and/or to the third party that initiated or petitioned these or any part of them, and shall immediately undertake, at the Company’s expense, all reasonable and required measures for the purpose of annulling the attachment, execution action or appointment of a receiver or special administrator, as applicable. The terms of this section M. above will not apply to Proceedings that are negligible and removed within 21 days from being implemented, or in case of Ongoing Restrictions (as defined above). For the purpose of this section, a negligible proceeding is a proceeding in an amount the higher of: (a) USD 100 thousand; or (b) an amount whose value does not exceed 1% of the value of the assets for which it was taken.

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6.10.13.	For as long as the Bonds (Series B) remain in circulation, the Company undertakes that the Mortgaged Assets will be insured, as is customary in the insurance requirements of financial lenders. The Company undertakes to immediately notify the Trustee in writing in any event wherein it is informed of a change for the worse in the scope of the insurance coverage in respect of the Mortgaged Assets, or of the expiration of the insurance policy in respect of the total Mortgaged Assets, or in the event that it is informed by the insurer of the expiration or termination of the policy in respect of any of the Mortgaged Assets.

6.10.14.	The Company and/or Property Companies have not received any notice of any claims with respect to the rights of the Property Companies in the mortgaged Assets. The Company hereby undertakes to notify the Trustee in writing in the case in which a change occurs to the terms of this subsection immediately upon being made aware of the same.

6.10.15.	As long as the Bonds (Series B) remain in circulation, once per year, near the publication date of the Company’s annual financial statements, the Company will provide the Trustee with an opinion from the American Attorney whereby the mortgages for the Mortgaged Assets are legal, valid, exercisable, and enforceable.

6.10.16.	The Company and/or the Property Companies are not aware of any defect in the rights of the Mortgaged Assets, and if a defect is discovered as stated, they will act to remedy the defect, immediately upon being made aware of the defect as stated. The Company and/or the Property Companies have not received any notice of any claims and/or legal proceedings with respect to the rights of the Property Companies in the Mortgaged Assets. The Company hereby undertakes to notify the Trustee in writing in the case in which a change occurs to the terms of this subsection immediately upon being made aware of the same.

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6.11	Undertakings Not to Create Pledges

6.2.1	The Company undertakes not to pledge any of its property under a general floating pledge without receiving the prior consent from the assembly of bondholders (Series B) in a Special Resolution, and the Company declares that as at the date of the signing of the Deed of Trust it did not create a general floating pledge as aforesaid. It should be emphasized that subject to the provisions of Section 6.2 above, the Company will be permitted to pledge its property, in whole or in part, under specific pledges (including a floating pledge on specific assets) without the need to obtain the consent of the assembly of bondholders; for the avoidance of doubt, it is hereby clarified that subject to the mortgages on the Ledged Assets as stated in Section 6,2 above, the subsidiaries of the Company (excluding the property companies) may pledge their assets, in whole or in part, in any lien (including floating lien) and in any manner, without obtaining the consent of the meeting of the Bondholders of the Bonds (Series B) and without requiring any collateral for Bondholders of Bond (Series B) against the creation of such pledge by them.

6.2.2	The Company undertakes that the property companies will not be pledged (with a floating or fixed pledge), liened or assigned by way of pledge as collateral for a financial debt on its holdings in the assets held thereby, unless prior consent for the same is received from the meeting of the Bondholders (Series B). In the case of the addition of a corporation that is held by the Company that directly or indirectly holds a pledged asset, the holdings in the corporation as stated will be pledged for the benefit of the Trustee.

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6.2.3	The Company shall provide the Trustee with an opinion of an attorney who specializes in the relevant law applicable to the Company regarding the matter of there being no legal obligation in the British Virgin Islands for the Company to register its undertaking that it will not create a floating general pledge as described in Section 6.9.1 above (“Undertaking Not to Create Liens”) in any registry that operates under the laws of the British Virgin Islands. The Company shall provide the Trustee, in the framework of each periodical financial statement, a confirmation from the Company’s CEO or the most senior financial officer in the Company stating that the Company has not created and has not undertaken to create a lien in contravention of the Undertaking Not to Create Liens in accordance with Section 6.9.1 above. In addition, the Company shall provide the Trustee on December 31 of every year, with a confirmation of an attorney who specializes in the relevant law applicable to the Company stating that the Company did not register in its registry books or in another registry that operates under the relevant law, a pledge in favor of anyone in contravention of the Undertaking Not to Create Liens as described in Section 6.9.1 above. To the attorney’s confirmation will be attached documentary proof from the relevant registry under the law applicable to the Company.

6.2.4	Subject to the above stated in this Section 6.9 and in the Deed of Trust, the Company and its subsidiaries (including the property companies) will be permitted to sell, to lease, to assign, to give or to transfer, in any way their property, in whole or in part in any way, for the benefit of anyone that they see fit, without the need for any consent of the Trustee and/or of the bondholders (Series B), as relevant. The Company and the subsidiaries are not required to notify the Trustee of a transfer or sale of any asset of their assets except if what is involved is a sale or a transfer of “Material Asset” according to the meaning of that term in Section 8.1 below, and in addition they are not required to notify the Trustee regarding the creation of a pledge over their assets, except as described in Section 6.9 above.

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6.3	Financial Undertakings

Until the date of the full, final and precise repayment of the Bonds under the terms of Deed of Trust, and the fulfillment of the other obligations of the Company vis-à-vis the Bondholders (Series B) under this Deed of Trust and the terms of the Bonds (Series B), the Company will meet, at all times, the financial conditions set forth below:

(1)	The consolidated equity of the Company (excluding minority rights) will not be less than USD 150 million (the “Equity Covenant” or the “Minimum Equity”).

(2)	The adjusted net financial debt ratio to adjusted EBITDA (as these terms are defined below) shall not exceed 13 (the “Debt to EBITDA Ratio Covenant” or the “Maximum EBITDA to Debt Ratio”).

“Adjusted Net Financial Debt” and “Adjusted EBITDA” – as defined in Section 5.3 above. It shall be clarified that in the event of the purchase of one or more income-generating asset, the calculation of the financial covenants will be performed while adding to the adjusted EBITDA of the adjusted EBITDA that is generated by the same asset, while amending the adjusted EBITDA of the asset to the terms of a full year.

(3)	The consolidated equity of the Company (including minority rights) to the total consolidated balance sheet will not be less than 25%.

(4)	The Loan to Collateral Ratio will not exceed 75% (the “Loan to Collateral Ratio Condition”).

The examination regarding the Company’s compliance with the financial covenants contained in Subsection (1) through (4) above will be performed on the date of the publication of the Financial Statements by the Company and on their basis and as long as the Bonds (Series B) exist in circulation, with respect to the quarterly/annual financial statements that the Company is required to publish by the same date (“Date of the Examination”).

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The Company will specify in the framework of the board of director report and notes to the quarterly or annual financial statements as relevant whether it has or has not complied with the financial covenants set forth in subsections (1) through (4) above, and will state in the note to the financial statement as stated the relevant calculation regarding each of the financial covenants set forth above.

In addition, within five business days from the publication of the relevant financial statements, the Company will transfer to the Trustee confirmation of the senior officer in the Company’s financial department or the CEO of the Company regarding its compliance or non-compliance with the financial conditions as stated, together with the relevant calculation.

If the Company does not meet any of the financial undertakings in subsections (1) to (4) above, the Company shall report in writing to the Trustee and will report with an immediate report on MAGNA regarding this data and the implications of the data in accordance with this Section, no later than the end of one business day after the publication of the Financial Statements (quarterly and annual, as applicable). For the purpose of this Section, a report on MAGNA will not be considered to be a report to the Trustee.

Non-compliance with any of the financial undertakings in subsections (1) to (4) above during two consecutive quarters or non-compliance with the debt to EBITDA condition during two consecutive quarters will serve as grounds to call for the immediate repayment of the entire unpaid balance of the Bonds (Series B), as set forth in Section 8.1.14 below.

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6.4	Limitations to the Distribution of Dividends

The Company undertakes that it will not perform any distribution (as defined in the Companies Law), including will not declare, pay or distribute any dividend (“Distribution”), unless all of the terms set forth below are met:

(1)	The Distribution amount will not exceed 40% of the net profit after tax that was recognized in the latest consolidated financial statements of the Company (quarterly or annual, as applicable) less net revaluation gains/losses (not yet exercised) (the “Revaluation Gains/ Losses” and hereinafter jointly: the “Distributable Profits”). It is clarified that (a) in the case of the sale of an asset (exercise) revaluated, the Revaluation Gains/Losses for the same asset will be added / reduced (as the case may be) to the distributable profits recognized and/or that will be recognized in the Company’s consolidated financial statements for previous periods; (b) the Distributable Profits for which no distribution was performed in a specific year will be added to the following quarters. Notwithstanding the above, in the case in which the Company’s equity in the consolidated financial statements based on which the distribution is performed exceeds USD 280 million, the distribution amount will not exceed 70% of the net profit after tax recognized in the consolidated financial statements on the basis of which the distribution was performed;

It is clarified that the balance of the profits and funds accrued by June 30, 2015 will not be distributable and will not be taken into account for the performance of a distribution on the basis thereof;

(2)

The Company’s stockholders’ equity (excluding minority interest), at the end of the last quarter, before the distribution of dividend, less the dividend to be distributed, shall not be less than USD 180 million (this amount will not be linked to the CPI).

(3)	The Company will provide the Trustee with confirmation whereby the Company’s board of directors has discussed and determined that on the date of the resolution of the board of directors to perform a distribution, there are no “warning signs” in the Company as defined in Article 10(b)(15) of the Reporting Regulations, provided that if there are warning signs as mentioned above and the Company’s board of directors has determined that this does not indicate a liquidity problem in the Company;

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(4)	The Company meets the financial conditions set forth in Section 6.12 above, and the Company is not in violation of all and/or any of its material undertakings to the Bondholders (Series B).

The above in subsections (1) through (4) will be hereinafter jointly: the “Dividend Limitation.”

The Company will provide the Trustee, no later than three business days after approval of the distribution by the Company’s board of directors, and before the performance of the distribution, with confirmation of the Company’s auditor regarding the Company’s compliance with the Dividend Limitation (including the details of the relevant calculation) and confirmation of the Company under subsection (4).

The Company will specify in the framework of the quarterly or annual board of director reports, as applicable, the total distributable profits as of the date of the relevant report.

7.	Early Redemption

7.1	Early repayment initiated by the Stock Exchange

In the event that the Stock Exchange decides to delist the Bonds from trade because the value of the Series of Bonds is less than the amount set forth in the guidelines of the Stock Exchange regarding delisting from trade, the Company will act as follows:

a)	Within 45 days from the date of the resolution of the stock exchange’s board of directors to delist from trade as stated, the Company will provide notice of an early repayment date in which the Bondholder may redeem them.

b)	The early redemption date with respect to the Bonds will occur no earlier than 17 days from the date of the notice’s publication and no later than 45 days from the aforesaid date, but shall not apply in a period between the effective date for the payment of interest and the actual payment date thereof.

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c)	On the early redemption date, the Company will redeem the Bonds that the holders thereof request to redeem, based on the balance of their par value in addition to the interest that has accrued on the principal until the actual redemption date (the calculation of the interest will be performed on the basis of 365 days per year).

d)	Determination of the early redemption date as stated above will not harm the redemption rights set forth in the Bonds for any of the Bondholders that do not redeem them on the early redemption date as set forth above; however, the Bonds will be delisted from trade in the Stock Exchange, and will be subject to the tax implications that arise as a result.

Early redemption of the Bonds as stated above will not grant any of the Bondholders that redeems them as stated with the right to an interest payment for the period following the redemption date.

The Company will publish a notice of the early redemption date in an immediate report. The notice as stated will also specify the early redemption consideration amount.

7.2	Early repayment initiated by the Stock Exchange

The Company may, at its exclusive discretion, call for the early redemption of the Bonds (Series B), as of 60 days from the listing for trade in the Stock Exchange, in which case the following provisions will apply – all subject to the instructions of the Securities Authority and the provisions of the bylaws of the Stock Exchange and the guidelines thereunder, as they may be at the relevant date:

The frequencies of the early redemptions will not exceed one per quarter.

In the event that early redemption is determined in a quarter in which an interest payment is also scheduled, or a date for payment of partial redemption or a date for payment of final redemption, the early redemption will take place on the date scheduled for the payment as stated.

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In this regard, a “quarter” shall mean each of the following periods: January-March, April-June, July-September, October-December.

The minimum amount of each early repayment will not be less than NIS 1 million. Notwithstanding the above, the Company may perform early redemption in a scope of less than NIS 1 million, provided that the scope of the redemptions will not exceed one per year.

Any amount that is paid in early repayment by the Company will be repaid with respect to all of the Bondholders (Series B), pro-rata based on the par value of the Bonds (Series B) that are held thereby.

Upon the passing of a resolution by the Company’s board of directors regarding the performance of early redemption as stated above, the Company will publish an immediate report with a copy to the Trustee no less than seventeen (17) days and no more than forty five (45) days before the early redemption date. The early redemption date will not occur during the period between the effective date for the payment of interest for the Bonds (Series B) and between the actual date for the payment of the interest. In the immediate report as stated, the Company will publish the principal amount that will be repaid in the early redemption, as well as the interest that has accrued for the amount of the principal as stated until the early redemption date, in accordance with the provisions below.

Early redemption will not occur for part of a series of Bonds (Series B) if the last redemption amount is less than NIS 3.2 million.

If the Company performs partial early repayment, the Company will pay the interest accrued only for the part redeemed, and not the entire unpaid balance of the Bonds (which are redeemed on the partial repayment date). In the case of payment of additional interest following the early redemption, the additional interest will be paid on the par value redeemed in early redemption only.

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On the partial early redemption date, if any, the Company will issue an immediate report about: (1) the partial redemption rate in terms of the unpaid balance; (2) the partial redemption rate in terms of the original series; (3) the partial redemption interest rate on the redeemed part; (4) the interest rate that will be paid in partial redemption is calculated regarding the unpaid balance; (5) the interest rate that will be paid in the partial redemption, calculated regarding the unpaid balance; (6) update of the partial redemption rates that remain, in terms of the original series; (6) the effective date for eligibility to receive the early redemption of the principal of the Bonds that will exist six (6) days before the date determined for the early redemption.

The amount that will be paid to the Bondholders (Series B) in the event of early redemption, excluding in the case of forced early redemption as stated in Section 6.2 above, will be the amount that is the higher of the following: (1) the market value of the balance of the Bonds (Series B) available for early repayment which is determined based on the average closing price of the Bonds (Series B) in thirty (30) trading days before the date on which the board of directors resolves to perform the early redemption, however, if the early repayment date has been determined on the date on which interest is paid, the amount equal to the interest amount paid on the same date for the bonds will be reduced from the average unit price as stated; (2) the undertaking value of the Bonds (Series B) available for early redemption in circulation, i.e. the principal in addition to interest until the date of the actual early redemption; (3) the balance of the cash flow of the Bonds (Series B) that are available for early redemption (principal in addition to interest), when discounted based on the yield of government bonds (as defined below) with an addition of the Addition Rate (as defined below), calculated on an annual basis. Discount of the Bonds (Series B) available for early redemption will be calculated as of the early redemption date and until the last payment date determined with respect to the Bonds (Series B) available for early redemption.

In this regard, “addition rate” shall mean: in early repayment as stated, performed by March 31, 2021 - an annual interest rate of 1.5%; in early repayment as stated that is performed as of April 1, 2021 - annual interest rate of 2.5%.

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In this regard: “yield of government bonds” shall mean the weighted average of the yield for redemption (gross) in a period of seven business days, ending two business days before the date of notice of early redemption, of the series of government bonds that are not index-linked, with interest in a fixed rate, and that during their average life is the closest to the average life of the bonds on the relevant date, i.e. one series with the closest average life higher than the life of the bonds (Series B) on the relevant date, and one series with the average life below the Bonds (Series B) on the relevant date, and whose weight will reflect the average life of the Bonds on the relevant date.

The Company will provide the Trustee, within five trading days from the date of the Board of Director’s resolution, with confirmation signed by the senior officer in the financial field or the CEO if the Company regarding calculation of the payment amount, all in the form to the satisfaction of the Trustee.

8.	Right to Call for Immediate Payment

8.1	Upon the occurrence of one or more of the events listed in this section below, the provisions of Section 8.2 will apply, as applicable:

8.1.1	In the event that the Company does not pay any amount owed in connection with the debt or the Deed of Trust or does not meet any of its other material obligations vis-à-vis the holders under the Deed of Trust. For the purpose of this section, the Company will have a period of seven (7) days to remedy the breach.

8.1.2

In the event that the Company files a stay of proceedings order or in the event that a stay of proceedings order is given against the Company or if the Company files a motion for a settlement or arrangement with creditors of the Company under Section 350 of the Companies Law or a similar proceeding under foreign law (excluding for the purpose of a merger with another company as stated in Section 8.1.18 below and/or a change to the structure of the Company or a division that is not prohibited under the terms of this Deed, excluding making arrangements between the Company and its stockholders and/or holders of option warrants (that are exercisable into shares) of the Company, that are not prohibited under the terms of this Deed and will not impact the ability to repay the Bonds (Series B)) or if the Company will otherwise offer its creditors such compromise or arrangement, against the background of the Company’s inability to meet its obligations under this Deed when due.

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8.1.3	If a request is filed under Section 350 of the Companies Law against the Company (without its consent) that is not rejected or dismissed within 45 days from the date of its submission or a similar proceeding is performed towards it. It is clarified that for the purpose of this Section 8.1.3, a request under Section 350 of the Companies Law with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

8.1.4	In the event that the Company passes a liquidation resolution (excluding liquidation for purposes of merging with another company as stated in Section 8.1.18 below) or if a fixed and final liquidation order is given by a court and/or a fixed liquidator is appointed for it or a similar decision is made or a similar functionary is appointed by the Company and/or towards it. It is clarified that for the purpose of this subsection, liquidation proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

8.1.5	In the event that a temporary liquidation order is given and/or a temporary liquidator or any similar functionary appointed and/or any judicial decision of a similar nature is given, and such order or decision as stated is not rejected or dismissed by the court within 45 days from the date on which the order is given or the decision made, as applicable. Notwithstanding the above, the Company will not be given any remedial period with respect to applications or orders that are filed or given, as applicable, by the Company or with its consent. It is clarified that for the purpose of this subsection, liquidation proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

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8.1.6	In the event that an application is filed for receivership or to appoint a receiver (temporary or permanent) or any similar functionary appointed for the Company or a material asset of the Company (as defined below), or if an order is given to appoint a temporary receiver or any similar functionary appointed that is not rejected or dismissed within 45 days from the submission or granting, as applicable; or, if an order is given to appoint a fixed receiver for the Company or for a material asset of the Company (as defined below) or a similar order under law applicable to the Company. Notwithstanding the above, the Company will not be given any remedial period with respect to applications or orders that were submitted or granted as applicable by the Company or with its consent. It is clarified that for the purpose of this subsection, receivership proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding.

8.1.7	If an attachment is placed on a material asset of the Company (as this term is defined below) or execution actions are performed in connection with a material asset of the Company (as this term is defined below) and the attachment is not removed or the action is not terminated, as applicable, within 45 days from the date on which it is applied or performed, as applicable. Notwithstanding the above, the Company will not be given any remedial period with respect to orders or requests that are given or filed, as applicable by the Company or with its consent. It is clarified that for the purpose of this subsection, attachment proceedings or execution proceedings with respect to the Company will be in accordance with Israeli law or a parallel proceeding in foreign law, parallel to the Israeli proceeding. The provisions of this subsection will not apply to liens that are negligible.

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8.1.8	If the holders of pledges are exercised or the pledges that they have on a material asset of the Company (as this term is defined below).

8.1.9	If there is a real concern that the Company will not meet, or the Company has failed to meet its material obligations vis-à-vis holders of the Bonds (Series B). It is clarified that the material obligations of the Company include, inter alia, payment amounts to holders and their dates.

8.1.10	If the Company has ceased, or provided notice of its intent to cease its payments or ceases or has provided notice of its intent to cease to continue its business, as they may be from time to time.

8.1.11	If a material deterioration occurs in the business of the Company compared to its state on the date of the first issuance of the Bonds (Series B) and there is a real concern that the Company will be unable to pay the Bonds (Series B) on time.

8.1.12	If the control of the Company is transferred, directly or indirectly, and the transfer of control as stated is not approved in advance by holders of the Bonds (Series B) with a special resolution. For the purpose of this Section 8.1.12 – \

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For the purpose of this Section 8.1.12 - “Transfer of Control” shall mean a change of control of the Company such that the Company has a controlling stockholder that is not any of the Controlling Stockholders (as defined in Section 1.5 of the Deed) and/or is in the hands of any of their immediate family members (including through trusts that the Controlling Stockholders and/or any of their immediate family members, as mentioned above, are the beneficiaries under and/or are their managers). In this regard, “Control” – as defined in the Companies Law. It is clarified that holdings together with one of the Controlling Stockholders (as defined in Section 1.5 of the Deed) with another person or corporation will not be considered to be a transfer of control.

“Immediate Family Members”- Spouse, parent, parent of parent, child, brother or child of spouse of each of these.

For the removal of doubt it is clarified for this matter that inheritance under the law does not constitute a transfer of control for this section and if the Controlling Stockholders ’ holdings in the Company (and/or those of any of his immediate family members) are transferred through inheritance under the law, this will not be deemed to be a transfer of control under this section.

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8.1.13	If there is called for immediate payment: (1) another series of bonds that is issued by the Company and listed for trade on the Stock Exchange or (2) a debt and/or several cumulative debts of the Company or of consolidated companies (including consolidated companies with relative consolidation, if any) the value of which is USD 35 million at least or 5% of the total assets of the Company based on the most recent consolidated financial statements of the Company, whichever is lower, based on the most recent consolidated financial statements of the Company published (whether audited or reviewed), whichever is lower, (Provided that if the debts are cumulative, they were immediately repaid simultaneously or close to each other) , or (3) a debt and/or several cumulative debts of an affiliated company in which the multiplication of the Company’s holding in (in final concatenation) in the affiliated company by the liability value of debt the debt constitutes at least USD 35 million the total assets of the Company based on the most recent consolidated financial statements (the debts described in subsections (2) and (3) shall be called in this section: the “Other Debt”), and the demand for immediate repayment as stated is not removed within twenty one (21) days from the date on which it was called for immediate repayment as stated. A loan with no recourse to the Company shall not be considered as a different debt as aforesaid. In this regard, it is noted that in connection with another debt for which the Company’s liability arises from providing a guarantee for payment of the bonds, the grounds in Section 8.1.13 will only be established in the event that the Company is required to actually pay an amount higher than or equal to the aforesaid other debt. In the event that the covenants set forth above are met, the aforesaid grounds shall apply, as of the same date on which the Company is required to pay the other debt (subject to the curing period set forth above) and not from the date of providing the same debt for early repayment, if these dates do not overlap.

8.1.14	If the Company does not meet any of its financial obligations stated in Section 6.10 above for two consecutive quarters.

8.1.15	If the Company has performed a distribution contrary to the distribution limitation provisions, as set forth in Section 6.11 above.

8.1.16	If the rating of the Bonds (Series B) by the rating company is lowered to a rating that is lower than a rating of BBB minus. In the case of replacing the rating company, the Company will provide the trustee with a comparison of the rating scales of the replaced rating company and the rating scales of the new rating company.

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For the purpose of this section below, it shall be emphasized that in the event that the Bonds (Series B) are rated by more than one rating company, an examination of the rating based on the grounds for calling for immediate repayment above will take place, throughout, based on the lower rating among them.

8.1.17	If the Company performs business activity outside the United States or Israel or sells to another/ others all of its assets or its main assets during one calendar quarter, and the holders of the Bonds (Series B) do not consent in advance to the sale with a decision passed with a Special Resolution. “Sale to Another” – sale to any third party (including the controlling stockholder of the Company and/or corporations under his control), excluding a sale to corporations that are fully held by the Company; “Main Assets of the Company” – an asset or a number of assets the value of which and/or the aggregate value of which (as applicable) in the most recent consolidated financial statements published before the occurrence of the relevant event exceeds 50% of the scope of its assets in the consolidated balance sheet of the Company based on the financial statements as stated, unless the consideration for the sale is invested in real estate for investment, or is used for early repayment of the Bonds (Series B) and the investment agreement as aforesaid will be signed within six (6) months from the date of the sale (including up to six months before the sale). For the avoidance of doubt, the sale proceeds will not be distributed as dividend.

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8.1.18	In the event that a merger was performed (excluding a merger with a company under the Company’s full control) with the prior consent of the holders of the Bonds (Series B) with a special resolution, unless the absorbing entity undertakes all of the Company’s undertakings vis-à-vis the Bondholders (Series B) under the Deed of Trust and in addition, the Company or absorbing company declared (as applicable) vis-à-vis the holders of the Bonds (Series B), including through the trustee, at least 10 business days before the date of the merger, that there is no reasonable concern following the merger that the absorbing company will be unable to uphold its obligations vis-à-vis the holders of the Bonds (Series B). The provisions of this section will not derogate from the other grounds for calling immediate repayment granted to the holders of the Bonds in accordance with this section 8.1 above and below. Additionally, as of the period of 30 days before the date of the planned merger and until the merger date, all of the grounds listed in this Section 8.1 above and below will also apply with respect to the absorbing company, as if it was the Company. With respect to the provisions of this Deed that are derived from the financial statements of the Company, an examination will be performed with respect to the financial statements of the absorbing company, as it may be after the merger. In this regard, it should be emphasized that the cause of action in this section shall not apply to a merger between companies fully owned by the Company, provided that such merger shall not be between the Property Companies and corporations which are not included in the corporation whose assets are pledged for the bondholders.

8.1.19	If trade of the Bonds (Series B) in the Stock Exchange is suspended by the Stock Exchange in accordance with the provisions of the Fourth Part of the bylaws, excluding suspension on grounds of the creation of ambiguities as stated in the Fourth Law of the bylaws of the Stock Exchange and 60 days have transpired from the suspension date during which it was not removed.

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8.1.20	If the Company is dissolved or terminated for any reason.

8.1.21	If the Company breaches the terms of the Bonds (Series B) and/or the terms of the Trust Deed with a fundamental breach, including if it is discovered that any of the material representations by the Company in the Bonds and/or Trust Deed is incorrect and/or incomplete, and the Trustee has notified the Company in writing that it is required to remedy the breach, and the Company fails to remedy the breach as stated within 14 days of the date on which the notice was provided.

8.1.22	If the Bonds (Series B) cease to be rated for a period exceeding 60 consecutive days following reasons and/or circumstances that are under the Company’s control. In this regard, the non-performance of payments that the Company has undertaken to make to the rating company and failure to provide information and reports required by the rating company in the framework of the engagement between the Company and the rating company will be considered reasons and circumstances that are under the control of the Company.

8.1.23	In the event that the Company expands a series of Bonds (Series B) or issues an additional series of bonds and/or other securities, contrary to the provisions of Section 4 above.

8.1.24	If the Company ceases to be a reporting corporation as defined in Section 1 of the Securities Law.

8.1.25	If the Company does not publish a financial report that it is required to publish under any law or under the provisions of the Deed of Trust, within 30 days from the deadline on which it was required to publish the same.

8.1.26	If the Bonds (Series B) are delisted from trade in the Stock Exchange.

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8.1.27	If the Bonds (Series B) are not repaid on time or another material obligation provided in favor of the holders is not fulfilled.

8.1.28	If the Company breaches any of its obligations to avoid creating pledges as stated in Section 6.9 above.

8.1.29	If a “going concern” note is recorded in the Company’s financial statements for a period of two consecutive quarters.

8.1.30	If the Company breaches any of its obligations in connection with approval of transactions as stated in Section 5.4 above.

8.1.31	If the Company breaches any of its obligation to deposit the Interest Cushion as stated in Section 5.5 above.

8.1.32	If the Company breaches its undertaking not to issue bonds outside of Israel and not to take other financial debt outside of Israel as set forth in Section 4 of the Deed.

8.1.33	If the Company, its officers and/or controlling stockholders breach their undertakings as set forth in Section 33 of the Deed.

8.1.34	If the Company breaches any of the provisions related to the appointment of a representative for the service of legal process.

8.1.35	If the Company breaches any of its material obligation in connection with a pledge of the pledged assets.

For the purpose of this Section 8, a “Material Asset of the Company” is an asset or assets in the aggregate of the Company or corporations under the control thereof whose assets are consolidated in the Company’s statements, the value of which on the relevant date, based on the most recent consolidated financial statements (audited or reviewed) of the Company published before the same date, exceeds 50% of the scope of the assets in the consolidated balance sheet of the Company based on the financial statements as stated.

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8.2	Upon the occurrence of any of the events set forth in Sections 8.1.1 until 8.1.34 (inclusive) above, the following provisions will apply, as applicable:

8.2.1	Upon the occurrence of any of the events set forth in Sections 8.1.1 through 8.1.33 the Trustee will be required to convene a meeting of the holders of Bonds (Series B), that will convene 21 days from the date of the invitation (or a shorter time in accordance with the provisions of Section 8.2.5 below), and the agenda of which will contain a resolution regarding calling for immediate repayment of the entire unpaid balance of the Bonds (Series B) due to the occurrence of any of the events set forth in Sections 8.1.1 through 8.1.33 (inclusive) above, as applicable. The invitation will state that if the event set forth in Section 8.1 above, for which the meeting was convened, will be cancelled, terminated or removed, by the date for which the meeting was called, the invitation for the meeting of the Bondholders will be cancelled as stated above.

8.2.2	A resolution of the holders to call for the immediate repayment of the Bonds (Series B) will be passed in a meeting of holders that is attended by holders of at least fifty percent (50%) of the balance of the par value of the Bonds (Series B), with a majority of holders of the balance of the pay value of the Bonds represented in the vote or with a majority as stated in a deferred meeting of holders that is attended by holders of at least twenty percent (20%) of the balance as stated.

8.2.3	In the event in which by the date of convening the meeting as stated, none of the events set forth in Sections 8.1.1 through 8.1.33 (inclusive) above was cancelled, terminated or removed, and the resolution in the meeting of holders of the Bonds (Series B) as stated is passed in the manner required as set forth in Section 8.2.2 above, the trustee will be required, within a reasonable amount of time, to call for the immediate repayment of the entire unpaid balance of the Bonds (Series B), provided that the Company was given a written warning of 15 days of his intention to do so.

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8.2.4	A copy of the invitation notice for the meeting as stated will be sent by the trustee to the Company for publication, and the invitation for the meeting will constitute prior written consent to the Company of its intent to act to call for immediate repayment of the Bonds as stated.

8.2.5	The Trustee may, at its discretion, shorten the count of 21 days as stated in Section 8.2.1 above and/ or the 15 days of warning mentioned in section 8.2.3 above and / or not to give a notice at all, in the case in which the trustee is of the opinion that there is a reasonable concern that waiting this period or providing the warning, as applicable, will harm the possibility of calling for immediate payment of the Bonds or harm the rights of holders.

8.2.6	In the event that any of the subsections of Section 8.1 above provides a period in which the Company may perform an action or make a decision as a result of which the grounds for calling for immediate repayment are terminated, the trustee or holders may call for immediate repayment as stated in this Section 8 only if the period set forth as stated transpires and the grounds are not terminated; however, the trustee may shorten the aforesaid period if it feels that the same may materially harm the rights of the holders.

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8.2.7	For the avoidance of doubt, it shall be clarified that the provisions of this Section 8.2 above will not derogate from the authority of the trustee to call for immediate repayment of the Bonds (Series B) at its discretion.

8.2.8	Notwithstanding the provisions of this Section 8.2 above, in the event that the Company asks the Trustee in writing to appoint an urgent representation, it shall act in accordance with the provisions set forth in the Third Schedule to the Deed of Trust.

8.2.9	For the avoidance of doubt, it is clarified that calling for immediate repayment will take place based on the balance of the par value of the Bonds (Series B) that have not yet been paid, including interest differentials that have accrued on the principal, including arrears interest (if relevant), while the interest is calculated for the period beginning after the last day for which interest was paid and until the actual date of immediate payment (calculation of the interest for a subpart will take place based on 365 days per year).

8.2.10	For the avoidance of doubt, it is clarified that the right to call for immediate repayment as stated above and/or calling for immediate repayment will not derogate from or harm any other or additional remedy available to holders of the Bonds (Series B) or the trustee under the terms of the Bonds (Series B) and the provisions of this Deed or under law, and calling a debt for immediate repayment upon the occurrence of any of the cases set forth in Section 8.1 above will not constitute any waiver of the rights of the holders of the Bonds or the trustee as stated.

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9.	Claims and Proceedings by the Trustee

9.1	In addition to any provision in this Deed and as a right and personal authority, the Trustee shall be entitled, at any time, at its reasonable discretion, and without providing notice, to perform any of the proceedings, including legal proceedings and motions to receive orders, as it shall see fit, for the purpose of realizing and/or defending the rights of the Holders of Bonds (Series B) and in order to enforce the Company’s performance of another of the Company’s undertakings according to the Deed of Trust. The above shall not damage and/or derogate from the rights of the Trustee to begin legal and/or other proceedings even if the Bonds (Series B) were not called for immediate repayment, all for the defense of the Bondholders (Series B) and/or for the purpose of granting any order regarding the matters of the trusteeship. Notwithstanding the statements of this Section, it is clarified that the right to call for immediate repayment shall only be established in accordance with the provisions of Section 8 above, and not on behalf of this Section.

9.2	Pursuant to the provisions of the Deed of Trust, the Trustee is entitled but not obligated to convene a general assembly of the Bondholders (Series B) in order to discuss and/or accept its instruction for any matter relating to the Deed of Trust.

9.3	Whenever the Trustee shall be obligated according to the terms of the Deed of Trust to perform any action, including commencing proceedings or filing actions according to the request of the Bondholders (Series B), as stated in this Section, the Trustee shall be entitled, at its sole discretion, to delay the performance of any said action until it receives instructions from the general assembly of Bondholders (Series B) and/or the instructions of the court how to act, provided that the convening of the assembly or the petition to the court shall be performed on the first possible date. For the removal of doubt it shall be clarified that the Trustee shall not be entitled to delay the performance of actions or proceedings as stated in the event in which the delay may harm the rights of the Bondholders (Series B).

9.4	The Trustee shall be entitled, pursuant to any special resolution of the Bondholders (Series B) as stated above, to waive the covenants that it shall see fit regarding the existence of those undertakings, entirely or partially, of the Company.

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9.5	The Trustee is entitled, prior to performing any legal proceedings, to convene an assembly of Bondholders (Series B) in order for the Holders to determine which proceedings to take for the realization of their rights under this Deed. Similarly, the Trustee shall be entitled to again convene the assembly of Bondholders (Series B) for the purpose of receiving instructions for any matter relating to the management of the proceedings as stated, provided that the convention of the assembly shall be performed on the first possible date under the provisions of the second supplement to the Deed of Trust and the delay of the proceedings shall not harm the rights of the Holders.

10.	Trust of Proceeds

All of the funds held from time to time by the Trustee, excluding his wages, expenses and the repayment of any debt therefor, in any manner including but not limited to as a result of calling the Bonds for immediate repayment and/or as a result of the proceedings that it will conduct, if any, against the Company, will be held thereby in trust and shall remain in its possession for the purposes and in the priority as follows: First – the clearance of expenses, payments, levies and undertakings incurred by the Trustee, placed thereon or caused as a result of the actions of managing the trusteeship or in another manner in connection with the terms of the Deed of Trust, including its salary (and under the condition that the Trustee will not receive its salary from both the Company the Bondholders). Second – the payment of any other sum according to the ‘indemnification undertaking’ (as the term is defined in Section 26.1 below); Third – the payment to the Series B Bondholders carried out in installments according to Section 26.4.2 below;

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The balance will serve for the purposes within the following priority: (a) first – in order to pay the Holders the arrears interest for the Bonds they are owed according to the Bonds (Series B), if applicable, conditions pari-passu, and in a relative manner to the sum of the arrears interest which each of them are owed without preference or precedence towards any of them; (b) second –in order to pay the Holders of Bonds (Series B) the principal arrears owed to them under the terms of the Bonds (Series B) held thereby, pari-passu, in a manner that is relative to the principal sums in arrears to which they are owed, without any preference or priority right regarding any of them ; (c) third – in order to pay the Holders of Bonds (Series B) the interest amounts they are owed according to the conditions of the Bonds pari-passu, and in a manner relative to the sum which each of them are owed without any preference or precedence to any of them; (d) fourth – in order to pay the Holders the principle sums they are owed according to the Bonds held thereby pari-passu, whether the time came for the removal of the principle sums or not, in a manner relative to the sums they are owed, without any preference in connection with the issuance ahead of time of Bonds (Series B) by the Company or in another manner; the balance – if existing, will be paid to the Company by the Trustee or vice versa, as applicable.

Withholding tax will be deducted from the payments to the Bondholders (Series B), as long as there is an obligation to deduct it according to any law.

It shall be clarified that if the Company must bear any of the expenses but does not do so, the Trustee will act reasonably to receive the sums as stated from the Company and in the event that it will succeed in receiving them, they will be held thereby in trust and will serve in its possession for the purposes and according to priority as detailed in this Section.

11.	Authority to Demand Payment to Holders through Trustee

The Trustee may direct the Company to transfer to it part of the payment that the Company must pay to the Bondholders, (in this section: “the Relevant Payment”) for the purpose of financing the Proceedings and / or expenses and / or the Trustee’s fee under this Deed of Trust (in this section: the “Amount of Financing”) as long as the Company did not bear the Amount of the Financing and / or deposit with the Trustee in advance the Amount of the Financing. The Company shall transfer the Amount of the Financing Fee to the Trustee no later than the date of payment of the relevant payment. The Company may not refuse to act in accordance with the said notice, and will be seen as complying with its undertakings toward the Bondholders if it proves that it transferred the entire Amount of Financing to the Trustee, as aforesaid. Until no later than one business day from the determined date for payment of the Relevant Payment from which the Amount of Financing will be deducted, a notice will be published stating the Amount of Financing, its purpose and the up-to-date amounts of principle and/or interest to be paid to the Bondholders in the framework of the Relevant Payment.

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The amount of financing that the Trustee may instruct the Company to transfer to it as stated above in this section, to the extent that the decision of the holders of the matter has not been received previously and / or in the matter and / or appointed a representative on behalf of the court (including a decision in connection with the taking of the proceedings and / or the execution of the actions for which the amount of the financing and / or the appointment of representatives and / or advisors to the trustee is required) will be limited to NIS 700,000 (plus VAT) (The “Ceiling Amount”). It is hereby clarified that the Ceiling Amount does not limit the Trustee’s right to receive indemnification from the Company and / or the Bondholders.

The Trustee is entitled to instruct the Company in writing to transfer to the Trustee’s account (for the Bondholders) part of the payment (interest and/or principle) which the Company must pay to the Holders, such that the said sum that is designated for repayment shall be transferred to the account of the Trustee (for the Bondholders) no later than one business day before repayment date to the Bondholders, for the purpose of financing proceedings and/or expenses and/or the salary of the Trustee under this Deed. The Company is not entitled to refuse to act in accordance with the notice as stated, and shall consider it as fulfilling one of its undertakings vis-à-vis the Holders if it shall prove that it transferred the entire requested sum into the account of the Trustee as stated.

The above shall not release the Company from its debt to bear the expense payments and the salary as stated when it is obligated to bear them according to this Deed or by any law. Similarly, the above shall not derogate from the obligation of the Trustee to act reasonably to acquire the sums to which the Holders are entitled from the Company, which will serve to finance the proceedings and/or expenses and/or the salary of the Trustee according to the Deed of Trust.

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12.	Powers to Delay the Distribution of Funds

Notwithstanding the statements of Section 10 above, if the financial sum, which will be received as a result of performing the proceedings as stated above and which will be called at any time for a distribution in accordance with Section 10 above, shall be less than NIS 1 million, the Trustee shall not be obligated to distribute it and it shall be entitled to invest the said sum, entirely or partially, in investments permitted according to the Deed of Trust as set forth in Section 17below, and it shall be entitled to replace these investments from time to time in other permitted investments as it sees fit. If these investments and their profits, together with additional funds that are received by the Trustee for are a sum that is not sufficient to pay the aforesaid amount, the Trustee shall pay them to the Holders in accordance with the set of priorities as stated in Section 10 above. In the event in which up to the earlier of: the closest interest/principle payment date or a reasonable time after receiving the said financial sum, the Trustee shall not be in possession of a sum that is sufficient to pay at least NIS 1 million as stated, the Trustee shall be entitled to distribute the funds in its possession to the Bondholders.

Notwithstanding the provisions of this Section 12 above, the Bondholders (Series B) shall be entitled, according to a decision passed thereby, to instruct the Trustee to pay them the funds received by the Trustee and called for distribution, as stated in Section 10 above, even if their sums amount to less than NIS 1 million, pursuant to the provisions of the Stock Exchange’s Articles of Association, as shall be at that time.1210 Notwithstanding the above, the payment of the Trustee’s salary and the Trustee’s expenses shall be paid from the said funds immediately upon reaching their date (and regarding the expenses already paid by the Trustee, the sums shall be returned to the Trustee immediately upon the funds arriving in the Trustee’s possession) even if the funds that the Trustee received are less than NIS 1 million as stated.

13.	Notice of Distribution

The Trustee shall notify the Bondholders (Series B) of the date and place where any payment was performed from among the payments mentioned in Sections 10-12 above, in an advance notice of 14 days that shall be sent in the manner set forth in Section 27 below.101227 After the date determined in the notice, the Bondholders (Series B) shall be entitled to interest according to the rate determined in the Bonds, only for the balance of the principle sum (if existing) after deducting the sum that was paid or called for payment to them, as stated.

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14.	Refraining from Payment for a Reason Which is not Dependent on the Company

14.1	Any sum to which the Bondholders (Series B) are entitled and was not paid in practice on the date set forth for its payment, for a reason independent of the Company, while the Company was ready and able to pay it (the “Impediment”), shall not bear interest from the date set forth for its payment and the Bondholders (Series B) shall be only be entitled to those sums to which they were entitled on the date set forth for the repayment of the payment at the expense of the principle or the interest.

14.2	The Company shall deposit with the Trustee, on the earliest date possible after the date determined for payment and no later than the end of 14 days from the date set forth for payment, the sum of the payment that was not paid on time, as stated in Section 14.1 above, and shall provide written notice based on the addresses found in its possession, if any, to the Bondholders (Series B) of the said deposit, and the said deposit shall be considered as removing that payment to the Holder and in the event of removing that is entitled for that Bond, it shall also be considered as a deposit of the Bond (Series B) by the Company. 14.1 The above will not derogate from the obligations of the Company to bear the wages of the Trustee and its expenses, all in accordance with the provisions of this Deed.

14.3	Any sum held by the Trustee in trust for the Holders shall be deposited by the Trustee in a bank and will be invested thereby, in its name or its order, at its discretion in investments permitted to it according to Section 17 below. If the Trustee did so, it shall only be obligated to those eligible for those sums for the consideration that it shall receive from the realization of the investments, less the expenses connected to the said investment, including for the management of the trust account and less its salary and debt payments and it shall pay to those eligible against the evidence that will be requested thereby to its full satisfaction. After the Trustee will receive notice from the Holder of the removal of the impediment as stated, the Trustee will transfer to the Holder all of the funds accumulated for the deposit and derived from the exercise of their investment, less all of the reasonable expenses and trust account management fees and less any tax by law. The payment will be performed against the presentation of that evidence, which shall be accepted by the Trustee, regarding the right of the Holder to receive it.

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14.4	The Trustee shall hold these funds and shall invest them according to the provisions of Section 17 below, until the end of one year from the final date for the repayment of the Bond (Series B), but the Trustee shall return the accumulated sums in its possession (including their profits) less its expenses and less its salary and other expenses which it expended in accordance with the provisions of this Deed (such as salaries of service providers, etc.) to the Company and the Company shall hold these sums in trust for the Bondholders (Series B) entitled to those sums for a period of up to the end of seven (7) years from the final repayment date of the Bonds (Series B), and regarding the funds that will be transferred to it by the Trustee as stated above, the provisions of Subsection14.3 above shall apply to it, mutatis mutandis. Funds that are not demanded from the Company by the Bondholders (Series B) at the end of seven (7) years from the final payment date of the Bonds (Series B) will be transferred to the Company’s ownership after 30 days from providing notice to the aforesaid holders by the Company, in writing, based on the addresses listed in its possession, if any, and it may use the remaining funds for any purpose.

14.5	The Company shall provide written confirmation to the Trustee of the return of the sums as stated in Section 14.4 above, and regarding their receipt in trust for the Bondholders (Series B) and it shall indemnify the Trustee for any action and/or expense and/or damage of any kind that will be caused to it due to and for the transfer of the funds as stated, unless the Trustee acted with negligence (excluding negligence exempted by law as shall be from time to time), with a lack of good faith or with malice. 14.4

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15.	Receipt by Bondholders and Trustee

15.1	A signed receipt from the Bondholder (Series B) or a reference from a member of the Stock Exchange regarding the execution of the transfer or the execution of the transfer via the TASE Clearing House for the principle and interest sums paid thereto by the Trustee for the Bonds shall absolutely release the Trustee for all matters related to the essence of executing the payment of the sums denominated in the receipt.

15.2	A receipt from the Trustee regarding the deposit of the principle and interest sums in its possession for the benefit of the Bondholders (Series B) as stated, shall be considered a receipt from the Bondholders (Series B) for the purpose of the statements of Section 15.1 above, in relation to the release of the Company for all connected to the execution of the payment of the sums denominated in the receipt.

15.3	The sums distributed as stated in Sections10and 12 above shall be considered as payment at the expense of the repayment of the Bonds (Series B).

16.	Presentation of Bonds to the Trustee; Registration in Connection with Partial Payment

16.1	The Trustee may demand from the Bondholders (Series B) to present the Trustee, upon any interest payment or partial payment of principal and interest, with the Certificate of the Bonds (Series B) for which the payments are made. A Bondholder (Series B) will be required to present the Certificate of the Bond as stated, provided that the above will not require the Bondholder (Series B) to bear any payment and/or expense and/or impose on the Bondholder (Series B) liability and/or any debt.

16.2	The Trustee may record on the certificate of the Bonds (Series B) a note regarding the amounts paid as stated above, and the date of their payment.

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16.3	The Trustee may, in any special case at its discretion, waive the presentation of the Certificate of Bonds (Series B) after being provided by the Bondholder (Series B) a waiver and/or guarantee that is sufficient to its satisfaction for damage that may be caused as a result of the non-registration of the note as stated, all as it sees fit.

16.4	Notwithstanding the above, the Trustee may, at its reasonable discretion, hold records in another manner regarding partial payments as stated.

17.	Investment of Funds

All of the funds that the Trustee may invest under the Deed of Trust will be invested thereby in one of the four largest banks in Israel, provided that the rating of the bank is not less than AA in its name or for its deposit, in investments as it sees fit, all subject to the terms of the Deed of Trust, provided that it deposits in bank deposits, treasury funds issued by the Bank of Israel and/or government bonds issued by the Bank of Israel.

In the event that it does so, it will only owe to those entitled to the same amounts the consideration received from the exercise of the investments, less its fees and expenses, charges and expenses related to the aforesaid investment and managing the trust accounts, the fees and less the obligatory payments applicable to the trust account, and the Trustee will act in accordance with the provisions of Sections 12 and/or 14 above, as applicable, with the balance of the funds as stated.

18.	Company’s Undertakings vis-à-vis Trustee

The Company hereby undertakes vis-à-vis the Trustee and Bondholders, as long as the Bonds (Series B) have not yet been fully repaid, as follows:

18.1	To maintain and manage the Company’s business in an orderly, proper and effective manner.

18.2	To manage orderly account books in accordance with the GAAP, and to maintain records, including the documents used as references therefor (including pledge and mortgage deeds, accounts and receipts) in its offices, and to allow the Trustee and/or any authorized representative of the Trustee to review, at a time coordinated with the Company in advance, no later than 5 business days from the date of the Trustee’s written request, any record and/or document as stated that the Trustee requests to review. In this regard, an authorized representative of the Trustee shall mean a person that the Trustee appoints for the purpose of a review as stated, with written notice of the Trustee that is provided to the Company before the review as stated, subject to the obligation of confidentiality subject to the provisions of Section 31.12 below.

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18.3	To notify the Trustee in writing, as early as reasonably possible and no later than two business day after being made aware of any case in which an attachment is placed and/or execution proceedings take place on a material asset of the Company (as this term is defined in Section 8.1 above) and in any event in which a receiver, special manager and/or temporary and/or permanent receiver and/or trustee who is appointed in the framework of a request for a stay of proceedings under Section 350 of the Companies Law and/or any functionary, against the Company is appointed with respect to a material asset of the Company, and to take, at its expense, any reasonable means required in order to remove such an attachment or terminate the receivership, liquidation or management, as applicable.

18.4	To inform the Trustee in writing, immediately upon the Company being made aware and no later than two business day, of the occurrence of one or more of the cases listed in Section 8.1 above and its subsections and on a certain concern of the Company as to the occurrence of any of the events listed in Section 8.1 and its subsections. The provisions of this Section and all of its subsections will be performed by the Company without taking into account the curing and waiting periods listed in Section 8.1 above, if any.

18.5	To provide the Trustee, no later than the end of 30 days from the date of the issuance of the Bonds (Series B) under this Deed with a repayment schedule for payment of the Bonds (principal and interest).

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18.6	To provide the Trustee with written notice, signed by a senior officer of the Company or the CEO of the Company, no later than five business days from the date of a written request of the Trustee, of the performance of any payment to the Bondholders under the Deed of Trust and of the balance of the amounts that the Company owes under the Deed of Trust at the same date to the Bondholders after the performance of the aforesaid payment.

18.7	To provide the Trustee immediately upon its publication with any report that it is required to submit to the Securities Authority. An immediate report in the MAGNA system of the Securities Authority and any report or information that is published (in full) by the Company on the MAGNA system will be considered to have been provided to the Trustee. Notwithstanding the above, at the Trustee’s request, the Company will provide the Trustee with a printed copy of the report or information as stated.

18.8	To allow the Trustee and / or the whomever appointed by the Trustee in writing for this purpose, to enter by appointment to the Company’s offices and any place where the Company’s assets will be found at any reasonable time and no later than seven (7) business days from the date of the Trustee’s request, At the Trustee’s discretion, in order to protect the Bondholders.

18.9	To provide the Trustee with copies of notices and invitations provided to the Company, as stated in Section 27 of this Deed.

18.10	To ensure that the senior financial officer of the Company or the CEO of the Company will provide, within a reasonable time from the date of the Trustee’s request, and no later than five business days from the Trustee’s request, to the Trustee and/or the individuals that it so instructs, with any explanation, document, calculation or information relating to the Company, its business and/or assets that are required, at the reasonable discretion of the Trustee, for the purpose of examinations performed by the Trustee in order to protect the Bondholders.

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18.11

So long that the Company is bonds company that is private (as those terms are defined in the Companies Law) – to provide the Trustee pursuant to his request, the signed minutes of the stockholder meetings within a reasonable time from the date of his request and in addition the Company undertakes to provide the Trustee a copy of every document and/or information that the Company provided to the bondholders to the extent that it provided these, and to provide copies of the notices and the invitations that were provided to the bondholders if such were provided. Additionally, the Company undertakes to invite the Trustee to be present at the general meetings (whether in annual general meetings or special general meetings of the Company’s stockholders) (without rights to participate or vote), held in Israel (if such are held). Publication of an invitation to a general meeting of the stockholders of the Company in the MAGNA system will be considered to be an invitation of the Trustee for the purpose of this Section.

18.12	As long as the Bonds (Series B) are not yet repaid in full, to provide the Trustee, further to his request, with the reports and statements as follows:[8]

18.12.1	Consolidated and solo annual audited financial statements of the Company, and quarterly reviewed consolidated and solo financial statements of the Company, no later than the dates set forth for their publication under the Securities Law, even in the event in which the Company ceases to be a reporting corporation.

18.12.2

If the Company is a public company (as defined in the Companies Law) – a copy of any document that the Company transfers to all of its stockholders or all of the Bondholders, and details of any information that the Company transfers to them in another manner, including any report submitted under law to the Securities Law in order to be published publicly (immediate reports), immediately upon their publication. As long as the Company is a bonds company – to provide the Trustee with a copy of any document that the Company transfers to all of the Bondholders and the details of all of the information that the Company transfers to them in another manner, including any report submitted under law to the Securities Authority in order to be published publicly (immediate reports), immediately upon their publication.

8 It is clarified that a report in the Magna system shall constitute a report to the Trustee for the purposes of this section.

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18.12.3	To provide the Trustee, upon its first written request, with written confirmation, signed by an accountant, stating that all of the payments to the Bondholders under this Deed have been paid on time, and the balance of the par value of the Bonds in circulation.

18.12.4	In the event that the Company ceases to be a reporting corporation, the Company will provide the Trustee, in addition to the provisions of Sections 18.2 through 18.12 above, with annual, quarterly and immediate reports as set forth below:

(a)	Annual reporting including the information set forth in Appendix 5.2.4.8 of Chapter 4 Part 2 (management of investment funds and provision of credit) in Part 5 (principles of the management of business), in the consolidated circular of the Ministry of Finance - Division of Capital Markets, Insurance and Savings[9] ( the “Chapter for Management of Investment Assets in the Circular by the Ministry of Finance”) or as updated from time to time, no later than 60 days from the date on which the Company was required to publish the annual reports if it was a reporting corporation;

9 http://mof.gov.il/hon/Information-entities/Pages/Codex.aspx

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(b)	Quarterly reporting including the information set forth in the Chapter for Management of Investment Assets in the Circular by the Ministry of Finance, as updated from time to time, no later than 30 days from the date on which the Company was required to publish the quarterly reports if it was a reporting corporation;

(c)	An immediate report in the case that one of the events occurs listed in Appendix 5.2.4.10 of the Chapter for Management of Investment Assets in the Circular by the Ministry of Finance, as updated from time to time. The report will be provided on the date on which the Company was required to report about the occurrence of the event based on Article 30(b) of the Reporting Regulations.

18.13	To provide the Trustee, at its written request, no later than five business days from the date of the Trustee’s request, any affidavit and/or declaration and/or documents and/or details and/or additional information regarding the Company (including explanations, documents and calculations regarding the Company, its business or assets) and even to order its accountant and legal advisors to do so, at the reasonable written request of the Trustee, if the Trustee reasonably believes that the information is required by the Trustee in order to apply and use the authorities, powers and authorizations of the Trustee and/or its counsel under the Deed of Trust, including information that may be essential and required in order to protect the rights of the Bondholders, provided that the Trustee acts in good faith, subject to the undertaking of confidentiality as stated in Section 31.12 below.31.12

18.14	To provide the Trustee with all of the reports or notices as set forth in Section 35j of the Law.

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18.15	No later than ten business days from publication of the annual or quarterly financial statements of the Company, as applicable, the Company will provide the Trustee, at its request, with written confirmation, by the Company along with a calculation, in a form to the satisfaction of the Trustee, signed by the CEO or the most senior officer in the Company’s financial department, regarding its compliance or non-compliance of the Company with the financial covenants set forth in Section 6.10 of this Deed.

18.16	In the event that the Company ceases to be a reporting corporation, then -To cause the senior officer in the Company’s financial department or the CEO of the Company to provide within 5 five business days of the date of the Trustee’s request, to the Trustee and/or to people that he so orders, with any explanation, document, calculation, or information related to the Company, its business and/or its assets that will be reasonably required in the Trustee’s discretion in order to carry out his role and to protect the Bondholders.

18.17	In the event the Company should cease to be a Reporting Company, on April 10 of each year, for the previous calendar year, and as long as there are Bonds (Series B) in circulation, the Company will provide the Trustee, with confirmation, signed the by a director, the CEO or Company’s senior officer of the performance of all of the interest payments and/or payments on account of the principal, in connection with the Bonds (Series B), that are due to be paid before the date of the confirmation, and the payment date, as well as the balance of the par value of the Bonds from this series, which are still in circulation as of the date of the confirmation;

18.18	No later than April 10 of each year and so long as this Deed is in force, confirmation from a directors of the Company and its CEO that in the period from the date of the Deed and/or from the date of the previous confirmation, the later of the two and until the date of the provision of the confirmation the Company did not breach this Deed of Trust including a material breach of the terms of the Bonds unless explicitly stated otherwise.

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18.19	To notify the Trustee in writing of any change to its name or address no later than two trading days from the day of the change.

18.20	The Trustee may instruct the Company to immediate report on the MAGNA system, on behalf of the Trustee, any report in the form as provided in writing by the Trustee to the Company, and the Company shall be required to provide the report as stated.

18.21	The Trustee will maintain the confidentiality of the information sent to him according to this Section, will not reveal it to anyone else and will not make any use of it, unless the discovery or use thereof is required in order to fulfill the Trustee’s position by law, according to the Deed of Trust or according to a court order.

18.22	To notify the Trustee of any non-compliance with any foreign covenant at the earliest possible point and no later than 5 business days from the date of non-compliance with the foreign covenant or within 5 business days from the date on which notice was given by the affiliate company regarding the non-compliance with any foreign covenant, as applicable, as well as the expected implications of this non-compliance in accordance with the Company’s agreements with that entity. It shall be clarified, that as long as the Company did not fulfill any foreign covenant and it will be given an extension in order to fulfill the foreign covenant, the extension shall not be considered, regarding this Section alone, as a fulfillment of the covenant the Company will notify the Trustee of the non-compliance of the foreign covenant as stated.

For the purpose of this section -

“Foreign covenant” – a material financial condition of the Company and any affiliated company of the Company, in the framework of the agreement with a financial institution or with another entity which provided the Company with material credit.

“Material financial condition” – a financial condition, for which the non-compliance thereof will constitute grounds for the immediate repayment of material credit.

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“Material credit” – debt constituting at least 10% of the consolidated equity of the Company (including minority rights). Regarding an associated company - credit that multiplies the rate of the Company’s holdings (in final concatenation) in the associated company constituting at least 10% of the consolidated equity of the Company (including minority rights).

19.	Additional Liabilities

19.1	If the Bonds are called for immediate repayment, as defined in Section 8above, the Company will perform, from time to time and at any time required by the Trustee, all of the reasonable actions in order to enable the operation of all of the powers granted to the Trustee, and in particular, the Company will perform the following actions, no later than seven business days from the date of the Trustee’s request:

19.1.1	Declare the declarations and/or sign all of the documents and/or perform and/or cause the performance of all of the actions required or necessary in accordance with the law in order to give effect to the operation of the powers, authorities and authorizations of the Trustee and/or its counsel under this Deed of Trust.

19.1.2	Provide all of the notices, deposits and instructions that the Trustee sees fit and necessary in order to apply the provisions of the Deed of Trust.

19.1.3	To repay to the bond holders and to the Trustee all the amounts due to them under the terms of the Deed of Trust, whether on the original due date or the date of the charge is due (‘Acceleration’).

19.2	For the purposes of this Section – written notice, signed by the Trustee, that confirms that an action requested thereby, in the framework of its authorities, is a reasonable action, constitutes prima-facie evidence thereof.

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20.	Counsel

20.1	The Company hereby irrevocably appoints the Trustee as its counsel to execute and perform in its name and place all of the technical actions that it must perform under the terms included in this Deed, and to act in its name generally with respect to the technical actions that the Company must perform under this Deed and has not performed, or to perform some of the authorities granted thereto, and to appoint any other person as the Trustee sees fit, and to perform its position under this Deed, subject to the Company failing to perform the technical actions that it must perform under this Deed within 14 days, as determined by the Trustee from the date of the Trustee’s demand, provided that it acted reasonably.

20.2	An appointment under Section 20.1above shall not obligate the Trustee to perform any action, and the Company hereby exempts the Trustee and its agents in advance in the event in which it does not perform any action, and the Company waives in advance any claim vis-à-vis the Trustee and its agents for any damage caused or that may be caused to the Company directly or indirectly, for this, on the basis of any action that is not performed by the Trustee and its agents as stated above.

21.	Other Agreements

Subject to the provisions of the law and the limitations imposed on the Trustee by law, the fulfillment of the Trustee’s position under this Deed or its position as a trustee will not prevent it from engaging with the Company in other agreements or performing transactions therewith during the ordinary course of its business, provided that the same does not create a conflict of interests with serving as a trustee for the Bondholders (Series B).

22.	Reports on Matters Relating to Trusteeship

22.1	The Trustee will be required to submit a report regarding the actions performed in accordance with the provisions of Section 35h1 of the Securities Law.

22.2	The Trustee will prepare, by June 30 of each year, for the previous calendar year, an annual report of the Trustee’s affairs (the “Annual Report”).

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22.3	The Annual Report will include a report of extraordinary events in connection with the trusteeship that occurred during the past year.

22.4	The Trustee will publish (itself or through the Company at the request of the Trustee) the Annual Report on the MAGNA system.

22.5	In the event that the Trustee becomes aware of a material breach of this Deed and/or of the terms of the Bonds (Series B) on the part of the Company, based on public publications of the Company or under a notice of the Company to the Trustee under Section 18.4above, it will notify the Bondholders (Series B) of the breach and the measures that it has taken to prevent or enforce the fulfillment of the Company’s obligations by the Company, as applicable. This obligation will not apply with respect to an event that is published by the Company under law. This obligation of the Trustee is subject to its actual knowledge of the breach event as stated.

22.6	The Trustee will update the Company of any report filed under this Section 22 and pass on to it a copy thereof.

22.7	The terms of this section above will not derogate from any other or additional reporting obligation imposed on the Trustee under any law.

22.8	The Trustee must submit a report regarding activity performed under the provisions of Chapter E1 of the Law at the reasonable request of the holders with at least ten percent (10%) of the balance of the par value of the Bonds within a reasonable time from the date of the demand, all subject to the confidentiality obligation borne by the Trustee vis-à-vis the Company as stated in Section 35j(d) of the Law.

22.9	At the request of holders of more than five percent (5%) of the balance of the par value of the Bonds, the Trustee will transfer to the holders data and details regarding its expenses in connection with the trust.

22.10	As of the signing date of this Deed, the Trustee is insured under professional liability insurance in the amount of $ 10 million for the period (the “Coverage Amount”). If the Coverage Amount is reduced for any reason below $8 million, the Trustee will update the Company no later than 7 business days from the day on which it learned of the abovementioned reduction from the Insurer in order to publish an immediate report on the matter.

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23.	Wages and Coverage of Trustee’s Expenses

The Company will pay the Trustee its fees as set forth in Appendix 23 of this Deed.

24.	Special Powers

24.1	The Trustee may deposit all of the deeds and documents that indicate, represent and/or set forth its right in connection with the trusteeship at the subject of this Deed, including in connection with any asset that it possesses at the time, in a safe and/or another place determined, with an banker and/or banking company and/or with an attorney.

24.2	The Trustee may, within the performance of the trusteeship under the Deed of Trust, commission any opinion or the counsel of any attorney, accountant, appraiser, assessor, broker or other expert (the “Consultants”) and act in accordance with their conclusions, whether the opinion or counsel was prepared at the request of the Trustee or the request of the Company and the Trustee will not be responsible for any loss or damage caused as a result of any action or omission performed thereby on the basis of the counsel or opinion as stated, unless determined in an absolute judgment that the Trustee acted negligently (excluding negligence exempt under law as it may be from time to time) and/or in bad faith and/or maliciously. The Trustee will include, in opinion regarding the manner of exercise of the rights of the holders vis-à-vis the issuance, a copy of the opinion or counsel available to the Bondholders, further to their request (subject to the requestor proving ownership of the Bonds), subject to the Trustee’s determination, at its discretion, that the exposure of the opinion as stated will not harm the rights of the Bondholders, and it may determine conditions regarding the procedures for the review of the opinion. The Company will bear all of the expenses of hiring the Consultants appointed as stated, provided that the Trustee will provide the Company with notice five days in advance of its intent to receive an expert opinion or counsel as stated, provided that the expenses are reasonable. If the same does not harm the rights of the holders, the Trustee will provide the Company with notice five business days in advance of its intent to receive an expert opinion or counsel as stated.

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24.3	Any counsel and/or opinion as stated may be provided, sent or received by a letter, telegram, facsimile, email and/or other electronic means of transferring information, and the Trustee will not be responsible for actions performed on the basis of advice and/or an opinion or knowledge transferred via one of the methods mentioned above although it contains errors and/or was not authentic, unless the same errors could have been discovered in a reasonable inspection.

24.4	Subject to any law, the Trustee will not be required to notify any party of the signature of the Deed of Trust, and will not be permitted to intervene in any manner in the management of the Company’s business or affairs, other than based on the authorities that will be granted to the Trustee in this Deed or as agreed by the Company and the Bondholders (Series B) and the Trustee. The provisions of this Section will not limit the Trustee in actions that it must perform in accordance with the Deed of Trust.

24.5	The Trustee will use in the trusteeship the powers, authorizations and permissions granted thereto under the Deed of Trust, at its absolute discretion and subject to the other provisions of this Deed. In the event that the Trustee does not, it will not bear liability for any damage and/or loss and/or expense that is caused to the Company and/or the Bondholders and/or that it may bear following any action and/or omission performed by the Trustee, including as a result of mistakes in discretion, unless determined in an absolute judgment that the Trustee acted negligently (excluding negligence that is exempt under law as it may be from time to time) or in bad faith or maliciously or contrary to the provisions of this Deed, all in accordance with and subject to the provisions of the law.

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24.6	Unless explicitly determined otherwise by Law or the provisions of this Deed, the Trustee is not required to act in a manner which is not expressly detailed in this Deed of Trust so that any information, including about the Company and/or in connection with the Company’s ability to meet its obligations to bondholders comes to his attention, and this is not his role.

25.	Trustees’ Power to Engage Agents

The Trustee may, in the framework of managing the trusteeship’s business, appoint agent/s that will act in its place, whether an attorney or another person, in order to perform or participate in the performance of special actions that must be performed in connection with the trusteeship and pay reasonable waves to any such agent, and without derogating from the generality of the above, to take legal proceedings. The Trustee may pay at the expense of the Company the reasonable wages of any such agent, considering the circumstances, including by way of offsetting from amounts that it owes, and the Company will return to the Trustee immediately upon its first request any expense as stated, all provided that prior to the appointment of the agent as stated, all provided that the Trustee has provided the Company with notice in advance regarding the appointment of agents as stated, excluding in cases in which providing notice in advance as stated will materially harm the rights of the Bondholders.

It is clarified that the appointment of an agent as stated will not derogate from the liability of the Trustee for its actions and those of its agents.

26.	Indemnification of the Trustee

26.1	The Company and the Bondholders (on the relevant effective date as stated in Section 26.6 below, each for its obligations as stated in Section 26.4 below) hereby undertakes to indemnify the Trustee and all of its officers, employees, agents or an expert that it appoints and/or that are appointed by the Trustee under the provisions of this Deed of Trust and/or under a lawful decision that is passed in a meeting of Bondholders (Series B) under the provisions of this Deed of Trust (the “Parties Eligible for Indemnification”):

26.1.1	For any damage and/or loss and/or financial charge under a judgment (for which a stay is not granted) or based on a settlement that has ended (if the settlement relates to the Company, and the Company provides its consent to the settlement) the grounds of which are related to actions performed by Parties Eligible for Indemnification or that they are required to perform under the provisions of this Deed and/or under law and/or an instruction of a competent authority and/or any law and/or at the request of the Bondholders (Series B) and/or at the request of the Company; and

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26.1.2	For the fees of the Parties Eligible for Indemnification and the reasonable expenses under the circumstances incurred and/or that will be incurred, and for any damage and/or loss that they sustain due to actions performed by the Parties Eligible for Indemnification or that they are required to perform under the provisions of this Deed, and/or under law and/or an instruction of the competent authority and/or under any law and/or at the request of the Bondholders (Series B) and/or at the request of the Company and/or in connection with use of the powers and authorities provided by virtue of this Deed, and in connection with any legal proceedings, opinion of an attorney and other experts, negotiations, discussions, expenses, claims and demands with respect to any matter and/or item performed and/or that is not performed in any manner with respect to the matter herein.

All provided that:

26.1.3	The Parties Eligible for Indemnification do not demand indemnification in advance regarding any manner that cannot be delayed (without harming their right to retroactive indemnification if and to the extent such right exists);

26.1.4	It is not determined in a final judicial decision that the Parties Eligible for Indemnification acted in bad faith and that the action was performed other than in the fulfillment of their positions, other than in accordance with the provisions of the law and/or other than under this Deed of Trust;

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26.1.5	It is not determined in a final judicial decision that the Parties Eligible for Indemnification were negligent with negligence that is not exempt under law, as it may be from time to time;

26.1.6	It is not determined in a final judicial decision that the Parties Eligible for Indemnification acted maliciously;

An indemnification undertaking under this Section 26.1 will be hereinafter: an “Indemnification Undertaking.”

It is agreed that in any event in which it is claimed against the Parties Eligible for Indemnification that: (1) they acted in bad faith or other than in the fulfillment of their roles, or not in accordance with the provisions of the law or the Deed of Trust, and/or (2) they were negligent with negligence that is not exempt under law and/or (3) acted maliciously – they will be entitled to indemnification immediately upon their request for payment of the Indemnification Undertaking amount; however, if it is determined in a final judicial decision that they did in fact act as claimed against them as stated above, the Parties Eligible for Indemnification will return the Indemnification Undertaking amounts paid to them.

26.2	Without derogating from the rights to compensation provided to the Trustee under law and subject to the provisions of this Deed and/or the obligations of the Company under this Deed, the Parties Eligible for Indemnification will be entitled to indemnification from the funds received by the Trustee in the proceedings taken regarding the obligations that it has undertaken, with respect to reasonable expenses incurred following the performance of the trusteeship or in connection with such actions, which in their opinion are required to be performed and/or in connection with use of the powers and authorities provided by virtue of this Deed and in connection with all types of legal proceedings, opinions of attorneys and other experts, negotiations, discussions, claims and demands regarding any matter and/or action that is performed and/or not performed in any manner with respect to this, and the Trustee may delay the funds available thereto and paid from them the amounts required in order to pay the indemnification as stated. All of the said amounts will have priority over the rights of the Bondholders (Series B) and subject to the provisions of any law, provided that the Trustee acts in good faith and in accordance with the obligations imposed thereon under any law and under this Deed. For the purpose of this Section, an action of the Trustee that is approved by the Company and/or the Bondholders will be considered an action that is reasonably required.

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26.3	Without derogating from the Indemnification Undertaking in Section 26.1 above, in the event that the Trustee is required, under the terms of the Deed of Trust and/or under law and/or an instruction of a competent authority and/or any law and/or at the request of the Bondholders (Series B) and/or at the request of the Company to perform any action including but not limited to commencing proceedings or filing cases at the request of the Bondholders (Series B) as stated in this Deed, the Trustee will be required to refrain from taking any such action until it receives, to its satisfaction, a financial deposit to cover the Indemnification Undertaking (the “Financing Cushion”) in the amount required, with first priority from the Company, and in the case in which the Company still has not deposited the entire financing deposit on the date required to do so by the Trustee, provided that the Trustee has taken the actions required to collect the aforesaid amounts from the Company, the Trustee will contact the Bondholders (Series B) that hold the Bonds (Series B) on the effective date (as stated in Section 26.4 below), with a request that they deposit the Financing Cushion amount, each its ‘relative share’ (as this term is defined below). In the event in which the Bondholders (Series B) do not actually deposit the entire Financing Cushion amount required, the Trustee will not be subject to the obligation to take any action or relevant proceedings. The provisions above will not exempt the Trustee from taking an urgent action required in order to prevent material detrimental harm to the rights of the Bondholders (Series B).

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The Trustee is authorized to determine the Financing Cushion amount and may again create an additional cushion as stated from time to time, in the amount determined thereby. It shall be clarified that the payment by the holders under this Section will not release the Company from its obligation to bear the aforesaid payment.

26.4	The indemnity undertaking:

26.4.1	Shall apply to the Company in any event of: (1) actions performed at the reasonable discretion of the Trustee and/or under any law and/or that are required to be performed under the terms of the Deed of Trust or in order to protect rights of the Bondholders (including due to a demand of a holder that is required for the sake of protection as stated); and (2) actions performed and/or required to be performed at the request of the Company, including due to a demand as stated.

26.4.2	Shall apply to Holders that hold, on the effective date (as stated in Section 26.6 below) in any event of: (1) actions performed and/or that are required to be performed at the demand of the Bondholders (excluding actions which, as stated, are taken at the demand of Holders in order to protect the rights of the Bondholders); and (2) non-payment by the Company of the indemnification undertaking amount applicable thereto under Section 26.3 above (subject to the provisions of Section 26.6 below) and provided that the Parties Entitled to Indemnification have taken the reasonable actions under the circumstances required to collect the aforesaid amounts from the Company. It shall be clarified that the payment in accordance with subsection (2) above will not derogate from the obligation of the Company to bear the indemnification undertaking in accordance with the provisions of Section26.4.1 above.

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26.5	In any event in which the Company does not pay the entire amount required to cover the Indemnification Undertaking and/or does not deposit the entire Financing Cushion amount, as applicable, and/or the Holders are called to deposit the Financing Cushion amount under Section 26.3above, provided that the Parties Entitled to Indemnification have taken the reasonable actions under the circumstances required to collect the aforesaid funds from the Company, the following provisions shall apply:

26.5.1	The funds will be collected in the following manner:

26.5.1.1	First - the amount will be financed from the interest and/or principal that the Company is required to pay to the Bondholders (Series B) after the date of action. It is clarified that in the event that use is made of the same amounts by the Trustee, since the Company has not paid all of the amounts required to cover the Indemnification Undertakings and/or has not deposited the entire amount of the Financing Cushion, the same amounts will not be considered to have been repaid by the Company on account of the Bonds in favor of the Bondholders;

26.5.1.2	Second - if, in the Trustee’s opinion, the amounts deposited in the Financing Cushion are insufficient to cover the Indemnification Undertaking, the holders that hold on the Effective Date (as stated in Section 26.3 below) will deposit the missing amount, in accordance with the relative share (as this is defined), with the Trustee.

“Relative Share” shall mean: the relative share of the Bonds (Series B) held by the Holder on the relevant effective date as stated in Section 26.3below of the total nominal value in circulation at the time. It is clarified that calculation of the relative share will remain effective even if after the same date a change occurs to the nominal value of the Bonds held by the Holder.

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It shall be clarified that Bondholders that bear liability to cover expenses as stated in this Section above may bear expenses as stated in this section above in excess of their relative share, and in such a case, the priority will apply to the repayment of the funds in accordance with the provisions of Section 10of this Deed.

26.6	The effective date for the determination of the obligation of a Holder in an Indemnification Undertaking and/or payment of the Financing Cushion is as follows:

26.6.1	In any event in which the Indemnification Undertaking and/or payment of the Financing Cushion is required due to an urgent resolution or action required in order to prevent material detrimental harm to the rights of the Bondholders (Series B), without a prior decision of the meeting of Bondholders (Series B) – the effective date for the obligation will occur at the end of the trading day of the day on which the action is taken or the decision is made, and if the same day is not a trading day, on the previous trading day.

26.6.2	In any event in which the Indemnification Undertaking and/or payment of the Financing Cushion is required based on a resolution of the meeting of Bondholders (Series B) – the effective date for the obligation will be the effective date for participation in the meeting (as this date is determined in the assembly notice).

26.7	Payment of any amount imposed on the Company under this Section 26 by the Holders in lieu of the Company will not release the Company from its obligation to bear the aforesaid payment.

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26.8	With regard to the priority of the reimbursement to Holders that bear payments under this Section from the receipts by the Trustee, see Section 10above. The Trustee will act reasonably to return funds as stated that are paid by the Holders in place of the Company from the Company.

27.	Notices

27.1	Any notice on behalf of the Company and/or Trustee to the Bondholders will be provided through a report on the MAGNA system of the Securities Authority (the Trustee may instruct the Company and the Company will be required to immediate report on the MAGNA system on behalf of the Trustee, regarding any report in the form provided in writing by the Trustee to the Company). Any notice that is published or sent as stated will be considered to have been provided to a Bondholder on the date on which it was published as stated. If required under law, the Company will also publish an article in the paper.

27.2	Any notice or demand on behalf of the Trustee to the Company or on behalf of the Company to the Trustee may be provided in a letter sent via registered mail based on the address set forth in the Deed of Trust, or based on another address of which one party shall inform the other in writing (including an email address) or through dispatch via email or an agent, and any notice or demand will be considered to have been received by the Company: (1) in the event of dispatch via registered mail – three business days from the day on which it is sent via mail; (2) in the event of dispatch via email (with telephone verification of its receipt) – one business day from the date on which it is sent; (3) in the event of delivery by courier – upon the delivery by courier to the recipient or its offer for acceptance of the recipient, as applicable.

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28.	Waivers, Compromises, and Changes to the Deed of Trust

Subject to the provisions of any law, excluding regarding (1) payment dates under the Bonds (including a technical change to the dates or effective date for payment); (2) the interest rate, adjustments of the interest arising from non-compliance with the financial covenants and a change to the rating; (3) undertakings of the Company in connection with the financial covenants and their breach; (4) undertakings of the Company in connection with the distribution of dividends; (5) provisions related to the expansion of a series; (6) the provisions pertaining to the law applicable to this Deed; (7) the terms of repayment and grounds for calling for immediate repayment; (8) the provisions regarding assets pledged and the negative pledge; (9) the appointment of a representative; (10) Interest cushion; (11) limitation on an activity sector; and (12) limitations regarding transactions with controlling stockholders; (13) material provisions related to a pledge of the Pledged Assets; and (14) reports that the Company is required to provide the Trustee under the Deed of Trust, the Trustee may, from time to time and at any time when, in its opinion, there will not be harm to the rights of the Bondholders (Series B), waive any breach or non-fulfillment of any of the terms of the Bonds or the non-fulfillment of any of the terms of the Deed of Trust by the Company.

Subject to the provisions of any law and with the prior approval of the Bondholders in a special resolution, the Trustee may, whether before or after the principal of the Bonds (Series B) is called for payment, settle with the Company in connection with any right or claim of the Bondholders (Series B), waive any right or claim of the Bondholders (Series B) or any of them vis-à-vis the Company under the Deed of Trust and the Bonds (Series B) and agree with the Company to any arrangement of their rights, including to waive any right or claim of the Bondholders (Series B) vis-a-vis the Company under this Deed.

In the event that the Trustee settles with the Company, waives any right or claim of the Bondholders (Series B) or agrees with the Company to any arrangement of rights of the Bondholders (Series B) after receiving the prior consent of the meeting of Bondholders (Series B) as stated above, the Trustee will be exempt from liability for this action, as approved by the general meeting, provided that the Trustee does not breach a fiduciary duty and does not act in bad faith or maliciously or with negligence that is not exempt under law, in the implementation of the resolution of the general meeting.

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Without derogating from the provisions above, subject to the provisions of any law, the Company and the Trustee may, whether before or after the principal of the Bonds is called for payment, change the Deed of Trust and its appendices (including a change to the terms of the Bonds) if one of the following is met:

(a)	If the Trustee is convinced that the change does not harm the rights of the Bondholders under the Deed of Trust (excluding regarding the matters listed in subsections (1) to (14) above in this section 28), provided that he has notified the Bondholders (Series B) of the same in writing.

(b)	The change is approved by the Bondholders (Series B) in a special resolution.

This Deed may also be changed within settlement and arrangement proceedings under Section 350 of the Companies Law.

The Company has provided the Bondholders with notice through an immediate report published on the MAGNA of any change as stated above, shortly after its occurrence.

In any event of use of the Trustee’s right under this Section, the Trustee may demand from the Bondholders (Series B) that they provide it or the Company with the Certificates of the Bonds in order to record a note thereon regarding any settlement, waiver, change or amendment as stated, and at the request of the Trustee, the Company will record such a note. In any event of use of the Trustee’s right under this Section, it will inform the Bondholders (Series B) thereof in writing within a reasonable time.

29.	Register of Bondholders

29.1	The Company will keep and manage in its registered offices a register of Bondholders (Series B) in accordance with the Securities Law, which is open for the review of any person.

29.2	The Company will not be required to record in the register of Bondholders (Series B) any notice regarding explicit, implicit or estimated trusteeship, or a pledge or lien of any kind or any equitable right, claim or offsetting or any other right, in connection with the Bonds (Series B). The Company will solely recognize the ownership of a person in whose name the Bonds are recorded, its legal heirs, estate managers or will executors of the registered owner and any person entitled to the Bonds, following a bankruptcy of any registered owner (or in the event of a corporation – following its liquidation) is entitled to be registered as a holder after evidence is provided which, in the opinion of the Company’s managers, is sufficient in order to prove the right of the person to be registered as the Bondholder.

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30.	Release

When it is proved to the satisfaction of the Trustee that all of the Bonds (Series B) are paid, redeemed or when the Company deposits sufficient amounts of money in trust with the Trustee which will suffice for the full and final redemption as well as when it is proved to the satisfaction of the Trustee that all of his wages and all of the expenditures made by the Trustee and/or his agents in connection with his operation according to the Deed of Trust and according to its provisions are paid to him in full, and the Trustee is required, at the Company’s first request, to act upon the monies deposited with him in respect of the Bonds (Series B) whose redemption was not requested, according to the terms stipulated in this Deed.

31.	Appointment of the Trustee, the Trustee’s Roles, the Trustee’s Powers, and the Expiry of the Trustee’s Service

31.1	The Company hereby appoints the Trustee as a trustee for the Bondholders (Series B) alone under the provisions of Section 35b of the Securities Law, including for the parties entitled to payments under the Bonds (Series B) that are not paid after the date of payment.

31.2	The trusteeship for the Bondholders and the roles of the Trustee under the terms of this Deed will enter into force on the date of the allocation of the Bonds by the Company. The term of the Trustee’s appointment will be until the date of the convening of the holders’ meeting in accordance with the provisions of section 35B(a1) of the Securities Law.

31.3	From the date on which this Deed of Trust takes effect, the Trustee’s roles will be according to all laws and this Deed.

31.4	The Trustee will act in accordance with the provisions of the Securities Law.

31.5	The Trustee will represent the bondholders (Series B) in every matter stemming from the Company’s undertaking to them, and he will be entitled, for this purpose, to take action to exercise the rights given to the holders according to the Securities Law or according to the Deed of Trust.

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31.6	The Trustee is entitled to initiate any proceeding for the purpose of protecting the rights of the holders in accordance with all laws and what is detailed in this Deed of Trust.

31.7	The Trustee is entitled to appoint agents as detailed in Section 25 above.

31.8	The Trustee’s actions are valid even if a defect is discovered in his appointment or eligibility.

31.9	The Trustee’s signature on this Deed does not constitute an opinion on his part regarding the nature of the offered securities or desirability of investment therein.

31.10	The Trustee will not be required to notify any party of the signing of this Deed. The Trustee will not interfere in any form whatsoever in the conducting of the Company’s business or affairs and this is not included amongst his roles. Nothing in this section will restrict the Trustee in any action which he must take in accordance with the provisions of this Deed.

31.11	Subject to the provisions of all laws, the Trustee is not required to act in a manner which is not expressly detailed in this Deed of Trust so that any information, including about the Company and/or in connection with the Company’s ability to meet its obligations to bondholders comes to his attention, and this is not his role.

31.12	Subject to the provisions of all laws and what is stated in this Deed of Trust, the Trustee undertakes, by his signing this Deed, to maintain in confidentiality all information provided to him by the Company and will not disclose it to another and will not make any use thereof, unless it’s disclosure or use is required for the purpose of fulfilling his role according to the Securities Law, according to the Deed of Trust, or according to a court order. Said duty of confidentiality will apply as well to any agent of the Trustee (including any consultant, counsel, and so forth). It is clarified that the transfer of information required to bondholders for the purpose of adopting a resolution relating to their rights according to the bond or for the purpose of providing report on the Company’s condition does not constitute a breach of said undertaking of confidentiality.

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31.13	The Trustee is entitled to rely, in the framework of his trust, on any written document including a letter of instruction, notice, request, consent or approval, purporting to be signed by or originating from a person or entity which the Trustee believes in good faith was signed by or originated from him.

31.14	The provisions of the Securities Law will apply to the end of the Trustee’s service.

31.15	If the Trustee’s service ended, a new trustee will be appointed in his place at a meeting of the holders.

31.16	Despite the aforesaid, a resolution of the holders on the termination of the trustee’s service and his replacement with another trustee will be done, subject to any law, at a meeting at which holders with 50% of the balance of the par value of the Series B Bonds are present, or at a postponed meeting at which holders with at least 10% of said balance were present, with a majority of over 50% of those present and attending the vote.

31.17	Subject to the provisions of all laws, the Trustee whose service ended will continue serving in his position until the appointment of another trustee. The Trustee will provide the new trustee with all of the documents and amounts accrued by him in connection with the trust which is the subject of the Date of Trust for Series B, and will sign any documents required for this purpose. Any new trustee will have the same powers, obligations, and authorities, and he will be able to act for all intents and purposes as if he was appointed as trustee in the first place.

31.18	The Company will publish an immediate report in any event of the resignation of the Trustee and/or the appointment of a different trustee.

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32.	Bondholders’ Meetings

Meetings of bondholders (Series B) will be conducted as stated in the Second Supplement to this Deed.

33.	Applicable Law

The only law which applies to this Deed of Trust and its appendices10, including the bonds, is Israeli law. In the event of any matter that is omitted from this Deed and in any event of a conflict between the provisions of the law and this Deed of Trust, the parties will act only in accordance with the provisions of Israeli law.

34.	Exclusive Jurisdiction

The law applicable to this Deed of Trust, including its appendices, is the Israeli law only. In the event of a conflict between the provisions of the law and this Deed of Trust, the parties shall act in accordance with the provisions of Israeli law.

The exclusive and sole jurisdiction in connection with this Deed of trust, including its appendices11 and the bond, as an appendix thereto, is subject to the competence court in Tel Aviv- Jaffa.

10 Except for the pledge document to be signed as described in Section 6 of the Deed of Trust, which will be subject to US law.

11 Except for the pledge documents to be signed as stated in Section 6 of the Deed of Trust, regarding which the competent court in the US will be authorized to hear any matters connected thereto.

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The Company, (with its signing of the Shelf Offer Report) the Controlling Stockholders in the Company (present and future) and the officers in the Company, (who serve and who will serve in the Company in the future), undertook and will undertake as relevant: that they will not object to a request by the Trustee and/or the Bondholders of Bonds (Series B) who will submit to a court in Israel a request for the application of Israeli law regarding compromise, arrangement, and insolvency in connection with the Company (and including the liquidation of the Company), regarding the Company’s compliance with the terms of the Deed of Trust and the Bonds (Series B), inasmuch as it shall be submitted; not to apply of their own initiative to courts outside of Israel in order to receive protection from a proceeding as aforesaid initiated against the Company by the Trustee and/or the Company’s Bondholders ; not to object if a court in Israel will seek to apply Israeli law regarding a compromise an arrangement and insolvency in connection with the Company (including liquidation; and will not raise claims against the local authority of the court in Israel in connection with proceedings filed by the Trustee and/or the Company’s Bondholders against the Company including a class action and derivative action regarding the Company’s compliance with the terms of the Deed of Trust and the Bonds (Series B). Further, the Company (with its signing of the Prospectus) undertook that in every agreement that the Company directly enters with a third party, including with the Company’s employees, it will be established that insolvency proceedings against the Company shall be initiated only in a court in Israel and according to the Israeli law. For this matter it is clarified that this undertaking shall not apply to the Company’s contracting with a third party that are ancillary to the contracting of the Company’s subsidiaries, including (without derogating from the generality of the above) the Company’s provision of guarantees and as well it will not apply to hedging agreements that the Company will enter with a third party, if such an agreement will occur.

In light of the aforesaid and subject to the fulfillment of the Company’s the Controlling Stockholders’ and the officers’ undertakings (in the present and in the future, as relevant), to the Company’s understanding an insolvency proceeding against the Company which is not according to Israeli law and/or not before Israeli courts can only stem from a lawsuit by a foreign creditor. On this matter, it is noted that if an insolvency proceeding against the Company is initiated not according to Israeli law and/or not before a foreign court, that stems from a lawsuit by a foreign creditor, the Company will make its best efforts and argue that the forum is not appropriate and all subject to all laws.

For the avoidance of doubt it is clarified that the undertakings by the Controlling Stockholders and officers in the Company (in the present and in the future) shall include, expressly, an irrevocable undertaking as well not to commence, at their initiative, ad insolvency proceeding against the Company according to foreign law and/or in a foreign court.

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In light of the aforesaid and subject to the fulfillment of the undertakings of the Company, Controlling Stockholders and officers (present and future, as applicable), it is the Company’s understanding that and insolvency proceeding which is not according to Israeli law and/or before non-Israeli courts can only stem from a lawsuit by a foreign creditor which is not one of the above factors (the Company, the Controlling stockholders and the officers, as aforesaid) .

In addition, the Company (by signing this Prospectus), the Controlling Stockholders and the Officers of the Company12, present and future, irrevocably undertake and will undertake in writing not to make any claims against the authority of the Securities Authority and/or the administrative enforcement committee in Israel in connection with financial sanctions and/or administrative means of enforcement placed thereon by the Securities Authority and/or the administrative enforcement committee in Israel, according to Chapter H3 and/or Chapter H4 of the Securities Law, and irrevocably undertake and will undertake in writing to uphold the decisions of the Securities Authority and/or the administrative enforcement committee in Israel including, without derogating from the generality of the foregoing, to pay the financial sanctions and/or payments to the victims of the breach placed thereon (if any) and to take the actions to amend the breach and prevent its recurrence without waiving any right to petition, appeal or otherwise claim against such financial decision or sanction.

12 That are not Israeli.

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In addition, the Company undertakes to provide the Trustee, shortly after the signing of the Trust Deed, with an irrevocable written undertakings of the Company, the Controlling Stockholders and the Officers of the Company on the signing date of the Trust Deed (and shortly after a change of control in the Company, as applicable) and any officer as stated above serving in the Company on the date of signing the Trust Deed (and shortly after the appointment of additional officers to the Company, as applicable) by virtue of their positions as officers of the Company: (1) not to object to the request of the Trustee and/or Bondholders that will be submitted to a court in Israel for the application of Israeli law regarding compromise, arrangement, and insolvency (including liquidation) in connection with the Company, if filed; (2) not to object if the court in Israel seeks to apply Israeli law regarding a compromise, arrangement and insolvency (including liquidation) in connection with the Company; (3) not to make claims against the territorial jurisdiction of the court in Israel in connection with the proceedings filed by the Trustee and/or bondholders of the Company against the Company, including a class action or derivative claim; (4) not to apply of their own initiative to courts outside of Israel to receive protection in any proceeding initiated by the Trustee and/or the Bondholders of the Company against the Company regarding the Company’s fulfillment of the terms of the Company’s Bonds and Trust Deed, and not to manage on their own an insolvency proceeding against the Company under foreign law and in a jurisdiction that is not Israel; (5) not to make claims against the authority of the Securities Authority and/or an administrative enforcement committee in Israel in connection with financial sanctions and/or administrative enforcement measures imposed thereon by the Securities Authority and/or administrative enforcement committee in Israel, under Chapter H3 and/or Chapter H4 of the Securities Law, and undertake and will undertake irrevocably and in writing to uphold the decisions of the Securities Authority and/or the administrative enforcement committee in Israel, including, without derogating from the generality of the above, to pay the financial sanctions and/or payments to victims of the breach imposed thereon (if any) and to take actions to remedy the breach and prevent its recurrence without waiver on any right of petition, appeal or claim in any other manner against the aforementioned sanctions or resolutions. The aforesaid undertakings of the Company, officers and controlling stockholders of the Company will be hereinafter referred to as the “Undertakings of the Company, Officers and Controlling Stockholders .”

The controlling stockholders’ and officers’ undertakings, as stated above, will be published shortly after the publication of the results of the tender regarding the issuance of Series B Bonds, or as the case may be will be attached in the framework of the immediate report regarding the appointment of the officer which the Company will publish in accordance with the provisions of the law Or regarding the change in control of the Company, as the case may be, which the Company shall publish in accordance with the provisions of the law in Israel, as part of the pre-issuance reports and at the time of the appointment of any officer and/or the entry of a new controlling stockholder, all during the course of the life of the Bonds (Series B).

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The laws of the British Virgin Islands and the incorporation documents of the Company do not limit or prevent the registration for trade of the securities offered according to this Prospectus and these may be traded freely in the Stock Exchange without any limitation under the laws of the British Virgin Islands and the incorporation documents of the Company.

Moreover, it should be noted that the Controlling Stockholders and Officers in the Company, present and future, have irrevocably undertaken and will irrevocably undertake (as applicable) not to make any claims against the imposition or validity of Article 39a as aforementioned.

35.	General

Without derogating from the other provisions of this Deed and of the Bonds (Series B), any waiver, extension, discount, silence, refraining from taking action (“Waiver”) on the part of the Trustee regarding nonfulfillment or partial fulfillment or improper fulfillment of any obligation to the Trustee according to this Deed and the bond (Series B) will not be considered as a Waiver on the part of the Trustee of any right, but rather limited consent to the special opportunity in which it was granted. Without derogating from the other provisions of this Deed and the bond (Series B), any change in undertakings to the Trustee requires received of the Trustee’s prior written consent. Any other consent, whether oral or by means of Waiver and refraining from taking action or in any other way which is not written will not be considered consent of any kind. The Trustee’s rights according to this Deed of Trust are individual and independent of one another, and are in addition to any right existing and/or which shall be granted to the Trustee according to law and/or agreement (including this Deed and the bond (Series B)).

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36.	Trustee’s Liability

36.1	Notwithstanding what is stated in any law and anywhere in the Deed of Trust, inasmuch as the Trustee acted for the purpose of fulfilling his position in good faith and within a reasonable time, as well as ascertained the facts which a reasonable trustee would have ascertained under the circumstances, he shall not be liable to the bondholder for harm caused to him as a result of the fact that the Trustee utilized his discretion according to the provisions of section 35H(d1) or 35I1 of the Securities Law, unless it is determined in a final judgment that the Trustee acted with severe negligence. It is clarified that inasmuch as a contradiction shall be discovered between the provisions of this section and other provisions in the Date of Trust, the provisions of this section shall prevail.

36.2	If the Trustee acted in good faith and without negligence in accordance with the provisions of section 35H(d2) or 35H(d3) of the Securities Law, he will not be liable for performing said action.

37.	Addresses

The Parties’ addresses will be as detailed in the preamble to this Deed, or any other address regarding which appropriate written notice is given to the other party.

38.	Authorization to MAGNA

In accordance with the provisions of the Securities Regulations (Signature and Electronic Reporting), 5763–2003, the Trustee hereby certifies to the entity authorized for the same on behalf of the Company, to electronically report to the Securities Authority regarding this Deed of Trust.

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In witness whereof the Parties have signed:

Mishmeret Trust Services Company Ltd.	Strawberry Fields REIT Ltd.

I the undersigned, Boaz Noiman, Advocate, of the offices of Fischer Behar Well Orion & Co., certify that this Deed of Trust was signed by Strawberry Fields REIT Ltd. Through Mr. Moshe Eingal, whose signature binds the Company in connection with this Deed of Trust.

Boaz Noiman

Advocate

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First Addendum

Certificate of Bonds (Series B)

Issuance of a series of NIS ___ million par value of Bonds (Series B), registered by name, bearing fixed annual interest in the rate determined by the Tender (the “Interest”), repayable (principal) in three payments – on March 31 of each of the years 2020, 2021, and 2022, such that each of the first two payments on account of the principal will constitute 10% of the total principal par value of the Bonds (Series B) and the third and last payment on account of the principal will constitute 80% of the principal total par value of the Bonds (Series B). The interest for the Bonds (Series B) will be paid on September 30 and March 31 of each of the years 0218 to 2022 (inclusive) (the first interest payment will be made on September 30, 2018 and the last interest payment will be made on March 31, 2022, together with payment of the principal of the Bonds).

Bond (Series B) Registered by Name

Number 1

Par value NIS __________

Annual interest: fixed at a rate determined by the Tender.

The registered owners of the Bonds in this Certificate: Mizrahi Tefahot Nominee Company Ltd.

1.	This certificate indicates that Strawberry Fields REIT Ltd. (the “Company”) will pay any party that is the registered owner of this Bond (the “Holder of the Bond (Series B)”) on the effective date for the same payment. The payments will be made on the following dates:

1.1.	The principal of the par value of the Bonds (Series B) in three payments - on March 31 of each of the years 2020, 2021, and 2022, such that each of the first two payments on account of the principal will constitute 10% of the total principle par value of the Bonds (Series B) and the third and final payment on account of the principal will constitute 80% of the total principal par value of the Bonds (Series B).

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1.2.	The interest for the Bonds (Series B)- the interest for the Bonds (Series B) will be paid in biannual payments on March 31 and September 30 of each of the years 2018 to 2022 (inclusive). The first interest payment will be made on September 30, 2018 for the period beginning on the first trading day after the closing date of the signatures and ending on the last day before the first payment date of the interest (i.e. on September 29, 2018) (the “First Interest Period”), which will be calculated based on the number of dates in this period on a basis of 365 days per year. The interest rate that will be paid for a certain interest period (excluding the First Interest Period) i.e. the period commencing on the payment date of the previous interest period and ending on the last day before the payment date shortly after the date of its commencement will be calculated as the annual interest rate divided by two (the “Biannual Interest Rate”). .

All subject to the provisions on the overleaf and the Deed of Trust, dated ___, 2018, between the Company of the first part and Mishmeret Trust Services Ltd. and/or any party that serves from time to time as a trustee of the Bondholders under the Deed of Trust (the “Trustee” and the “Deed of Trust” respectively).

2.	The Bonds (Series B) are not linked to any index or currency.

3.	The final payment of principle and the final payment of the interest will be made in exchange for provision of the bond certificates (Series B) to the Company on the date of the final payment (i.e. on March 31, 2022) at the Company’s registered office or in any other place which the Company shall indicate. The Company’s notice as stated will be published no later than five (5) business days before the last payment date.

4.	All of the Bonds (Series B) shall have an equal security rating between them (Pari Passu) in connection with the Company’s liabilities according to the Bonds (Series B) and without a priority right or preference for one over another.

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5.	This Bond (Series B) is issued subject to the terms detailed on the overleaf, the terms detailed in the Deed of Trust, the Shelf Prospectus and the Shelf Offer Report.

Signed by the Company on ____ 2018

By:

Authorized Signatory: _______________	Authorized Signatory: _______________

I the undersigned, Boaz Noiman, Advocate, of Fischer Behar Hen Well Orion and Co. certify that this bond certificate was duly signed by Strawberry Fields REIT Ltd., by means of Mr. Nahman Eingal, whose signature binds the Company in connection with this bond.

Boaz Noiman, Adv.

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The Terms Listed on the Overleaf

1.	General

In this (Series B) bond, the following expressions shall have the following meanings and inasmuch as they are not defined below, shall have the meaning given them in the Deed of Trust, unless a different meaning is implied by the context:

“Business Day”

or a “Bank Business Day”	Any day on which the exchange clearinghouse of most of the banks in Israel are open to carry out transactions.

“Series of Bonds”	– the bonds listed by name, whose terms will be in accordance with the certificate of the Bonds (Series B) and the Shelf Offer Report on behalf of the Company dated ____ 2018 (including its amendments, if any) based on which they will be issued.

“Principal” -	The unpaid par value of the (Series B) bonds.

“Special Resolution” –	a resolution passed in a general meeting of Bondholders (Series B), who are present themselves or by their counsel whose Bonds represent at least 50% of the balance of the par value of the Bonds (Series B), or in an adjourned meeting attended by the Bondholders, themselves or by their counsel, who hold at least 20% of the balance of the par value as stated, and which is passed (whether in the original meeting or adjourned meeting) with a majority of at least two thirds (2/3) of the balance of the par value of the Bonds (Series B) represented in the vote.

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“Ordinary Resolution” -	a resolution passed in a meeting of Bondholders convened under Section 35l13 and 35l14(a) of the Securities Law, passed (whether in the original or deferred meeting) with a majority of at least fifty percent (50%) of all of the votes of the participants in the vote, excluding abstentions;

The “Nominee Company” –	Mizrahi Tefahot Nominee Company Ltd. or a nominee company that will replace it, provided all the Company’s securities will be registered under its name.

“Trading Day” -	A day on which transactions are made in the Tel Aviv Securities Exchange Ltd.

“Clearing Housing of the Stock Exchange” -	The Securities Authority The Tel Aviv Stock Exchange Ltd.

2.	The Bonds

For details regarding the Bonds (Series B), see section 2 2of the Deed of Trust.

3.	Terms of Bonds (Series B)

(a)	The Bonds (Series B), registered by name, worth NIS 1 par value each. The Bonds (Series A) will be payable (principal) in three payments - on March 31 of each of the years 2020, 2021, and 2022, such that each of the first two payments on account of the principal will constitute 10% of the total principle par value of the Bonds (Series B) and the third and final payment on account of the principal will constitute 80% of the total principal par value of the Bonds (Series B).

(b)	The unpaid balance of the principal of the Bonds (Series B) will bear fixed annual interest at the rate determined in the Tender (but subject to adjustments in the case of a change to the rating of the Bonds (Series B) and/or deviation from the financial covenants set forth in Sections 5.2 and 5.3, respectively, in the Deed of Trust. [13]

13 It is clarified that if the Bonds (Series B) are rated by more than one reading company, the ratings test for the purpose of adjusting the interest rate to a change in rating (if and inasmuch as there shall be such a change) shall be done, at all times, according to the lower of the ratings.

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(c)	The Bonds (Series B) are not linked to any currency or index.

(d)	The interest for the Bonds (Series B) will be paid in semiannual payments, on March 31 and on September 30 of each of the years 2018 to 2022 (inclusive), as set forth below (excluding the first payment, which will be made as set forth in subsection (e) below).

(e)	The first payment of interest on the Bonds (Series B) will be paid on September 30, 2018 for the period beginning on the first trading day after the signature closing date and will end on the last day before the date of the first interest payment (namely, on September 29, 2018) (the “First Interest Period”) which shall be calculated according to the number of days during this period on the basis of 365 days per year. The interest rate which will be paid for a particular interest period (other than the first interest period) (meaning, the period which begins on the payment day of the prior interest period and ending on the last day before the payment date immediately after the commencement date) will be calculated as the yearly interest rate divided by two (the “Semiannual Interest Rate”). The Company will publicize, in the immediate report on the results of the tender, the initial interest rate, the annual interest rate which shall be determined in said tender, and the Semiannual Interest Rate.

(f)	The final payment of principle and the final payment of the interest will be made in exchange for provision of the bond certificates (Series B) to the Company on the date of the final payment (namely, on March 31, 2022) and the Company’s registered office or in any other place which the Company shall indicate. Such notice by the Company will be published no later than five (5) business days before the date of the final payment.

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(g)	It is clarified that a party that is not registered in the registry regarding payment of principal and/or interest, as applicable, on March 19 and September 18 regarding each relevant period that precedes the payment date of the principal and/or interest will not be entitled to payment of principal and/or interest for the principal and/or interest term beginning before the same date.

4.	Payments of Principal and Interest of the Bonds (Series B)

(a)	Every payment on account of the principle and/or interest which shall be paid with a delay exceeding seven (7) days from the date stipulated for its payment according to the bond terms, and this for a reason under the Company’s control, shall bear lateness interest as defined below, beginning on the date stipulated for its payment and until the date of actual payment. Regarding this, the rate of interest in arrears shall be in addition to 3% on the interest rate on bonds as stated in section 3(b) 3 above, and all on a yearly basis (the “ Arrears Interest”). The Company shall give notice of the rate of Interest which has accrued (inasmuch as it has accrued) on the precise interest rate for the period, including the arrears interest, as well as the date of payment, in an immediate report and this two (2) trading days before the date of actual payment.

(b)	Payment to those who are so entitled will be done by check or bank transfer and/or by means of the Exchange Clearinghouse in favor of the bank account of the bondholders (Series B). If the Company cannot, for any reason whatsoever which is not under the Company’s control, pay any amount to those so entitled, the provisions of Section 14of the Trust Deed will apply.

(c)	A bondholder (Series B) who so wishes, will notify the Company of the details of the bank account to be credited with payments to that same holder according to the Bonds (Series B) as aforesaid, or of a change in the details of said account or his address, as applicable, in a notice which will be sent by registered mail to the Company. The Company shall be required to act in accordance with the notice from the holder regarding said change after the passing of 15 business days from the date on which the holder’s notice reached the Company.

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(d)	If a bondholder registered in the registry of holders did not timely provide the Company with details regarding his bank account to be credited with the transfer of payments to the same holder, according to the bond, every such payment will be made by check which will be sent by registered mail to his last address registered in the registry of holders. Sending of a check to one so entitled by registered mail as aforesaid will be considered for all intents and purposes as payment of the amount determined therein on the date of its sending by mail, provided that the check is deposited in the bank and actually paid.

5.	Postponement of Dates

In any event in which a date for payment on account of principle and/or interests falls on a day which is not a business day, the payment date will be postponed to the first business day thereafter, without additional payment and the “Effective Date” for the purpose of determining entitlement for redemption or interest will not change as a result.

6.	Securing the Bonds

See Section 6 of the Deed of Trust.

7.	Refraining from Payment for a Reason Which is not under the Company’s Control

See Section 14of the Deed of Trust.

8.	Register of Bondholders

See Section 29of the Deed of Trust.

9.	Splitting Bond Certificates

(a)	In respect of the Bonds (Series B) registered in the name of one holder, the holder shall be issued one certificate, or at his request, he shall be issued a number of certificates in a reasonable amount (and the certificates mentioned in this section shall hereinafter be called: the “Certificates”).

(b)	Every bond certificate may be split to bond certificates where the sum of all of their par value equals the amount of the par value of the certificate whose splitting is requested, provided that said certificates shall not be issued except in reasonable amounts. We split will be done in exchange for providing that same bond certificate together with a written request signed by the registered holder given to the Company at its registered office for the purpose of carrying out the split. All of the costs involved in the split, including taxes and levies, if such shall apply, will fall on the party requesting the split.

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10.	Transfer of Bonds

The bonds may be transferred and their full par value, as well as in part, provided that it shall be in whole New Israel Shekels. Every bond transfer shall be done by a letter of transfer in an accepted wording, duly signed by a the registered holder or his legal representatives and by the recipient of the transfer orders legal representatives, which shall be provided to the Company at its registered office together with the bond certificates transferred in accordance there with as well as every other proof required by the Company for the purpose of proving the transferor’s right to transfer them. If tax or any other mandatory payment shall apply to the letter of transfer of the bonds, proof of their payment shall be provided to the Company which shall be satisfactory to the Company. The Company’s Articles of Incorporation which apply to the transfer shares which are fully paid and their assignment will apply, mutatis mutandis, as applicable, on the manner of the transfer of the bonds and their assignment. In the event of a transfer of only a portion of the amount of the determinate principle in a bond certificate, it is necessary to first split, according to the provisions of section 8above, the certificate to a number of certificates as required by the same, in a manner such that the sum of all of the determinate principle amounts therein will be equal to the amount of the determinate principle of said bond certificate. After fulfilling all of these conditions, the transfer shall be registered in the registry, and the Company shall be entitled to require that a notice regarding said transfer be registered on the certificate of the transferred bond which will be provided to the transfer recipient or that he be issued a new bond certificate in its place, and the transferee shall be subject to all of the conditions detailed in the transferred bond certificate such that in a place that it states “the holder” it shall be seen as if it says “the transferee”, and he shall be considered as a “holder” for purposes of the Deed of Trust.

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11.	Early Redemption

Regarding early redemption of the Bonds at the initiative of the Stock Exchange and early redemption at the initiative of the Company, see Section 5 of the Deed of Trust.

12.	Purchase of Bonds by the Company and/or an Affiliate

See Section 3 of the Deed of Trust.

13.	Waivers; Compromises, and Changes to the Deed of Trust

See Section 28 of the Deed of Trust.

14.	Bondholders’ Meetings

The general meetings of bondholders (Series B) shall be convened and shall be conducted in accordance with what is stated in the Second Supplement of the Deed of Trust.

15.	Receipt from Bondholders

See Section 15 of the Deed of Trust.

16.	Right to Call for Immediate Repayment

See Section 8 of the Deed of Trust.

17.	Notices

See Section 27 of the Deed of Trust.

18.	Applicable Law and Judicial Authority

See Sections 33and 34 of the Deed of Trust.

19.	Order of Priorities

In the event of a contradiction between this supplement and the Deed of Trust, the Deed of Trust shall prevail.

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Second Addendum

Bondholders’ Meetings (Series B)

1.	Entitlement to Convening a Meeting

1.1.	The Trustee will convene a meeting of Holders if it sees that the same is necessary or at the request of one or more Bondholder who has at least 5% (five percent) of the balance of the par value of the Bonds. In the event that those requesting the calling of the meeting are bondholders, the Trustee will be entitled to require indemnification, including in advance, from the requesters for the reasonable expenses involved.

1.2.	It shall be clarified that the indemnification demand by the Trustee shall not detract from the calling of a meeting which was called for the purpose of initiating an action designed to prevent harm to the rights of the bondholders and the indemnification demand shall not derogate from the Company’s obligation to bear the expenses involved in calling the meeting.

1.3.	The Trustee will call a meeting of bondholders within 21 days from the date on which the request that it be convened is submitted to him, on a date which shall be stipulated and of the summons, and provided that the date of convening will not be earlier than seven days and no later than 21 days from the date of the summons; however the Trustee is entitled to advance the convening of the meeting to at least one day after the summons date, if he believes that this is required for the purpose of defending the holders’ rights; should he do so, the Trustee will explain the reasons for advancing the convening date in the report regarding the meeting summons.

1.4.	If the Trustee did not call a meeting of holders, according to the holder’s request as aforesaid, within 21 days from the date he was requested as aforesaid, the holder is entitled to convened the meeting, and provided that the date of convening will be within 14 days of the end of the period in which the Trustee must call the meeting, and the Trustee will bear the expenses incurred by the holder in connection with convening the meeting.

1.5.	Every meeting of bondholders (Series B) will take place in Israel and a place indicated by the Company and/or the Trustee, and the Company will bear the reasonable expenses of convening the meeting.

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2.	Meeting Summons and Meeting Agenda

2.1.	A summons to a meeting by the Trustee for the purpose of consultation only with the bondholders will be published at least one day before the date of its convening (“Consultation Meeting”). An agenda will not be published for, and no resolutions will be adopted at a Consultation Meeting.

2.2.	A summons to a meeting which is not a Consultation Meeting will be published in accordance with the provisions of the Securities Law as it shall exist from time to time, at least 7 (seven) days, but no more than 21 days before the convening of the meeting ( “Summons”).

2.3.	The Trustee will determine the agenda at the bondholders meeting. One or more Bondholder (Series B) who has at least 5% (five percent) of the balance of the par value of the Bonds (Series B) is entitled to request that the Trustee include a topic on the holders’ meeting which will be convened in the future, provided that the topic is appropriate in the Trustee’s opinion for discussion at said meeting;

2.4.	The Trustee will be entitled to shorten the date of convening to at least one day after the date of the summons if he saw that delay in convening the meaning constitutes or is likely to constitute injury to the rights of the bondholders. Should he do so, the Trustee will explain the reasons for advanced in the convening of the meeting in the report regarding the meeting summons.

2.5.	The summons shall detail:

2.5.1.	Location where the meeting will be convened;

2.5.2.	The date and time on which the meeting will be convened;

2.5.3.	The legal quorum for commencing the meeting as detailed in section 3 below;

2.5.4.	The effective date for participation in the meeting which shall occur no less than one day before the convening of the meaning and not more than three days before its convening.

2.5.5.	The topics to be discussed at the meeting and proposed resolutions will be indicated;

2.5.6.	Arrangements regarding written voting;

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3.	The Legal Quorum for Commencing the Meeting and Postponed Meeting

3.1.	A Consultation Meeting will take place with any number of participants.

3.2.	A meeting of bondholders so commence after it is proved that the required legal quorum as stated below for holding the meeting is present.

3.3.	Subject to the presence of the required legal quorum for the meeting which was convened to adopt special resolutions and subject to the provisions of the Securities Law, the legal quorum for holding a holders’ meeting is the presence of at least two bondholders who have 25% (twenty-five percent) at least of the unpaid balance of the par value of the bonds in circulation and that time, within half an hour from the time stipulated for opening the meeting

3.4.	If within half an hour from the time stipulated for the opening of the meeting, a legal quorum is not present, the meeting will be postponed to a different date which shall not be earlier than two business days after the date stipulated for holding the original meeting or one business day, if the Trustee believes that this is required for the purpose of protecting the rights of the bondholders; if the meeting is postponed, the Trustee will explain the reasons for this in the report regarding the postponed-meeting summons.

3.5.	Other than in connection with a meeting which was convened to adopt as resolution that is required to be adopted as a special resolution and subject to the provisions of the Securities Law, if you legal corm is not present at the postponed holders’ meeting within half an hour from the time stipulated for its commencement, the quorum shall be legal with any number of participants; if the meeting is convened following a request from the holders, as set forth in Sections 1.2 and 1.3 above - the legal quorum of Bondholders will be one or more holding at least 5% (five percent) of the balance of the par value of the bonds existing in circulation on the effective date for the meeting.

3.6.	Bonds held by a related person (as defined in section 3.2 of the Deed) will not be taken into consideration for the purpose of determining the legal quorum.

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4.	Chairperson

At every holders’ reading, the Trustee or whomever he appoints shall serve as chairperson of that same meeting.

5.	Adjourned Meeting

5.1.	A meeting which has been opened shall be adjourned at the notice of the Trustee or notice of the chairperson of the meeting, and it may have one or more sessions.

5.2.	In a holders’ meeting which has a legal quorum, the meeting chairperson and/or the Trustee are entitled to decide to hold an additional session which will take place on a different date and location which will be determined by the Trustee (“Adjourned Meeting”).

5.3.	The Trustee will be responsible for publicizing a notice regarding the date and location on which the Adjourned Meeting will be convened, and provided that said notice shall be given 12 hours at least before the convening of the Adjourned Meeting.

5.4.	At an Adjourned Meeting, only a topic which was on the agenda of the original meeting regarding which no resolution was adopted will be discussed.

5.5.	A holder who was not present at the original meeting will be able to be present for the Adjourned Meeting and vote on the topics which have been presented for vote (and for which the vote has not yet been sealed) and will be presented for voting, subject to the fact that he proves his ownership of bonds which are the subject of the meeting to the one calling the meeting as of the effective date of the meeting is stipulated in summons notice for the meeting.

6.	Provisions for Special Meetings

In a meeting of bondholders the agenda of which contains one of the following, the provisions below will apply regarding the legal quorum in a meeting of holders or an adjourned meeting, and regarding the majority required for passing the resolutions:

6.1.	In a meeting the agenda of which contains calling the bonds for immediate repayment - the provisions of Section 8.2.2 of the Trust Deed will apply.

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6.2.	In a meeting the agenda of which contains removing the Trustee from his service - the provisions of Section 31of the Trust Deed will apply.

6.3.	A change and/or amendment and/or addition to the Trust Deed - the provisions of Section 28 of the Deed of Trust will apply. 28

At a meeting on whose agenda includes a resolution on a topic regarding which it is stipulated in the Trust Deed or the bond that it is subject to a special resolution, the legal quorum is the presence of bondholders who own fifty percent (50%) at least of the balance of the bonds’ par value or at a postponed meeting, the presence of bondholders who own twenty percent (20%) at least of the balance of the bonds’ par value. The required majority for adopting a special resolution (whether at the original meeting or at a postponed meeting) is a majority of two-thirds (two thirds) of the balance of the bonds’ par value which is represented at the vote.

7.	Position Statements

7.1.	The Trustee or the bondholder, one or more, who owns at least 5% (five percent) of the balance of the bonds’ par value (Series B) is entitled to make a written application to the bondholders in a letter which will be attached to the ballot in order to convince them regarding the manner of their vote on one of the topics raised for discussion at that same meeting (in this supplement – “Position Statement”).

7.2.	A holder who wishes to make use of this right will give notice of the same to the Trustee during the session in which it is resolved to bring that same topic to a vote and will provide the Trustee with the Position Statement within 24 hours of the date of that same session.

7.3.

Any meeting which was summoned following a request by stockholders or by the stockholders as detailed in sections 1.1 and 1.3, every holder will be entitled, by means of the Trustee, to publish a Position Statement in relation to the topics which are on the agenda for the meeting.1.21.3

7.4.	The Trustee in the Company will be entitled, each one individually, to publish a Position Statement in response to the Position Statement which was sent in accordance with 7.1 and 7.3 above, or in response to another application to the bondholders.

7.5.	Position Statements will not be published at a Consultation Meeting.

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8.	Votes at a Meeting

8.1.	The vote at a meeting of the holders of the Bonds (Series B) will take place in relation to the topics which were detailed in the summons only.

8.2.	A holder of a Bond (Series B) will be entitled to vote himself, by means of an agent appointed in accordance with this supplement or by means of a ballot.

8.3.	The meeting chairperson is entitled to determine that votes will be by ballot or by means of vote during the course of the meeting. In the event in which the chairperson determined that the vote will be by means of ballot, the trustee will ensure that the text of the ballot will be distributed to the holders, and will determine the date on which the vote is closed by which time the holders must send the full and duly signed ballot to the Trustee. The Trustees entitled to require that a holder declare, in the framework of the ballot, the existence or absence of a conflict of interest (as defined infra) which he has, in accordance with the Trustee’s judgment. A holder who does not fill out the ballot in full and/or does not prove his entitlement to participate and vote at a meeting according to the provisions of the Second Supplement will be considered as one who has not submitted a ballot and accordingly has chosen not to vote on the topic(s) which are on the ballot. A fully filled out and duly signed ballot in which the holder indicated his vote which reaches the Trustee by the deadline determined for the same will be considered as presence at the meeting for the purpose of breaching the legal quorum at the meeting.

8.4.	Unless expressly stipulated otherwise in this Deed, the required majority for adopting any resolution by the general meeting is an ordinary majority of the number of votes represented in the vote and those voting for or against. Additionally, but subject to the provisions above, the Trustee is entitled to decide at his discretion in accordance with the circumstances whether adoption of a resolution requires a majority which is not ordinary.

8.5.	The Trustee will participate in the meeting without the right to vote. The Company may, through its representatives, present matters before the discussion and respond to questions from holders, if any. Notwithstanding the above, it shall be clarified that the Trustee may, at its sole discretion, resolve that the meetings of holders, in whole or in part, will take place in the absence of the Company or a representative on its behalf or a related holder or any other person, without being subject to the obligation to provide grounds.

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8.6.	Holders of the bonds are entitled to participate and vote in every general meeting on their own or by means of representatives. Every voter by bondholders will be conducted according to the number of votes such that every bondholder or his representative will be entitled to one vote in respect of every NIS 1 par value from the total specified principle which has not yet been repaid of the bonds based on which he is entitled to vote. In the event of joint holders, only the vote by the requested registered first between them in the registry, whether himself or by means of an agent.

8.7.	A bondholder or his agent are entitled to vote in respect of a portion of his votes in favor of a particular proposed resolution, and against in respect of another portion, and in respect of another portion to abstain, all as he sees fit.

9.	Checking for the Existence of a “Conflicted Interest”

9.1.	In the number of voters, the votes of Bondholders who are a related person as defined in section 3.2 of the Trust Deed will not be considered and these bonds shall not grant the related person the right to vote at the general meeting of bondholders as long as they are held by the related person.

9.2.	The Trustee will examine the existence of conflicts of interests by holders, whether it is a matter stemming from their holding of the bonds or whether it is another matter related to them, as determined by the Trustee (in this supplement – “Other Matter”); the Trustee is entitled to require that the holder participating in the holders’ meeting notify him regarding any Other Matter of his as well as whether he has such a conflict of interests.

9.3.	Without derogating from the generality of the aforesaid, each of the following shall be considered a conflicted owner:

9.1.1	A holder who is a Related Person (as this term is defined in section 3.2of the Trust Deed);

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9.1.2	A holder who served as an officer in the Company adjacent to the time of the event which is at the basis of the resolution at issue at the meeting;

9.1.3	Any holder who the Trustee determines possesses a “conflict of interest” according to what is stated, infra, subject to all laws and/or instructions by the competent authority including: every holder who declares to the Trustee in writing that he has a substantive personal interest which deviates from the interests of all of the bondholders at the bondholders meeting (Series B). A holder who fails to provide a written declaration after having been requested to do so by the Trustee will be considered as having declared that he has a personal interest as such, and regarding him the Trustee will determine that he has a conflict of interest. Without derogating from what is stated in this section 9, the Trustee will examine whether the holder is a holder with a “conflict of interest,” taking into account also the holdings of that same holder of other securities in the Company and/or securities in any other corporation relevant to the resolution presented for approval at the meeting (as shall be detailed in the ballot), in accordance with the declaration of that same holder.

Determination of a conflict of interest will be done as well on the basis of a general test for conflict of interest which shall be carried out by the Trustee. Similarly, for the avoidance of doubt is clarified that the provisions regarding the definition of bondholders with a conflict of interest shall not derogate from the provisions of any law, case law and binding guidelines by the Securities Authority regarding the definition of bondholders with a conflict of interest, as shall apply at the time of the examination.

9.4.	For the purpose of examining a conflict of interests as aforesaid, the Trustee shall be entitled to rely on a legal opinion which he shall request, and it shall be subject to the provisions of the Deed of Trust regarding bearing of expenses.

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9.5.	It shall be clarified that the test for a conflict of interests as stated, supra, inasmuch as it is required in the judgment of the Trustee, shall be conducted separately in relation to each resolution on the meeting agenda as well as in relation to each meeting, separately. It shall be further clarified that the declaration of a holder as having a conflict of interest in a resolution or meeting will not, in and of itself, demonstrate a conflict of interests by that same holder for a different resolution which is on the meeting agenda or his conflict of interest at different meetings.

9.6.	And counting the vote tally at a vote which took place at a holders’ meeting, the Trustee will not take into account the votes of holders who did not respond to his request as described in section 9.1above, or that of holders regarding whom he found that there is a conflict of interest as stated in that same subsection (in this supplement – “Holders With a Conflict of Interest”).

9.7.	Notwithstanding what is stated in Section 9.6 above, if the total holdings participating in the vote, who do not possess a conflict of interest, is a less than a rate of five percent (5%) of the balance of the bonds’ par value (Series B), the Trustee will take into account when telling votes, the votes of holders with a conflict of interest as well.9.6

10.	Declaration of Adoption of a Resolution

The declaration by chairperson that a resolution at a holders’ meeting was adopted or rejected, whether unanimously or by some majority, shall be prima facie evidence of what is stated therein.

11.	Letter of Appointment

11.1.	A letter appointment appointing an agent will be in written and will be signed by the a pointer or by his authorized representative, in writing as required. If the pointer is a corporation, the appointment will be made in writing, signed with of the corporation’s stamp and the signature of the clerk of the corporation or the corporation’s representative who is authorized to do so. A letter of appointment of an agent will be drafted in any common form. An agent is not required to be a holder himself.

11.2.	A letter of appointment and the power of attorney or another certificate based on which the letter of appointment is signed, or a certified copy of such a power of attorney, will be deposited in the Company’s office prior to the time of the meeting regarding which power of attorney is granted, unless otherwise stipulated in the notice calling the meeting.

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11.3.	A vote cast in accordance with the terms in the document appointing an agent shall be valid even if the grantor passes away beforehand or is declared legally incompetent or the letter of appointment is annulled or the bond regarding which the vote was cast is transferred, unless prior to the meeting, written notice regarding the death, declaration of incompetence, annulment, or transfer, as applicable, is received in the Company’s registered office.

11.4.	Subject to the provisions of Section 11.2 above, every corporation which owns bonds is entitled by written and duly signed authorization, to empower a person as it sees fit to act as its representative at every meeting of bond owners, and a person thus authorized is entitled to act in the name of the corporation which he represents.

12.	Minutes

12.1.	The Trustee will prepare minutes of the holders’ meeting and will maintain them in his registered office for a period of seven years from the date of the meeting. The Trustee may prepare minutes of a meeting of parts thereof by way of recording.

12.2.	Minutes signed by the chairperson of the meeting will serve as prima facie evidence of the matters listed therein. A declaration by the chairperson of the meeting regarding adoption of a resolution or its rejection and a notation regarding the matter in the minutes’ registry shall serve as prima facie evidence of this fact.

12.3.	The registry of minutes of holders’ meetings will be maintained in the Trustee’s registered office and will be open for examination by the Company and the bondholders, and a copy thereof will be sent to any bondholder requesting it. The Trustee of the Company, at its request, will also be sent a copy of the minutes of this meeting in which the Company participated.

12.4.	The Trustee will be entitled to delay delivery of any minutes, to any entity whatsoever, if in his exclusive discretion, provision of the minutes, in whole or in part, may harm or cause result in harm to the rights of bondholders (Series B).

13.	A person or persons appointed by the Trustee, the Company Secretary, and any other person or persons so authorized by the Trustee will be entitled to be present at the bondholders’ meeting. In a case in which according to the Trustee’s reasonable discretion it shall be necessary to engage in discussions during a portion of the meeting outside of the presence of the Company’s representatives, then representatives of the Company or anyone on their behalf will not take part in that same portion of the meeting.

14.	Everything stated in this supplement is subject to the Deed of Trust.

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Third Addendum

Urgent Representation for the Holders of Bonds

1.	Regarding the Bonds (Series B), insofar as an urgent representation of the Bondholders of the Bonds (Series B) as set forth below, the Company undertakes that the urgent representation shall be appointed to act in accordance with the relevant provisions of Appendix 5.2.4.4 to Chapter 4 in Part 2 (Management of Investment Assets and Provision of Credit ) In Section 5 (Principles of Business Conduct) in the Consolidated Circular[14], And the Company undertakes to act in full cooperation with the urgent representative and the trustee, to the extent necessary for carrying out the tests required by them and formulating the decision of the urgent representatives, and to transmit to the urgent representative office all the data and documents in the Company’s possession that will be required of it for the Company and which were requested in writing.

2.	Appointment; Tenure

2.1	The Trustee may, or at the request of the Company in writing – will be obligated, to appoint and convene the urgent representation from among the Holders of Bonds, as detailed below (the “Urgent Representation”).

2.2	For the Urgent Representation the Trustee will appoint three (3) Holders of Bonds, who to the best of the Trustee’s knowledge, are holders of a par value higher than all of the Holders of Bonds, and which will declare that they have fulfilled all of the conditions detailed below (the “Members of the Urgent Representation”). In a case where any of them cannot serve as a Member of the Urgent Representation, as stated, the Trustee will appoint the Holder of Bonds with the next highest par value holding, for which all of the conditions have been fulfilled, as detailed below.

14 http://ozar.mof.gov.il/hon/2001/law/Codex.asp

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And these are the conditions:

2.2.1	The Holder of Bonds does not have a conflict of interest due to the existence of any additional material interest that is conflicting a matter derived from the office of the Urgent Representation, and from his holding of Bonds. For the avoidance of doubt it shall be clarified that a Holder who is a connected party (as the term is defined in Section 3.2of the Deed of Trust, will be considered as having a conflict of interest as stated, and will not serve in the Urgent Representation;

2.2.2	During the course of that same calendar year, a bondholder does not serve on similar representations for other bonds whose aggregate amount exceeds the amount of the asset portfolio managed by him, which was determined as the maximum amount allowing the service on the Urgent Representation according to the Antitrust Commissioner’s orders in relation to establishment of an urgent representation;

2.3	If during his office in the Urgent Representation, one of the circumstances noted in Sections 2.2.1 and 2.2.2 above failed to be fulfilled, then the member’s office will expire and the Member of the Representation as stated will notify as such in writing to the Trustee and the Trustee will appoint another member in his place, from among the Holders of Bonds, as stated in Section 2.2 above.

2.4	Prior to the appointment of the Members of the Urgent Representation, the Trustee will receive, from the candidates for serving as Members of the Urgent Representation, a declaration regarding the existence of lack of conflicts of interest, as stated in Section 2.2.1 above, and regarding serving in additional representations, as stated in Section 2.2.2 above. Similarly, the Trustee is entitled to require such a declaration from the members of the Urgent Representation at any time during the course of the Urgent Representation’s service. A holder who does not provide said declaration will be considered as having a conflict of interests or preclusion from service based on the Antitrust Commissioner’s orders as aforesaid, as applicable. In relation to a declaration regarding a conflict of interest, the Trustee will check for the existence of conflicting interests and to the extent required, will decide whether the conflicts of interest disqualified that same holder from service on the Representation. It should be clarified that the Trustee will rely on the said declarations and will not conduct an additional personal test or investigation. The Trustee’s determinations in these matters shall be final.

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2.5	The term of office of the Urgent Representation will end on the date where the Company will publish the decisions of the Urgent Representation in connection with providing an extension to the Company for the purpose of fulfilling the conditions of the Deed of Trust, as detailed in Section 8 of the Deed of Trust, but in any event shall not exceed three months from the appointment date.

3.	Authority

3.1	The Urgent Representation shall have the authority to grant a one-time extension to the Company in connection with the dates for fulfilling any of the financial obligations set forth in the Deed of Trust in a manner that will not apply as the grounds for immediate repayment as in Sections 8.1.13 through 8.1.14 of the Deed of Trust, as applicable, for the entire extension term, as granted, for a term that is up to the publication date of the financial statements after the publication date of the financial statements, from which it arises that the company did not fulfill a financial obligation for two consecutive calendar quarters. It shall be clarified that the period of time up until the appointment of the Urgent Representation shall be taken into consideration in the framework of the aforesaid extension, and it will not constitute cause for granting any additional extension to the Company beyond the aforesaid. It shall be clarified that the Urgent Representation’s activities and the collaboration between its members shall be limited to discussion of the possibility of granting said extension and no other information which does not relate to the granting of said extension shall be shared between the members of the Representation.

3.2	If an Urgent Representation is not appointed as aforesaid, or if the Urgent Representation decided not to grant the Company and extension as stated in section 3.1 above, the Trustee will be required to call a meeting of the bondholders in accordance with the provisions of section 8.2 of the Deed.

The above shall not derogate from the authority of the Trustee to convene an assembly of Holders of Bonds, including in relation to that matter for which the Urgent Representation was convened. If the decision of the assembly of Holders of Bonds was made for that matter, the decision of the assembly shall prevail over the decision of the Urgent Representation, including vis-à-vis the Company.

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4.	The Company’s Obligations in Connection with the Urgent Representation

4.1	The Company undertakes to provide the Trustee all information in its possession or which it is able to secure in connection with the identity of the bondholders and the scope of their holdings. Similarly, the Trustee will act to secure said information in accordance with the authorities granted him according to law.

4.2	In addition, the Company undertakes to fully cooperate with the Urgent Representation and the Trustee, inasmuch as required for the purpose of executing the required checks by them and formulating the Urgent Representation’s decision, and to provide the Urgent Representation all of the data and documents in its possession or which it is able to secure which are required by it regarding the Company subject to the limitations of law. Without derogating from the generality of the aforesaid, the Company shall provide Urgent Representation with the relevant information for the purpose of formulating the decision, which to the best of the Company’s knowledge shall not include any misleading detail and shall not be lacking.

4.3	The Company shall bear the Urgent Representation’s expenses, including the cost of employing advisors and experts by the Urgent Representation or on its behalf and in this regards, the provisions of section 26 of the Deed will apply, mutatis mutandis.26

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5.	Liability

5.1	The Urgent Representation shall act and decide on the matters that were placed before it as aforesaid and its absolute discretion and shall not be liable, it or any of its members, officers therein, their employees or advisors, and the Company and the bondholders hereby grant them a waiver in relation to any claims, demands and lawsuits against them in respect of the fact that they utilized or abstain from utilizing powers, authorities or the discretion granted them according to the Deed of Trust and according to this supplement and in connection there with or from any other action which they took their under, unless they did so maliciously and/or in bad faith.

5.2	The indemnification provision stipulated in section 26of the Date of Trust shall apply to the members of the Urgent Representation and anyone acting on their behalf, as if they were the Trustee.

5.3	The Company shall publish an immediate report immediately upon the appointment of said Urgent Representation, regarding the appointment of the Person Representation, the identity of its members, and their powers.

5.4	The Company will publish an additional immediate report about the Urgent Representation’s decision. Upon the completion of the Urgent Representation’s service, the Company will publish all of the information which was provided by the Company for the Urgent Representation’s examination provided that there is nothing precluding its publication, by law.

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Appendix 23

Of the Deed of Trust dated ___ 2018

Trustee Salary

The Company will pay the Trustee wages for his services, in accordance with this Deed of Trust, as detailed below:

1.	A salary of NIS 500 per hour will be paid for the actions performed by the Trustee in connection with the formulation of the documents connected to the trusteeship and other actions related to the issuance. However, in any event an amount above NIS 72,000 will not be paid for these actions. (This amount does not include the fees of an American lawyer who will represent the Trustee in the process of providing the collateral and releasing the proceeds of the issue, which will be paid by the Company separately). In the event that the prospectus will not be published as a result of termination or rejection (or for any reason) the said amount above will be limited to NIS 15,000.

2.	For the entire trust year (or part thereof), commencing on the issuance date of the Bonds, the Trustee will be paid annual wages in the sum of NIS 28,000 (the “Annual Wages”).

3.	Additionally, the Trustee will be entitled to a return on reasonable expenses from the Company, as defined below: “Reasonable Expenses” – sums paid by the Trustee in the framework of fulfilling his position and/or pursuant to the authorities granted thereto according to this Deed, including: expenses and costs for the initiation and convening of an assembly of holders of Bonds and expenses for the notices, transportation and advertisement publications connected to the convening of the assembly, and as required by any law.

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4.	Without derogating from the generality of the above, the Trustee will be entitled to wage payments from the Company in the sum of NIS 500 for each working hour required therefor for the special operations to be performed in the framework of his position as Trustee (all – pursuant to the provisions of the Deed of Trust), including:

4.1	The operations derived from a breach or suspicion of a breach to the Deed by the Company;

4.2	Operations in connection with placing Bonds for immediate repayment and/or operations in connection with the decision of the assembly of holders of Bonds to place the Bonds for immediate repayment;

4.3	Special operations that were required or will have a need to be performed, for the purpose of fulfilling his position according to this Deed in connection with the rights of the holders of Bonds and to defend them, including due to the non-compliance of the Company with its undertakings according to this Deed, including the convening of assemblies of holders of Bonds as stated in this Deed and including due to the participation in the assemblies of holders of Bonds;

4.4	Special works (including, without limitation, works required because of changes in the Company’s structure or work because of the Company’s demand) or in respect of the need to take additional actions for the purpose of fulfilling his role as a reasonable Trustee, because of changes in laws (including regulations which shall be enacted following amendments 50 and 51 of the Securities Law) and/or regulations and/or other binding instructions which shall apply in connection with the Trustee’s activities and his responsibility according to this Deed of Trust;

4.5	Actions in connection with the registration, amending registration or voiding of registration of guarantees and the registry (including abroad), similarly, review, supervision, control, enforcement, and so forth of obligations (such as: restrictions on the Company’s freedom of operation, pledging of assets, and so forth), which the Company undertook or will undertake or which will be undertaken by anyone on its behalf or for its in connection with the guaranteeing of other undertakings by the Company or anyone acting on its behalf (such as: making payments according to the terms of the bonds) towards bondholders.

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4.6	In the event where the Company will be meant to pay the Trustee a payment for his wage expenses and/or payment for reasonable expenses paid thereby and/or for special operations to be performed by him or which were performed by him in the framework of fulfilling his position and/or on behalf of the authorities granted thereto according to the Deed of Trust, if any of the above is applicable, and the Company failed to do so, the Trustee may pay the full amount of these sums from the receipts that were accrued thereby in accordance with the Deed of Trust, provided that he notified the Company of his intention to do so in advance and in writing.

4.7	It shall be clarified that in the event that due to a future change to the laws and/or regulations and/or other binding provisions applying to the Trustee’s actions additional expenses will be exclusively borne by the Trustee, required thereof for the fulfillment of his position as a reasonable Trustee, the Company will indemnify the Trustee for the reasonable expenses including his reasonable wages.

4.8	VAT, if applicable, will be added to each of the said sums, as applicable, and will be paid by the Company.

4.9	All of the abovementioned sums will be linked to the index for __ 2018, however, in any event, a sum that is lower than the sum denominated in this Deed will not be paid.

4.10	The Trustee’s wages will be paid in respect of the period up until the end of the Trust included in this Deed even if a receiver is appointed for the Company (or a receiver and a manager), or whether the trust according to this Deed will be managed under the supervision of the court, or not.

4.11	The aforesaid yearly wage will be paid at the end of every trust year.

4.12	Subject to the provisions of the Deed of Trust, all of the amounts described in this supplement will have preference over monies due to the bondholders.

4.13	To the extent that the Trustee’s service as described in this Deed of Trust shall come to an end, the Trustee will not be entitled to payment of his wages as of the date of the commencement of service of the replacement trustee. To the extent that the Trustee’s service ended during the course of the trust year, wages paid in respect of months in which the Trustee did not serve as trustee for the bonds shall be refunded, as of the appointment of the replacement trustee. This session will not apply regarding the initial trust year.

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5.	The appointment of a trustee to replace the trustee whose office ended according to Section 35b(a1) or 35(14)(d) of the Securities Law, the Holders of Bonds of Series B will bear the difference in the salary of the appointed trustee, as stated, than that which was paid to the Trustee who was replaced, if the difference as stated is unreasonable, and the provisions of the relevant laws will apply at the time of the replacement as stated. The obligation of the Holders for the difference as stated will be performed by offsetting the relative part of the difference from any payment that the Company will make to the Holders of Bonds in accordance with the terms of the Deed of Trust and the transfer thereof will be directly from the Company to the Trustee.

6.	If according to any law there will be an obligation to deposit a guarantee applying to the Company to ensure the Company’s obligation for the special expenses of the Trustee, the Company will act in accordance with the provisions as stated.

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